UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1100 CAMPUS ROAD

PRINCETON, NEW JERSEY, 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2021

To the Stockholders of Integra LifeSciences Holdings Corporation:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Meeting”) of Integra LifeSciences Holdings Corporation (the “Company”) will be held as, and for the purposes, set forth below:

TIME	9:00 a.m. local time on Friday, May 14, 2021

PLACE	As part of our precautions regarding the COVID-19 pandemic, to assist in protecting the safety and well-being of our stockholders and employees, this year’s Meeting will be held virtually via the Internet. Stockholders will be able to listen, vote and submit questions regardless of their location via the Internet at www.virtualshareholdermeeting.com/IART2021 by using the 16-digit control number included on your notice regarding the availability of proxy materials, proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. The Meeting will be held for the purposes stated below, all as more fully described in the accompanying Proxy Statement.

ITEMS OF BUSINESS	1. To elect nine directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2021.

3. To approve the Fifth Amended and Restated 2003 Equity Incentive Plan.

4. To vote on a non-binding resolution to approve the compensation of our named executive officers.

5. To act upon any other matters properly coming before the Meeting or any adjournment or postponement thereof.

RECORD DATE	Holders of record of the Company’s common stock at the close of business on March 30, 2021 are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of the stockholders of record will be available for inspection by stockholders on the virtual meeting website during the meeting and will also be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting during ordinary business hours by contacting Investor Relations by email at ir@integralife.com or by phone at 609-275-0500.

ANNUAL REPORT	The 2020 Annual Report of Integra LifeSciences Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT	Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to review the proxy materials and vote as soon as possible. You may vote by proxy over the Internet at www.proxyvote.com by using the instructions provided in the notice or proxy card. Alternatively, as you have received your proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Voting over the Internet or by written proxy will ensure your representation at the annual meeting regardless of whether you attend virtually. Instructions regarding the two methods of voting are contained in the notice or proxy card. If you attend the meeting, you may vote during the meeting via the Internet even if you have previously returned your proxy card or voting instruction card or voted by the Internet.

By order of the Board of Directors,

/s/ ERIC Ian SCHWARTZ

Eric Ian Schwartz
Executive Vice President, Chief Legal Officer and Secretary

Princeton, New Jersey

April 9, 2021

If you do not vote your shares on the Election of Directors, your brokerage firm may not vote them for you; your shares will remain unvoted.

Therefore, it is very important that you vote your shares for all proposals, including the Election of Directors (Proposal 1), the approval of the Fifth Amended and Restated 2003 Equity Incentive Plan (Proposal 3), and the non-binding resolution to approve the compensation of our named executive officers (Proposal 4), each of which are viewed as “non-routine” matters for which brokerage firms may not vote for you without your instructions.

i

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

1100 CAMPUS ROAD

PRINCETON, NEW JERSEY 08540

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2021. The proxy statement and annual report to security holders are available on our internet site at

http://investor.integralife.com/financials.cfm

PURPOSE OF MEETING

We are providing this Proxy Statement to holders of our common stock in connection with the solicitation by the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) of proxies to be voted at the Company’s 2021 Annual Meeting of Stockholders (the “Meeting”) and at any adjournments or postponements thereof. The Meeting will begin at 9:00 a.m. local time on Friday, May 14, 2021 and will be held virtually via the Internet at www.virtualshareholdermeeting.com/IART2021. We are first mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the form of proxy to stockholders of the Company on or about April 9, 2021.

At the Meeting, we will ask the stockholders of the Company to consider and vote upon:

(i) the election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (see “Proposal 1. Election of Directors”);

(ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2021 (see “Proposal 2. Ratification of Independent Registered Public Accounting Firm”);

(iii) the approval of the Fifth Amended and Restated 2003 Equity Incentive Plan (see “Proposal 3. Approval of Fifth Amended and Restated 2003 Equity Incentive Plan); and

(iv) a non-binding resolution to approve the compensation of our named executive officers (see “Proposal 4. Advisory Vote on Named Executive Officer Compensation”).

We know of no other matters that will be presented for consideration at the Meeting. If any other matters are properly presented at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in accordance with their best judgment.

RECORD DATE

As of March 30, 2021, the record date for the Meeting, 84,507,891 shares of our common stock were outstanding. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

GENERAL INFORMATION REGARDING VOTING AND REVOCABILITY OF PROXIES

Each share of our common stock entitles the holder of record thereof to one vote. Each stockholder may vote virtually or by proxy on all matters that properly come before the Meeting and any adjournment or postponement thereof. The presence, virtually or by proxy, of stockholders entitled to vote a majority of the shares of common stock outstanding on the record date will constitute a quorum for purposes of voting at the Meeting. Shares abstaining from voting and shares present but not voting, including broker non-votes, are counted as “present” for purposes of determining the existence of a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by the Company, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares. Brokers and other nominees have discretionary voting power to vote generally only on routine proposals. At our Meeting, the only proposal over which brokers will have discretionary authority to vote without having received specific voting instructions from the beneficial owner of the shares is the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2021 fiscal year (“Proposal 2”). In all other instances, brokers and other shareowners of record who serve as nominees for a beneficial owner may not vote on a proposal without having voting instructions from the beneficial owner.

If we fail to obtain a quorum for the Meeting or a sufficient number of votes to approve a proposal, we may adjourn the Meeting for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as they would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn). Proxies voting against a proposal set forth herein will not be used to adjourn the Meeting to obtain additional proxies or votes with respect to such proposal.

The Board of Directors is soliciting the enclosed proxy for use in connection with the Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with any instructions indicated on such proxies. For Proposals 1, 2, 3, and 4 you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

HOW TO VOTE IN ADVANCE OR AT THE VIRTUAL MEETING

You may vote by proxy in any of the following ways:

•	By Internet: If you have internet access you may submit your proxy by following the voting instructions on the proxy card. If you vote by Internet, you should not return your proxy card.

•

By Mail: You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the Internet, you may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time, on May 13, 2021. You may also vote during the Meeting via the internet at www.virtualshareholdermeeting.com/IART2021. You also will be able to submit questions in writing during the Meeting.

You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company at or before the Meeting or (c) attending the virtual Meeting and voting via the link provided above (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered in a timely manner prior to the Meeting to: Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary. Beneficial owners of our common stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy, and may not revoke their proxy by one of the methods set forth above.

We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. In addition, the Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and will pay such firm a fee of $9,500 plus reasonable expenses. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of our common stock.

HOW TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING

Stockholders of record as of the close of business on March 30, 2021, the record date, are entitled to participate in and vote at the Meeting. To participate in the Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the Meeting, you must go to the Meeting website at www.virtualshareholdermeeting.com/IART2021, enter the control number found on your proxy card, and follow the instructions on the website. The Meeting webcast will begin promptly at 9:00 a.m. EDT. Online check-in will begin approximately 15 minutes prior, and we encourage you to allow ample time for check-in. If you experience technical difficulties during the check-in process, or at any time during the Meeting, please call the technical support number which will be available at the website above the day of the Meeting.

Integra will endeavor to respond to as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. Rules for the conduct of the Meeting will be available on the Meeting website. A replay of the Meeting will be made publicly available beginning 24 hours after the Meeting at www.virtualshareholdermeeting.com/IART2021 and until the definitive proxy statement for our 2022 annual meeting of Stockholders is filed with the United States Securities and Exchange Commission (“SEC”).

CRITERIA FOR BOARD MEMBERSHIP AND DIRECTOR QUALIFICATIONS

When considering a candidate for nomination as a director, the Board of Directors and the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the candidate’s personal and professional integrity, ethics and values, experience in corporate management and a general understanding of sales, marketing, finance, operations, compliance and other elements relevant to the success of a publicly traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, experience as a board member of another publicly held company, academic expertise in an area of the Company’s business, and practical and mature business judgment, including the ability to make independent analytical inquiries. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders that it does to new nominees. In addition, for candidates who are currently serving as directors, the Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Further, the Board reviews the overall business acumen and experience of each director and considers how that individual could work together with the rest of the Board in serving the Company and its stockholders. Each of our Board members has particular attributes, skills and experiences that contribute to a well-rounded Board. We describe below the particular experiences, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a member of our Board.

As indicated in “Information Concerning Meetings, Executive Sessions and Director Independence — Nominating and Corporate Governance Committee,” on pages 9-11, a key objective for the Board in composing its membership is to assemble a group of directors that can support the business in achieving its goals and represent stockholder interests through the exercise of sound business judgment, leveraging a diversity of experiences and backgrounds. Both the Nominating and Corporate Governance Committee and the Board consider a broad range of diversity characteristics for this purpose. The Board of Directors and the Nominating and Corporate Governance Committee evaluate each individual candidate for nomination as a director in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound business judgment and drawing on the diversity of its members. The Board of Directors and the Nominating and Corporate Governance Committee consider diversity characteristics broadly, including in terms of viewpoints, backgrounds, experience, skill sets, education and personal attributes including gender and race. In addition, the Board of Directors and the Nominating and Corporate Governance Committee believe that the Company and its stockholders benefit from a Board of Directors that combines the fresh perspectives brought by newer directors with the extensive industry and company-specific knowledge of longer-tenured directors, and consider director tenure when making director nomination decisions.

PROPOSAL 1. ELECTION OF DIRECTORS

Based on the qualifications described above, the Board of Directors has nominated the following nine persons for election as directors who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: Peter J. Arduini, Rhonda Germany Ballintyn, Keith Bradley, Ph.D., Shaundra D. Clay, Stuart M. Essig, Ph.D., Barbara B. Hill, Donald E. Morel, Jr., Ph.D., Raymond G. Murphy, and Christian S. Schade, each of whom currently serve as directors of the Company.

Director Nominee Highlights: Our Board strives to maintain a highly independent, balanced, and diverse set of directors that collectively possess the expertise to ensure effective oversight of management.

100% of the membership of our Audit, Nominating and Corporate Governance, Compensation, and Finance committees, are independent.

Five directors have tenure < 10 years

77% of our directors serve on ≤ 1 other public company board

Diverse Range of Qualifications and Skills Represented by Our Directors

Healthcare Industry Experience	International Experience	Regulatory and Compliance

Manufacturing and Sales of Medical Technology/Devices	Senior Leadership & Corporate Management	Pharmaceutical Experience

Operations Management	Finance/Financial Industry & Reporting	Risk Oversight

Risk Management / Oversight	Corporate Governance	Benefits & Compensation

Regulatory and Compliance

If any nominee should become unable to serve as director, an event not now anticipated, the shares of common stock represented by proxies would be voted for the election of such substitute as the Board of Directors may nominate. Set forth below is select information about the persons nominated as directors of the Company as well as certain key factors the Board of Directors and the Nominating and Corporate Governance Committee considered when deciding to nominate each of the nominees. The fact that a particular experience, qualification, attribute or skill for a director nominee is not listed below does not mean that the nominee does not possess that experience, qualification, attribute or skill. See “Principal Stockholders” for information regarding the security holdings of our director nominees.

        PETER J. ARDUINI is Integra’s President and Chief Executive Officer and a director. He joined Integra in November 2010 as President and Chief Operating Officer and was appointed Chief Executive Officer and a director in January 2012. Before joining Integra, Mr. Arduini was corporate vice president and president of Medication Delivery, Baxter Healthcare, from 2005 to 2010. Mr. Arduini was responsible for a $4.8 billion global division of Baxter focused on inpatient pharmaceuticals and devices. Prior to that, he worked for 15 years in a variety of management roles for domestic and global business for General Electric Healthcare, culminating in leading the global functional imaging business. Mr. Arduini currently serves on the board of directors of Bristol-Myers Squibb Company, where he is a member of the audit committee and the compensation and management development committee. He serves on the board of directors of ADVAMED, the Advanced Medical Technology Association, the Medical Device Innovation Consortium, and the National Italian American Foundation. He also serves on the board of trustees of Susquehanna University. Mr. Arduini received his bachelor’s degree in marketing from Susquehanna University and a master’s in management from Northwestern University’s Kellogg School of Management. Mr. Arduini is 56 years old.

Primary Qualifications: Mr. Arduini has over 30 years of experience in the healthcare industry. His qualifications include extensive leadership, international, business and operational experience, particularly with respect to manufacturing and sales of medical technology and devices. In addition, his experience serving on the board of industry leaders, such as ADVAMED and Bristol Myers Squibb, positions him well to continue to lead the Company.

        RHONDA GERMANY BALLINTYN has been a director of the Company since January 2019. Ms. Germany Ballintyn formerly served as corporate vice president, chief strategy and marketing officer for Honeywell International, Inc. Prior to that, she served as vice president, partner, board member and member of the board’s personnel committee for Booz Allen Hamilton. In addition, she held various management roles with Union Carbide and Chem Systems Inc. Ms. Germany Ballintyn serves on the board of directors of Univar, Inc. where she is a member of the audit committee and chairs the nominating and corporate governance committee. She also serves on the board of directors for Aegion Corporation, a gas and water pipeline company, where she serves on the nominating and corporate governance committee and the compensation committee, Hypertherm, Inc., a private manufacturer of industrial cutting solutions, and Zapata Computing, a quantum computing venture-backed start-up. She earned a Bachelor’s degree in chemical engineering from the University of Michigan and an MBA in finance from the University of Connecticut. Ms. Germany Ballintyn is 64 years old.

Primary Qualifications: Ms. Germany Ballintyn has extensive experience with international operations as a senior officer of a major U.S. company. Her qualifications include international business, experience in corporate management, corporate governance, and risk assessment. She also has experience serving as a board member for other publicly-traded companies.

        KEITH BRADLEY, PH.D., has been a director of the Company since 1992. Between 1996 and 2003, he was a director of Highway Insurance plc, an insurance company listed on the London Stock Exchange, and has been a consultant to a number of business, government and international organizations. Dr. Bradley was formerly a visiting professor at the Harvard Business School, Wharton and UCLA, a visiting fellow at Harvard’s Center for Business and Government and a professor of international management and management strategy at the Open University and Cass Business School, U.K. Dr. Bradley has taught at the London School of Economics and was the director of the School’s Business Performance Group for more than six years. He received B.A., M.A. and Ph.D. degrees from British universities. Dr. Bradley was formerly an adviser to RPH Capital, Canada and a board member of Sensor-Kinesis Corp from 2016 through 2018. He currently serves on the board of directors of SeaSpine Holdings Corporation, at which, until 2019, he was the chair of the compensation committee. In addition, he previously served as a director and chair of North Star Capital Management Limited and GRS Financial Solutions Limited. Dr. Bradley is 76 years old.

Primary Qualifications: Dr. Bradley has served on the boards of publicly-traded companies for over 30 years. He currently serves on the board of SeaSpine Holdings Corporation, a publicly-traded company. Dr. Bradley’s qualifications include international experience, extensive business experience, and financial literacy.

        SHAUNDRA CLAY, was appointed as a director of the Company, effective April 1, 2021. Ms. Clay is currently the global vice president of finance at Beam Suntory, Inc. a global premium spirits company, where she is responsible for enterprise-wide financial planning and analysis and leads the integration of the short-, mid-, and long-term planning processes to optimize resource deployment. Prior to Beam Suntory, Ms. Clay was a managing director in the commercial banking group at JP Morgan Chase. Ms. Clay also spent 13 years in leadership roles within the healthcare industry in the United States and internationally. She served as chief financial officer for Australia, Canada, and Europe at Eli Lilly and Company and spent several years at Medtronic in a variety of leadership roles in the U.S. and abroad, including as chief financial officer for the cardiac & vascular group for Western Europe and

Canada. Ms. Clay began her career in accounting and financial analytics at Allstate Insurance Corporation. Ms. Clay currently serves on the board of directors for the Executive Leadership Council and Senior Services of North Fulton (Georgia) as well as the board of trustees of the Rosalind Franklin University of Medicine & Science. She earned a Bachelor’s degree in accounting from Clark Atlanta University and her M.B.A. from the University of Illinois at Chicago. Ms. Clay is an alumna of the Wharton School of the University of Pennsylvania, where she completed the Advanced Management Program. Ms. Clay is 50 years old.

Primary Qualifications: Ms. Clay has extensive experience in finance, the healthcare industry, and international business, having served in senior leadership roles abroad. Her qualifications include finance, healthcare, global business management, risk assessment expertise and as a corporate executive.

        STUART M. ESSIG, PH.D., is Integra’s Chairman of the Board of Directors. He has been our Chairman since January 2012 and a director since he joined Integra in 1997. He served as our Chief Executive Officer from 1997 through 2012 and our President from 1997 until 2010. Prior to joining the Company, he acted as the managing director in mergers and acquisitions for the medical technology practice at Goldman, Sachs & Co. He currently serves as managing director of Prettybrook Partners LLC. Dr. Essig serves on the board of directors of IDEXX Laboratories, SeaSpine Holdings Corporation, Availity LLC, and Breg, Inc. He previously served on the board of directors of St. Jude Medical Corporation, Owens & Minor Inc., Zimmer Holdings, Inc., and Vital Signs. Dr. Essig has also served on the executive committee, nominating and governance committee and as treasurer of ADVAMED. He is a founding investor member of Tigerlabs, a Princeton-based business accelerator. He is a Venture Partner at Wellington Partners Advisory AG and serves as a senior advisor to TowerBrook Capital Partners and Water Street Healthcare Partners. Inc. He is also involved in several non-profit charitable organizations and has, from time to time, served on the boards of such organizations. Dr. Essig also serves on the Leadership Council, School of Engineering and Applied Sciences, Princeton University. Dr. Essig received an A.B. degree, and graduated with magna cum laude honors, from the Princeton School of Public and International Affairs at Princeton University and an M.B.A. and Ph.D. in Financial Economics from the University of Chicago, Graduate School of Business. Dr. Essig is 59 years old.

Primary Qualifications: Dr. Essig has served on the boards of publicly-traded companies for over 30 years and has extensive knowledge of the health care industry. His qualifications include broad experience in the medical device and pharmaceutical industry, executive management and oversight, international business, manufacturing, and accounting and financial experience.

        BARBARA B. HILL has been a director of the Company since May 2013. Ms. Hill is currently an operating partner of NexPhase Capital, a private equity firm (formerly Moelis Capital Partners), where she focuses on healthcare related investments and has provided strategic operating support for its healthcare portfolio companies since 2011. From March 2006 to September 2010, Ms. Hill served as chief executive officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, Ms. Hill served as president and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna and the Johns Hopkins Health System. She was active with the boards and committees of the Association of Health Insurance Plans and other health insurance industry groups. Ms. Hill currently serves as a board member of Omega Healthcare Investors, Inc. and previously as a board member for Owens & Minor Inc., Revera Inc., and St. Jude Medical Corporation. Ms. Hill received B.A and M.S. degrees from the Johns Hopkins University. Ms. Hill is 68 years old.

Primary Qualifications: Ms. Hill has extensive experience in the healthcare industry in addition to experience serving on the boards of other publicly-traded companies. Her qualifications include management experience, strategic and operational experience in the managed healthcare and pharmaceutical industries, as well as compliance and manufacturing experience.

        DONALD E. MOREL, JR., PH.D., has been a director of the Company since August 2013. Dr. Morel retired as chairman of West Pharmaceutical Services, Inc., a manufacturer of components and systems for the packaging and delivery of injectable drugs as well as delivery system components for the pharmaceutical, healthcare and consumer products industries, in June 2015, after serving the company since March 2003. He also served as West’s chief executive officer and also president. Dr. Morel previously served on the board of directors of Kensey Nash Corporation, a medical device product development and manufacturing company. He currently serves on the board of directors of Catalent, Inc, the Stevanato Group SPA, American Oncologic Hospital of the Fox Chase Cancer Center, and as chairman of the board of trustees of The Franklin Institute and a trustee emeritus of Lafayette College and a trustee of the University of Virginia Darden School Foundation. Dr. Morel received a B.S. in Engineering from Lafayette College and an M.S. and Ph.D. in Materials Science from Cornell University. Dr. Morel is 63 years old.

Primary Qualifications: Dr. Morel was the chief executive officer of West Pharmaceutical Services, Inc. and has over 20 years of experience in developing and managing programs involved in biomedical and pharmaceutical applications. Dr. Morel has considerable experience identifying and implementing strategic priorities. His qualifications include extensive manufacturing, compliance, leadership and management experience.

        RAYMOND G. MURPHY has been a director of the Company since April 2009. Mr. Murphy has held several executive level roles with publicly-traded companies including Time Warner Inc., serving as Senior Vice President & Treasurer of Time Warner, Inc., responsible for all U.S. and international corporate finance, project (real estate and film) finance, cash management, foreign exchange and interest rate risk management, public debt and equity financing, real estate financing, securitization financing, banking relationships and financings, and relationships with rating agencies, as well as corporate wide real estate activities and the property/casualty risk management program. He held the position of senior vice president & treasurer of America Online, Inc. and senior vice president, finance & treasurer of Marriott International, Inc. Prior to Marriott, he held executive positions at Manor Care, Inc., Ryder System Inc. and W R Grace & Company. He previously served as the head of the finance committee, the executive committee, and the board of The Advertising Council, Inc. He received a B.S. from Villanova University and an M.B.A. from Columbia University Graduate School of Business. Mr. Murphy is 73 years old.

Primary Qualifications: Mr. Murphy has extensive senior executive and leadership experience having held such positions at other public companies, including Time Warner Inc., America Online, Inc. and Marriott International, Inc. His qualifications include financial, accounting, treasury, business development and risk management, real estate expertise, public company experience, leadership skills and outside board experience. Mr. Murphy also participates on the board of various not for profit organizations.

        CHRISTIAN S. SCHADE has been a director of the Company since 2006. He currently serves as the president and chief executive officer of Aprea Therapeutics Inc., a publicly-traded company developing novel anticancer therapies targeting the tumor suppressor protein p53, a position he has held since April 2016. Prior to that, Mr. Schade was the chief executive officer of Novira Therapeutics, Inc., an antiviral drug discovery company until it was acquired by Johnson & Johnson. He also served as executive vice president and chief financial officer of Omthera Pharmaceuticals, Inc., an emerging specialty pharmaceuticals company until it was purchased by AstraZeneca Plc. He previously held executive level positions with other publicly-traded companies such as NRG Energy, serving as executive vice president and chief financial officer and Medarex Inc, as senior vice president administration and chief financial officer. He also held various corporate finance and capital markets positions in New York and London for both Merrill Lynch and JP Morgan Chase & Co. Mr. Schade currently serves on the board of directors of Sapience Therapeutics, a privately held company. Mr. Schade received an A.B. degree from Princeton University, and received an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Schade is 60 years old.

Primary Qualifications: Mr. Schade is the president and chief executive officer of Aprea Therapeutics Inc., a publicly-traded biopharmaceutical company. He has also held several senior leadership positions at both private and public companies. His qualifications include corporate management, finance, manufacturing, accounting, human resources, business development, risk management skills and international experience, and significant knowledge and experience in the life sciences industry.

Required Vote for Approval and Recommendation of the Board of Directors

Directors are to be elected by the majority of the votes cast with respect to that director in uncontested elections. Thus, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Under our Bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee then will make a recommendation to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” the election of each nominee for director.

INFORMATION CONCERNING MEETINGS, EXECUTIVE SESSIONS AND DIRECTOR INDEPENDENCE

The Board of Directors held five regularly scheduled and six special meetings during 2020. The Company’s independent directors meet at least twice a year in executive session without management present. The Board of Directors has determined that all of the Company’s directors, except for Mr. Arduini, are independent, as defined by the applicable NASDAQ Stock Market listing standards and the rules of the Securities and Exchange Commission.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

The Company has standing Audit, Nominating and Corporate Governance, Compensation and Finance Committees of its Board of Directors. Each committee operates pursuant to a written charter. Copies of these charters are available on our website at www.integralife.com through the “Investors” link under the heading “Corporate Governance.” During 2020, each incumbent director attended in person or by teleconference at least 75% of the total number of meetings of the Board of Directors and of each committee of the Board of Directors on which he or she served. The following chart and narrative set forth the composition of our committees of the Board of Directors, the chairs of each committee, the directors who served on them following the 2020 annual meeting, and the number of committee meetings held in 2020. Lloyd Howell, who resigned as a director effective February 26, 2021, served as a member of the Audit and Finance Committees in 2020

COMMITTEE COMPOSITION

	Audit	Nominating and Corporate Governance	Compensation	Finance

Peter J. Arduini

Stuart M. Essig, Ph.D.

Rhonda G. Ballintyn

Keith Bradley, Ph.D. *

Shaundra D. Clay **

Barbara B. Hill #*

Donald E. Morel, Jr., Ph.D.

Raymond G. Murphy

Christian S. Schade

Number of 2020 Meetings	6	5	7	3

= Chairman of the Board = Chair = Member = Independent Under NASDAQ Listing Standards #=Presiding Director

* Upon Mr. Howell’s resignation as a director, Keith Bradley was appointed as a member of the Audit and Finance Committees. Upon Dr. Bradley’s appointment, Ms. Hill replaced him on the Compensation Committee. These changes are reflected in the table above.

** Ms. Clay was appointed to the Board of Directors effective April 1, 2021.

Audit Committee. The members of the Audit Committee are Mr. Murphy (chair), Dr. Bradley, and Mr. Schade. Mr. Howell served on this Committee until his resignation as a director, effective on February 26, 2021. He was replaced on the Committee by Dr. Bradley. The Committee met six times in 2020. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Board of Directors has determined that all the members of the Audit

Committee are independent within the meaning of the rules of the Securities and Exchange Commission and the applicable NASDAQ Stock Market listing standards. The Board of Directors also has determined that Mr. Murphy, Mr. Howell, Mr. Schade, and Dr. Bradley are “audit committee financial experts,” as defined under Item 407(d) of Regulation S-K, and that each of them is “financially sophisticated” in accordance with NASDAQ Stock Market listing standards.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Ms. Hill (chair), Dr. Bradley and Mr. Murphy. The Committee met five times in 2020. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in the identification of qualified candidates to become directors, consistent with the criteria approved by the Board, the selection of nominees for election as directors at the annual stockholders meeting, the selection of candidates to fill any vacancies on the Board of Directors, the development and recommendation to the Board of Directors of a set of corporate governance guidelines and principles applicable to the Company, the oversight of the evaluation of the Board of Directors and otherwise taking a leadership role in shaping the corporate governance of the Company. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent, as defined by the applicable NASDAQ Stock Market listing standards.

When considering a candidate for nomination as a director, the Nominating and Corporate Governance Committee may consider, among other things it deems appropriate, the qualifications described above under “Criteria for Board Membership and Director Qualifications.” The Nominating and Corporate Governance Committee will consider stockholder-nominated candidates for director, provided that the nominating stockholder identifies the candidate’s principal occupation or employment; the number of shares of the Company’s common stock that such candidate beneficially owns; a description of all arrangements or understandings between the nominating stockholder and such candidate and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; detailed biographical information about, and qualifications of, the candidate; information regarding any relationships between the candidate and the Company within the past three years; and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under our Bylaws.

A stockholder’s recommendation also must set forth the name and address, as they appear on the Company’s books, of the stockholder making such recommendation; the class and number of shares of the Company’s common stock that the stockholder beneficially owns and the date the stockholder acquired such shares; any material interest of the stockholder in such nomination; any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act or under our Bylaws, in its capacity as a proponent of a stockholder proposal; a statement from the recommending stockholder in support of the candidate; references for the candidate; and an indication of the candidate’s willingness to serve, if elected. Recommendations for candidates to the Board of Directors must be submitted in writing to Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary.

Compensation Committee. The members of the Compensation Committee are Dr. Morel (chair), Ms. Germany Ballintyn and Ms. Hill. Dr. Bradley served on this Committee until his transition to the Audit and Finance Committees on February 26, 2021. He was replaced on the Committee by Ms. Hill. The Committee met seven times in 2020. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company applicable to senior executives and to produce an annual report on executive compensation for inclusion in the Company’s proxy materials, in accordance with applicable rules and regulations. The Compensation Committee makes decisions concerning salaries and incentive compensation, including the issuance of equity awards, for executive officers of the Company. The Compensation Committee also administers the Company’s 2003 Equity Incentive Plan, the Company’s Deferred Compensation Plan and the Company’s Employee Stock Purchase Plan (collectively, the “Approved Plans”). Each member of the Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange

Act. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

The Compensation Committee may delegate any or all of its responsibilities to the extent consistent with the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines and applicable laws and rules of markets in which the Company’s securities then trade.

The Compensation Committee has delegated authority for making equity awards to non-executive officer employees under the Approved Plans to a Special Award Committee, consisting of the Chief Executive Officer, provided, however, that this delegation is limited to grants whose cumulative value in any twelve-month period does not exceed $400,000 for any individual recipient. On an annual basis, the Compensation Committee establishes the maximum aggregate value of the awards the Special Award Committee may make. The Compensation Committee authorized the Special Award Committee to grant awards with a maximum aggregate value of $22,000,000 during the one-year period beginning May 13, 2020.

The Company’s Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of the other executive officers. As discussed below in “Executive Compensation — Compensation Discussion and Analysis — Role of the Compensation Committee,” the Compensation Committee approves the compensation of these officers, taking into consideration the recommendations of the Chief Executive Officer.

The Compensation Committee has established a process for considering the independence of compensation consultants, outside counsel and other advisers (other than in-house legal counsel) who serve as compensation advisers before the Compensation Committee selects or receives advice from such compensation advisers. Currently, no conflict of interest issues have been raised regarding such compensation advisers.

During 2021, the Compensation Committee of the Board of Directors has engaged Willis Towers Watson to provide consulting services relating to (i) the Compensation Discussion and Analysis and Say on Pay Proposal, (ii) shareholder advisory matters, (iii) the Fifth Amended & Restated 2003 Equity Incentive Plan, and (iv) compensation arrangements for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other executive officers for their performance during the 2020 calendar year. During 2020, the Compensation Committee of the Board of Directors engaged Willis Towers Watson to provide consulting services relating to (i) the Compensation Discussion and Analysis and Say on Pay Proposal, (ii) shareholder advisory matters, (iii) compensation arrangements for the Chief Executive Officer, Chief Financial Officer and other executive officers for their performance during the 2019 calendar year; and (iv) corporate risk and brokering services and additional rewards consulting services.

Finance Committee. The members of the Finance Committee are Mr. Schade (chair), Dr. Bradley and Mr. Murphy. Mr. Howell served on this Committee until his resignation as a director, effective on February 26, 2021. He was replaced on the Committee by Dr. Bradley. The Committee met three times in 2020. The purpose of the Finance Committee is to advise management on matters related to financing strategy, as well as the Company’s capital structure and capital allocation initiatives. The Board of Directors has determined that each of the members of the Finance Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

BOARD EVALUATIONS AND SUCCESSION PLANNING

The Board of Directors performs a rigorous evaluation annually. Each Director evaluates each other and all of the Committees as well as the Board as a whole. The evaluation process is primarily managed by the Corporate Secretary’s office with oversight from the Nominating and Corporate Governance Committee. As part of the evaluation, the Directors assess individual skill sets, board leadership, and the effectiveness of each Committee. The results of the evaluation are then provided to, and reviewed by, each Director. Afterwards, the Directors and management collaborate towards making improvements based on the feedback disclosed. The Company believes this overall process leads to purposeful results. In addition to the evaluations, each Committee also reviews its charter annually. In evaluating candidates for Board membership, the Board and the Nominating and Corporate Governance Committee consider many factors based on the specific needs of the business and what is in the best interests of the Company’s stockholders. These factors include diversity of professional experience, race, ethnicity, gender, age and cultural background. In addition, the Board and the Nominating and Corporate Governance Committee focus on how the experiences and skill sets of each Director nominee complement those of fellow Director nominees to create a balanced Board with diverse viewpoints and deep expertise.

Our Board of Directors is committed to ensuring that it serves the best interests of its stockholders and positions the Company for future success. Accordingly, the Board of Directors, as it deems necessary, may have conversations with individual Directors in connection with evaluations, the board refreshment process, and the consideration of the annual slate of Director nominees. The Company expects to continue these practices going forward.

BOARD LEADERSHIP STRUCTURE

The Company currently has nine members of the Board of Directors, who will serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The current directors are Peter J. Arduini, Rhonda Germany Ballintyn, Keith Bradley, Ph.D., Shaundra D. Clay, Stuart M. Essig, Ph.D., Barbara B. Hill, Donald E. Morel, Jr., Ph.D., Raymond G. Murphy, and Christian S. Schade. All current members of the Board are nominees for election to the Board at the 2021 Annual Meeting of Stockholders.

As indicated above, Mr. Arduini has served as both President and Chief Executive Officer and as a director of the Company since January 2012 and as both President and Chief Operating Officer from November 2010 until January 2012. His position is separate from that of the Chairman of the Board. We view having the Chairman position separate from the Chief Executive Officer is good governance practice because it puts the Board in the best position to oversee all executives of the Company and set a pro-stockholder agenda without presenting potential conflicts that having the two positions combined might pose, thus resulting in a more effective board of directors.

Stuart M. Essig, Ph.D. has served as Non-Executive Chairman of the Board of Directors since June 2012 and has been a director since 1997. He served as Executive Chairman of the Board from January 2012 to June 2012 as well as President from 1997 to 2010 and as Chief Executive Officer from 1997 to 2012. He has significant experience with, and knowledge of, the Company, its operations, products and history. In addition, he is a significant stockholder of the Company. We believe we benefit greatly by having a Chairman with his level of experience with, and knowledge of, the Company and whose interests are strongly aligned with those of our stockholders.

Barbara B. Hill has served as Presiding Director since September 2018 and she has been a director since 2013. Ms. Hill has significant experience with, and knowledge of, the Company, its operations, products and history. We believe we benefit greatly by having a Presiding Director with significant experience with, and knowledge of, the Company. In addition, the presence of an active and independent Presiding Director ensures independent oversight of the Board of Directors and its responsibilities. Further, we believe having a separate Presiding Director to, among other things, (1) serve as the primary liaison between the independent directors and the Chief Executive Officer, (2) counsel the Chief Executive Officer on key board governance issues, and (3) preside over board meetings if the Chairman of the Board is absent, leads to a more effective board of directors. The Presiding Director also serves as a contact person to facilitate communications between stockholders and other third parties and the independent directors. Please see “Communications with Directors” for additional information on contacting the Board of Directors.

We believe the mix of backgrounds, experience, attributes and skills of our directors provides a good balance for the Board composition. See “Criteria for Board Membership and Director Qualifications” above for a description of the specific experience, qualifications, attributes or skills of each of our director nominees that the Nominating and Corporate Governance Committee considered relevant in nominating them and “Proposal 1. Election of Directors” for each director nominee’s biographical information.

In addition, we believe the size of the Board and Board Committees is appropriate, given the size, nature, structure and complexity of the Company.

Accordingly, we believe our Board leadership structure is appropriate at this time.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors has overall responsibility for the oversight of risk management at the Company and has delegated responsibility for the oversight of certain areas of risk management to the Committees of the Board, as described below. Each Board committee reports to the full Board following each committee meeting. Summarized below are the specific risk areas of focus for each committee.

Audit Committee

•  Oversees risks relating to the accounting and financial reporting process of the Company and audits of the Company’s financial statements

•  Meets regularly with management to review and discuss the financial risk management processes, including compliance with Sarbanes-Oxley and related internal controls and procedures, disclosure controls and procedures and accounting and reporting compliance, as well as tax, treasury and compliance matters

•  Receives periodic reports from the internal audit team, which is responsible for providing an annual audit assessment of the Company’s processes and controls; developing an annual audit plan using risk-based methodology; implementing the annual audit plan; coordinating with other control and monitoring functions; issuing periodic reports to the Audit Committee and management summarizing the results of audit activities; assisting with investigations of significant suspected fraudulent activities within the organization; and notifying management and the Audit Committee of the results

•  Regularly discusses liquidity, capital, funding needs and other financial matters with management

Compensation Committee

•  Oversees risks relating to executive compensation and other incentive programs in the Company

•  Considers risks during its deliberations on the design of the Company’s executive compensation programs with the goal of appropriately balancing short-term objectives and long-term performance without encouraging excessive and unnecessary risk-taking behaviors

•  Reviews and evaluates management reports on the Company’s incentive compensation programs

Nominating and Corporate Governance Committee

•  Oversees risks relating to the Company’s governance structures and processes

•  Oversees corporate governance matters, including the annual evaluations of the Board, its Committees and members

•  Establishes policies and procedures for good corporate governance

Finance Committee	• Oversees matters relating to the Company’s financing strategy, as well as the Company’s capital structure, capital allocation initiatives and other financial matters

The Board is committed to oversight of the Company’s business strategy and strategic planning, including through the work of the Board committees and regular Board meetings. This ongoing effort enables the Board to focus on Company performance over the short, intermediate and long term. In addition to financial and operational performance, non-financial measures, including diversity and sustainability goals, are addressed by the Board and Board committees.

The Company has also implemented an Enterprise Risk Management (“ERM”) program to further enhance its oversight of risks inherent to the business. This ERM program allows the Board and management to gain a greater understanding and awareness of risks facing the business and to mitigate those risks.

In addition to periodic updates management provides to the Board on the ERM program, management presents an annual report to the Board detailing the Company’s processes for (1) assessing and addressing risks, (2) compliance reporting, and (3) the reporting of other material information.

Our President and Chief Executive Officer, who functions as our chief risk officer, has responsibility for ensuring management provides periodic updates to the Board or Board committees regarding risks in many areas, among them accounting, treasury, information systems, legal, governance, legislative (including reimbursement), general compliance (including sales and marketing compliance), quality, regulatory, sustainability, environment, social and governance (“ESG”) risks and opportunities, corporate development, operations and sales and marketing. Both formal reports and less formal communications between the Board and our President and Chief Executive Officer derive from a continual flow of communication throughout the Company regarding risk and compliance. We believe our Board and senior management team promote a culture that actively identifies and manages risk.

The ERM program, along with our annual processes for creating and reviewing with the Board our strategic plan, budget and internal audit plans, as well as regular processes and communications throughout the Company, including between management and the Board and Board committees, combine to ensure the Company is continually addressing its business risks in a disciplined fashion.

CORPORATE RESPONSIBILITY

The Company recognizes its responsibility to be a good corporate citizen, guided by high moral and ethical standards in its interactions with customers, shareholders, employees and the community in which we operate. The Company’s Corporate Responsibility (“CR”) efforts include the following:

1.    Community & Philanthropy: Integra’s commitment to limiting uncertainty goes beyond the walls of the operating room and extends to the global communities in which the Company participates. Integra has an extensive history of partnering with patients and working alongside organizations such as Wounded Warriors, the Children’s Brain Tumor Foundation, the Phoenix Burn Society, among many others. The Company works closely with the Integra Foundation, which offers grants to organizations that support people affected by diseases and other conditions. Each year Integra colleagues have the opportunity to connect with their communities and volunteer their time for community improvement projects such as supporting disaster relief efforts.

2.    Compliance & Ethics: Integra is committed to its Code of Conduct and to holding the Company accountable as a leader in the medical technology industry. The Company operates a comprehensive compliance program, which is supported by a training program led by Integra’s Chief Compliance Officer.

3.    People: Integra believes its colleagues are its greatest assets and understands that the work we do every day makes a significant, positive difference in improving patients’ lives. We value diversity and inclusion and are committed to leveraging our different ideas, backgrounds, interests, and beliefs to make Integra a stronger, higher performing company and a place our colleagues, partners, and potential employees want to work.

Diversity & Inclusion (“D&I”): A diverse workforce and an inclusive culture is a business priority and key to the Company’s long-term success. The Company’s commitment to D&I starts at the top with our Board of Directors and Chief Executive Officer (“CEO”). At all levels of the Company, Integra focuses on attracting, retaining, and developing our diverse talent. A few of the Company’s notable D&I advancement measures include but are not limited to the following:

D&I Through Learning Opportunities	In 2020, Integra colleagues globally participated in two programs to promote inclusion: Introduction to Managing Unconscious Bias, a course that creates awareness of unconscious biases in the workplaces and tools to build bias-breaking skills and Practicing Inclusion, which examines what practicing inclusion in the workplace looks like.

Gender Diversity	Through mentorship, sponsorship, recruitment efforts, and development programs the Company looks to continue to grow its population of females in leadership roles at Integra. Currently, 33% of the Board of Directors, 33% of our executive leaders and 36% of senior leaders (non-executive vice presidents) are female. In partnership with Leadership Edge, a company founded by women leaders and dedicated to growing and mentoring women, Integra sponsors the Excel Women’s Leadership Program. The program is designed to accelerate the development and advancement of high potential, mid-career female leaders into senior leadership roles. The program has assisted in further building our pipeline of women leaders with 60% of the program’s graduates being promoted into roles with increased responsibility.

Employee Resource Groups	The Company maintains a growing number of employee resource groups such as the Women of Integra Network, Integra African American Affinity Group, Integra Indian American Affinity Group, and Integra Veterans Affinity Group, to encourage awareness and inclusion.

Commitment to Advancement of D&I	The Company reinforces its commitment to diversity by partnering with other organizations focused on driving inclusion in the work place including the CEO Action for Diversity & Inclusion, the largest CEO-driven business commitment to advance D&I in the work place and the Healthcare Businesswomen’s Association (HBA), an association dedicated to further the advancement and impact of women in the business of healthcare.

4.    Environmental Health & Safety: Integra strives to deliver solutions that protect our colleagues and the environment in which we live and work. The Company recognizes that changes to our environment call for corporate stewardship and action.

For more information regarding Integra’s CR efforts, including specific policies and programs, please visit https://www.integralife.com/csr. Information on that website is updated periodically and believed to be true at the time it is posted. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES

The Company recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs (which also covers certain other employees globally). We reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board of Directors at its meeting in February 2020 and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management’s report on the review and assessment of such compensation programs and approved these conclusions. In conducting this review, we considered the following attributes of our programs:

•	Mix of base salary, annual bonus opportunities and long-term equity compensation;

•	Balance between annual and long-term performance opportunities;

•	Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results, without encouraging excessive or unnecessary risk-taking;

•	Ability to use non-financial and other qualitative performance factors in determining actual compensation payouts;

•	Use of equity awards that vest over time, discouraging excessive or unnecessary risk-taking by senior leadership;

•

The provision of senior executives with long-term equity-based compensation on an annual basis. We believe as executives accumulate awards over a period of time, they are encouraged to take actions that promote the long-term sustainability of our business;

•

Stock ownership guidelines and vesting requirements that are reasonable and align the interests of the executive officers with those of our stockholders while discouraging executive officers from focusing on short-term results without regard for long-term consequences; and

•	Systems and processes in place to identify and assess risk.

Our Compensation Committee considered the implications of our compensation practices during its deliberations on the design of our 2021 executive compensation programs, with the goal of appropriately balancing short-term incentives and long-term performance, in order to appropriately address risk.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

It is our policy to encourage our directors to attend the annual meeting of stockholders. All of our directors who served at the time of the prior year’s annual meeting of stockholders, including those who are currently director nominees that served in the previous year, attended last year’s meeting, which was conducted in virtual format.

COMMUNICATIONS WITH THE BOARD

Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, NJ 08540, Attention: Executive Vice President, Chief Legal Officer and Secretary. The Corporate Secretary reviews correspondence addressed to our Directors and forwards to the appropriate member of the Board those communications that deal with the functions of our Board or its committees, or that otherwise require Board attention. The Corporate Secretary will not forward communications that are unrelated to the duties and responsibilities of our Board, such as business solicitations or advertisements.

INFORMATION ABOUT EXECUTIVE OFFICERS

Set forth below is the name, age, position and a brief account of the business experience of each of our current executive officers:

Name	Age	Position
Peter J. Arduini	56	President and Chief Executive Officer and Director
Carrie L. Anderson	52	Executive Vice President and Chief Financial Officer
Glenn C. Coleman	53	Executive Vice President and Chief Operating Officer
Robert T. Davis, Jr.	62	Executive Vice President, President, Tissue Technologies
Lisa Evoli	51	Executive Vice President and Chief Human Resources Officer
Michael McBreen*	55	Executive Vice President, President, Codman Specialty Surgical
Jeffrey Mosebrook	44	Senior Vice President and Principal Accounting Officer
Eric I. Schwartz	52	Executive Vice President, Chief Legal Officer and Secretary

* As announced on May 20, 2020, and effective June 8, 2020, the Board of Directors approved the promotion of Michael McBreen to Executive Vice President, President, Codman Specialty Surgical.

        PETER J. ARDUINI is Integra’s President, Chief Executive Officer and a director. He joined Integra in November 2010 as President and Chief Operating Officer and was appointed Chief Executive Officer and a director in January 2012. Before joining Integra, Mr. Arduini was corporate vice president and president of medication delivery for Baxter Healthcare, from 2005 to 2010. Mr. Arduini was responsible for a $4.8 billion global division of Baxter focused on inpatient pharmaceuticals and devices. Prior to that, he worked for 15 years in a variety of management roles for domestic and global business for General Electric Healthcare, culminating in leading the global functional imaging business. Mr. Arduini currently serves on the board of directors of Bristol-Myers Squibb Company, where he is a member of the audit committee and the compensation and management development committee. He serves on the board of directors of ADVAMED (the Advanced Medical Technology Association) the Medical Device Innovation Consortium, and the National Italian American Foundation. He also serves on the board of trustees of Susquehanna University. Mr. Arduini received his bachelor’s degree in marketing from Susquehanna University and a master’s in management from Northwestern University’s Kellogg School of Management.

        CARRIE L. ANDERSON, is Integra’s Executive Vice President and Chief Financial Officer. Ms. Anderson joined Integra in June 2019 and brings a wealth of financial experience working for large, diversified organizations operating in competitive environments. Prior to joining Integra, she was vice president and controller of Dover Corporation. In this role, Ms. Anderson provided financial leadership for a $1 billion business segment spin-off from Dover. Previously, she was CFO of Dover’s Engineered Systems, where she secured the build-out of new digital printing growth platform for Dover through multiple acquisitions. Ms. Anderson joined Dover in October 2011 as CFO of Dover Printing and Identification. Prior to Dover, Ms. Anderson spent six years as vice president and CFO of Delphi Product & Service Solutions, a division of Delphi Corporation. While at Delphi, she also held finance leadership positions at three other global operating divisions of Delphi, as well as treasury experience at both Delphi and General Motors, including director, investor relations, at Delphi Corporation. Ms. Anderson was part of Delphi’s first investor relations group providing leadership during Delphi’s initial public offering, following the spin-off from General Motors. Ms. Anderson started her career with General Motors after graduating from Purdue University with a bachelor of science degree in chemical engineering and earned her MBA from Ball State University.

        GLENN G. COLEMAN is Integra’s Executive Vice President and Chief Operating Officer. Mr. Coleman oversees Integra operations and approximately 60% of Integra’s talent force, including clinical, R&D, manufacturing, quality, and business development while also leading our international team. Prior to his promotion in June 2019 to Chief Operating Officer, he acted as the Company’s Chief Financial Officer and was responsible for the finance department, including accounting and financial reporting, budgeting, internal audit, tax, treasury, investor relations, and information technology while also leading our international business. Prior to joining the Company in May 2014 as Corporate Vice President and Chief Financial Officer, he spent 25 years in financial management positions with leading global businesses, including serving as vice president for finance and corporate controller at Curtiss-Wright Corporation. He also worked at Alcatel-Lucent in various finance executive leadership positions. Mr. Coleman began his career at PricewaterhouseCoopers LLP as lead senior manager for a top global account. Mr. Coleman received his B.S. degree from Montclair State University and has also been a CPA in New Jersey for more than 25 years.

        ROBERT T. DAVIS, JR. is Integra’s Executive Vice President, President, Tissue Technologies. Mr. Davis is responsible for the management of the Tissue Technologies’ global division. His responsibilities include leadership of sales, commercial operations, marketing and strategy, product development, regulatory affairs, quality assurance, manufacturing services and repair, business development of the regenerative tissue portfolio of products. Mr. Davis joined Integra in July 2012 as President of the global neurosurgery business and was appointed Integra’s Corporate Vice President in December 2012 and President — Specialty Surgical Solutions in 2014. He brings more than 25 years of executive management experience in the global healthcare industry. Prior to joining Integra, Mr. Davis was the general manager for the global anesthesia & critical care business at Baxter Healthcare and held various general management positions at GE Healthcare in the areas of interventional therapeutics, cardiovascular imaging and diagnostic ultrasound. Mr. Davis earned his B.S. in Sports Medicine from the University of Delaware, a Master’s degree in Exercise & Cardiovascular Physiology from Temple University, and an M.B.A. from Drexel University.

        LISA EVOLI is Integra’s Executive Vice President and Chief Human Resources Officer. Ms. Evoli, who has served in this role since joining the Company in January 2016, is responsible for providing leadership in developing and executing human resources strategy in support of the overall business plan and strategic direction of the organization. Ms. Evoli brings significant global Human Resources leadership experience. Prior to joining Integra, she served as vice president, human resources for the data & devices division of TE Connectivity (formerly Tyco Electronics). Prior to that, she held senior global human resources leadership positions with Johnson & Johnson in both the pharmaceutical and consumer sectors. She held various global human resources leadership roles at Motorola specifically in their broadband communications and automotive groups and also assumed a leadership role for the company’s talent management & organizational development function. Ms. Evoli received her B.S. in Business Administration from California University of Pennsylvania and an M.S. in Human Resources / Organizational Development from Villanova University.

        MICHAEL MCBREEN is Integra’s Executive Vice President, President, Codman Specialty Surgical. His responsibilities within Codman Specialty Surgical include leadership of sales, marketing, product development, regulatory affairs, quality assurance, Global Services and Repair and manufacturing worldwide. He joined Integra following the acquisition of Codman Neurosurgery from Johnson & Johnson in October 2017 as President of Integra’s international business. In May 2020, he was promoted to Executive Vice President and President, Codman Specialty Surgical. Mr. McBreen also held numerous U.S. and global roles of increasing responsibilities in sales and marketing at DePuy Mitek Sports Medicine, a division of Johnson & Johnson, since joining the company in 1996. Prior to Johnson & Johnson, he held various sales and marketing roles at Zimmer Biomet. Mr. McBreen has over 30 years of experience in the medical technology field, including holding various executive level positions in sales, marketing and general management.

        JEFFREY MOSEBROOK is Integra’s Senior Vice President and Principal Accounting Officer. He was appointed Principal Accounting Officer in October 2017. Mr. Mosebrook joined Integra in 2006 through Integra’s acquisition of Miltex, Inc. where he served as a financial reporting manager. Since joining Integra, he has served in a number of managerial positions with increasing responsibilities. In May 2010, he was named instruments Group Controller and went on to be named Group Controller, US in March 2012. In September 2014, Mr. Mosebrook was named as Vice President, Corporate Controller. Prior to Miltex, Inc., Mr. Mosebrook spent four years at Beard Miller Company, LLP (now known as Baker Tilly US, LLP) in various accounting roles. Mr. Mosebrook received a bachelor of science degree in accounting from York College and is a CPA licensed in Pennsylvania.

        ERIC I. SCHWARTZ is Integra’s Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz joined Integra in November 2018. Before joining Integra, Mr. Schwartz was the general counsel of Globus Medical, a global orthopedic medical devices company, where he led several strategic transactions, including the largest acquisition in its company history. Prior to that, Mr. Schwartz served as the chief operating officer and chief legal officer of CardioVIP, a venture-backed health care services company. Prior to that, he served as general counsel at Animas Corporation, playing a key role in its sale to Johnson & Johnson. Following the transaction, Mr. Schwartz assumed the role of assistant general counsel at J&J, supporting several high-growth businesses within the company’s medical devices division. He also served on the management boards of McNeil Nutritionals and Ethicon Biosurgery. Mr. Schwartz received his B.A. and J.D. from the University of Virginia. He also received an MBA in Finance from the Wharton School of the University of Pennsylvania.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for fiscal year 2020 and has been selected by the Audit Committee to serve in the same capacity for fiscal year 2021. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of our independent registered public accounting firm by the stockholders is not required by law or our Bylaws. We have traditionally submitted this matter to the stockholders and believe it is good practice to continue to do so.

If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

During fiscal year 2020, PricewaterhouseCoopers LLP not only provided audit services, but also rendered other services, including tax compliance and planning services.

The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP and affiliated entities for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

	Actual Fees
	2020	2019
	(In thousands)

Audit Fees	$3,499	$3,309

Audit-Related Fees	$131	$299

Total Audit and Audit-Related Fees	$3,630	$3,608

Tax Fees	$1,597	$370

All Other Fees	$7	$1,714

Total Fees	$5,234	$5,692

The nature of the services provided in each of the categories listed above is described below:

Audit Fees — Consists of professional services rendered for the integrated audit of the consolidated financial statements of the Company, quarterly reviews, statutory audits, comfort letters, non-recurring audit work, transaction related work, consents and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees — Consists of services related to accounting consultations in connection with acquisitions, consultations concerning financial accounting and reporting standards, and statutory related filing requirements due to tax restructuring projects.

Tax Fees — Consists of tax compliance (review of corporate tax returns, assistance with tax audits and review of the tax treatment for certain expenses), global restructuring tax consultation services, and state, local and international tax planning and consultations with respect to various domestic and international tax planning matters.

All Other Fees — Consists of advisory services, divestiture support services and the licensing of accounting research software.

No other fees were incurred to PricewaterhouseCoopers LLP during 2019 or 2020.

The Audit Committee approved all services and fees described above.

Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of such services.

Management submits requests for approval in writing to the Audit Committee, which reviews such requests and approves or declines to approve the requests. The Audit Committee’s pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm.

The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be allowed to make a statement. Additionally, they will be available to respond to appropriate questions from stockholders during the Meeting.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2021. Abstentions will not be voted and will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

The Audit Committee of the Board of Directors has adopted a resolution approving the appointment of PricewaterhouseCoopers LLP. The Board of Directors hereby recommends that the stockholders of the Company vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

PROPOSAL 3. APPROVAL OF THE FIFTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

The Board of Directors is submitting for stockholder approval our Fifth Amended and Restated 2003 Equity Incentive Plan (the “Amended Plan”). The Compensation Committee recommended that the Board of Directors adopt the Amended Plan, and on April 1, 2021, the Board of Directors adopted the Amended Plan.

The Amended Plan restates our Fourth Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”), with the following material changes:

•

Increases the maximum number of shares of common stock that may be issued under the Plan by 1,900,000 shares to a total of 16,600,000 shares, and therefore increases the number of shares of common stock that may be granted as incentive stock options (“ISOs”) under the Amended Plan to 16,600,000 shares (collectively, the “Share Reserve Amendment”);

•

Provides for a $750,000 limit on the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director’s service as a non-employee director during any fiscal year (the “Director Limit”);

•

Clarifies that the payment of dividends or dividend equivalents with respect to awards granted under the Amended Plan will only be paid out to the extent the applicable vesting conditions are satisfied and the shares underlying such awards are earned and vested;

•

Removes certain provisions from the Amended Plan that were otherwise required for awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) prior to its repeal under the Tax Cuts and Jobs Act of 2017; and

•	Extends the term through April 1, 2031 (each amendment to the Amended Plan other than the Share Reserve Amendment, collectively, the “Ancillary Amendments”).

The Amended Plan, other than the Share Reserve Amendment, became effective on the date of the Board’s adoption. If our stockholders approve the Amended Plan, the Share Reserve Amendment will become effective on the date of this Annual Meeting.

We are asking our stockholders to approve the Amended Plan because we believe it is integral to our continued growth and success. The purpose of the Amended Plan is to provide a means whereby we may grant equity awards in order to attract and retain key employees and associates, and to motivate those people to exercise their best efforts on behalf of our Company and our affiliates. We believe the equity-based awards to be issued under the Amended Plan will motivate recipients to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of our stockholders.

In determining the number of shares to request for approval under the Amended Plan, our management team worked with Willis Towers Watson (the Compensation Committee’s independent compensation consultant) and the Compensation Committee to evaluate a number of factors including:

•

The increase of 1,900,000 new shares reserved for issuance under the plan, together with the 1,900,000 shares remaining under the original Plan and the 2,015,000 shares underlying outstanding unvested and/or unexercised awards represents 6.9% of our outstanding common stock on December 31, 2020.

•	In 2020, 2019 and 2018, the run rate for the equity awards are shown below (in 000s):

Year	RSAs/RSUs Granted	PSUs Granted (At Target)	Options Granted	Total Granted	Weighted Average Shares Outstanding	Run Rate

2020	286	248	349	883	84,650	1.04%

2019	303	176	203	682	85,637	0.80%

2018	261	204	140	605	82,857	0.73%
				3-year average:		0.86%

•

The remaining reserve for future awards under the Plan as of December 31, 2020 was 1,900,000 shares, or 2.2% of the common shares outstanding as of such date. Our total overhang rate attributable to the number of shares subject to equity compensation awards outstanding (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year), was approximately 4.6%, as of December 31, 2020. If approved, the issuance of shares to be reserved under the Amended Plan would increase the overhang by approximately 2.3% of common shares outstanding (determined as of December 31, 2020), and a total overhang (including outstanding awards and shares available for future grants under the Amended Plan) at the end of 2021 would be approximately 6.9%.

•

If we exhaust the current share reserve under the Plan without approval of the Share Reserve Amendment, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

•

If the Share Reserve Amendment is approved, we estimate that the proposed aggregate share reserve under the Amended Plan would be sufficient for approximately five years of awards, assuming we continue to grant awards consistent with our current practices and historical run rate, with the caveat that future circumstances may require us to change our equity grant practices.

•

Our employees are our most valuable assets. We strive to provide them with compensation packages that are competitive, but that also incentivize personal performance, help meet our retention needs and reinforce their incentives to manage our business as owners, thereby aligning their interests with those of our stockholders. To achieve these objectives, we historically have provided a significant portion of key employees’ total compensation in the form of equity awards, the value of which depends on our Company’s financial performance. Our goal is for long-term equity awards to continue to represent a significant portion of our employees’ total compensation.

As of December 31,2020, awards covering 669,000 full value shares and 1,346,000 options for a total of 2,015,000 shares of our common stock were outstanding under the Plan, and only 1,900,000 shares remained available for future issuance or the grant of awards under the Plan. The weighted average exercise price of options outstanding as of December 31, 2020 was $39.25 and the weighted average remaining term was 4.41 years. With respect to performance stock unit awards, we calculated the foregoing based on the assumption that those awards will be earned and vest at “target” levels of performance.

Stockholder Approval. Stockholder approval of the Share Reserve Amendment is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded and to grant stock options that qualify as ISOs, as defined under Section 422 of the Code.

If stockholders do not approve this Proposal 3, the proposed additional shares will not become available for issuance under the Amended Plan, and therefore the number of shares that may be granted as ISOs under the Amended Plan will remain 14,700,000. The Ancillary Amendments will remain in effect.

The principal features of the Amended Plan are summarized below. That said, the summary is qualified in its entirety by reference to the actual plan document, a copy of which is included as Appendix A.

1. Shares Subject To Awards. The total number of shares of common stock that may be issued or awarded under the Plan is 14,700,000 shares. If this Proposal 3 is approved by our stockholders, then an additional 1,900,000 shares will be available for issuance under the Amended Plan (for a total of 16,600,000 shares), and the maximum number of shares of common stock that may be granted as ISOs will be 16,600,000 shares. If any award is forfeited, expires or otherwise terminates without having been exercised in full, or if any award payable in cash or shares of common stock is paid in cash rather than shares, or if any shares are withheld for the payment of taxes with respect to an award, the number of shares of common stock as to which such award was not exercised or for which cash was paid or that were withheld, as applicable, will continue to be available for future awards under the Amended Plan.

In addition, the aggregate fair market value (determined at the time of grant) of shares of common stock with respect to which any ISOs are exercisable for the first time by any participant during a calendar year (under the Amended Plan and under any other stock option plan of the Company or a Related Corporation (as defined in the Amended Plan)) may not exceed $100,000. The shares of common stock issued under the Amended Plan may be authorized but unissued shares, treasury shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

The Amended Plan provides that no employee may be granted awards under the Amended Plan for more than 2,000,000 shares in the aggregate during any calendar year.

2. Administration. Our Compensation Committee administers the Amended Plan. The Amended Plan requires that the Compensation Committee consists of no fewer than two directors of our Board of Directors who are appointed by the entire Board of Directors. Under the Amended Plan, the Compensation Committee generally has the authority to (i) select the eligible individuals to be granted awards under the Amended Plan, (ii) grant awards on behalf of the Company, and (iii) set the terms of such awards. The Amended Plan prohibits the Compensation Committee, without shareholder approval, from reducing the exercise price of any option or stock appreciation right or canceling any option or stock appreciation right in exchange for cash, another award or options or stock appreciation rights with an exercise price per share that is less than the exercise price of the original option or stock appreciation right. The Compensation Committee has delegated limited authority for making equity awards to non-executive officer employees under the Company’s equity incentive plan to a Special Award Committee consisting of the Chief Executive Officer, Mr. Arduini.

3. Eligibility. Officers, executives, managerial and non-managerial employees of the Company, a parent or subsidiary corporation (referred to herein as a “Related Corporation”) or an affiliate as well as non-employee directors, consultants and other service providers to the Company, a Related Corporation or an affiliate are eligible to participate in the Amended Plan. Only eligible employees of the Company or a Related Corporation may receive ISOs under the Amended Plan. Other types of awards may be granted to all eligible individuals. As of the date of this Proxy Statement, approximately 1,800 employees and 8 non-employee directors (but no consultants) are eligible to receive equity awards under the Amended Plan.

4. Term Of Amended Plan. The Amended Plan will expire on the tenth anniversary of the date on which the Board adopted the Amended Plan.

5. Awards

Stock Options. The Amended Plan permits the Compensation Committee to grant options that qualify as ISOs under the Code and stock options that do not so qualify (“nonqualified stock options” or “NQSOs”). An option gives the holder the right to purchase common stock in the future at an exercise price that is set on the date of grant. The per share exercise price of options granted under the Amended Plan may not be less than the fair market value of a share of common stock on the date of grant (or, if greater, the par value per share). No ISO may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant (or, if greater, 110% of the par value per share). Notwithstanding whether an option is designated as an ISO, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any participant during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option.

Payment of the exercise price of an option may be made (i) in cash or by check (acceptable to the Compensation Committee), bank draft or money order payable to the order of the Company, (ii) in shares of common stock previously acquired by the participant, subject to certain limitations under the Amended Plan to avoid negative accounting consequences, (iii) by delivery of a notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option, or (iv) by any combination of the above. In addition to these methods, the Amended Plan provides that, to the extent that the applicable award agreement so provides or the Compensation Committee otherwise determines, payment of the option exercise price may be made in shares of common stock issuable pursuant to the exercise of an NQSO or otherwise withheld in a net settlement of an NQSO.

Stock options may be exercised during the period specified in the award agreement, but in no event after the tenth anniversary of the date of grant. However, in the case of an ISO granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed 5 years.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights, either alone or in tandem with options, entitling the participant upon exercise to receive an amount in cash, shares of common stock or a combination thereof (as determined by the Compensation Committee), measured by the increase since the date of grant in the value of the shares covered by such right. The exercise price of a stock appreciation right granted under the Amended Plan may not be less than the fair market value of the shares of common stock subject to the stock appreciation right on the date of grant (or, if greater, the par value per share).

Stock appreciation rights may be exercised during the period specified in the award agreement, but in no event after the tenth anniversary of the date of grant.

Restricted Stock. The Compensation Committee may grant shares of common stock to participants either with or without any required payment by the participant, subject to such restrictions as the Compensation Committee may determine. Any such issuances of restricted stock under the Amended Plan without any required payment by the participant are limited to the extent permitted by applicable law.

Performance Stock. The Compensation Committee may grant awards entitling a participant to receive shares of common stock without payment provided certain performance criteria are met. The business criteria selected by the Compensation Committee may be expressed in absolute terms or relative to the performance of other companies or an index. In determining the performance criteria applicable to a grant of performance stock, the Compensation Committee may use one or more of the following criteria (the “Performance Criteria”):

•	return on assets;

•	return on net assets;

•	asset turnover;

•	return on equity;

•	return on capital;

•	working capital;

•	market price appreciation of shares;

•	price per share;

•	economic value or economic value added;

•	total stockholder return;

•	earnings before interest, taxes, depreciation and amortization;

•	adjusted earnings before interest, taxes depreciation and amortization;

•	revenue (including gross revenue or net revenue);

•	revenue growth;

•	net income;

•	adjusted net income;

•	pre-tax income;

•	profitability;

•	gross or net profit;

•	profitability growth;

•	operating profit;

•	earnings per share;

•	adjusted earnings per share;

•	operating earnings;

•	operating profit margin;

•	net income margin;

•	gross or net sales;
•	return on sales;

•	sales margin;

•	sales-related goals;

•	cash flow;

•	free cash flow;

•	operating cash flow;

•	year-end cash;

•	market share;

•	asset turnover;

•	inventory turnover;

•	sales growth;

•	cost improvements;

•	cost or expenses;

•	regulatory body approval for commercialization of a product;

•	research and development achievements;

•	implementation of critical projects;

•	capacity utilization;

•	mergers and acquisitions integration;

•	financial and other capital-raising transactions;

•	increase in customer base;

•	customer retention;

•	customer satisfaction and/or growth;

•	employee satisfaction;

•	recruiting and maintaining personnel;

•	environmental health and safety;

•	diversity; and

•	quality.

Contract Stock. The Compensation Committee may grant awards that entitle participants to receive shares of common stock, at a future date specified in the award.

Dividends; Dividend Equivalent Rights. The Compensation Committee may grant awards that entitle the participant to receive a benefit in lieu of cash dividends that would have been payable on any or all shares of common stock subject to another award granted to the participant had such shares been outstanding. However, under the Amended Plan, dividends or dividend equivalents may not be granted to participants in connection with grants of options or stock appreciation rights, and except to the extent otherwise provided in awards granted on or prior to April 1, 2009, dividends and dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the applicable vesting conditions are subsequently satisfied and the award vests. Dividends and dividend equivalents payable with respect to the portion of an award that does not vest will be forfeited.

Stock Payments. The Compensation Committee may grant awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Other Incentive Awards. The Compensation Committee may grant awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.

6. Adjustments. If there is any stock split, reverse split, stock dividend, or similar change in the capitalization of the Company, the Compensation Committee will make proportionate adjustments to any or all of the following in order to reflect such change: (i) the maximum number of shares that may be delivered under the Amended Plan, (ii) the maximum number of shares with respect to which awards may be granted to any participant under the Amended Plan and (iii) the number of shares issuable upon the exercise or vesting of outstanding awards under the Amended Plan (as well as the exercise price per share under outstanding options or stock appreciation rights). However, no adjustment can be made to an award that would cause the award to fail to comply with Section 409A of the Code.

7. Change in Control. In the event of certain corporate transactions (such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), the Amended Plan provides that each outstanding award will be assumed by the surviving or successor entity, provided that in the event of a proposed corporate transaction, the Compensation Committee may terminate all or a portion of any outstanding award and give each participant the right to exercise such award, or arrange to have such surviving or acquiring entity or affiliate grant a replacement award, subject to certain conditions.

Upon a change in control, all outstanding options and all outstanding equity awards granted under the Plan prior to January 1, 2013 will generally become vested, exercisable and payable, as applicable. With respect to awards granted on or after January 1, 2013, in the event that a change in control occurs and the participant incurs a qualifying termination on or within twelve months following the date of such change in control, each outstanding award held by a participant, other than any award subject to performance vesting, will become fully vested (and, as applicable, exercisable) upon such qualifying termination.

8. Vesting of Options, Stock Appreciation Rights and Restricted Stock in the event of Death or Disability. Except as otherwise determined by the Compensation Committee, in the event of a participant’s death or disability, a participant’s restricted stock granted on or after May 17, 2012, stock options and stock appreciation rights (other than such awards granted to participants in France) will accelerate and vest in full.

9. Transferability, Clawback. With limited exceptions, including the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement.

10. Director Compensation Limit. The Amended Plan limits the aggregate value of cash or other compensation and equity-based awards for any non-employee director for such director’s service as a non-employee director during any fiscal year to $750,000 if the stockholders approve the Director Limit.

11. Termination or Amendment. The Board of Directors may from time to time suspend, terminate or amend the Amended Plan at any time. However, stockholder approval will be required for any amendment to change the class of employees eligible to participate in the Amended Plan with respect to ISOs, to increase the maximum number of shares with respect to which ISOs may be granted under the Amended Plan (except to the extent permitted by the Amended Plan in connection with a change in the Company’s capitalization), to increase the maximum number of shares that may be issued or transferred under the Amended Plan, to increase the individual employee award limit under the Amended Plan, to extend the term of the Amended Plan with respect to any ISOs granted under the Amended Plan, to reprice or regrant through cancellation or modify (except to the extent permitted by the Amended Plan in connection with a change in the Company’s capitalization) any award, if the effect would be to reduce the exercise price for the shares underlying such award, or to cancel any option or stock appreciation right in exchange for cash or another award under the Amended Plan, when the exercise price per share of such option or stock appreciation right exceeds the fair market value of the underlying share of common stock.

12. Tax Withholding. In general, the Compensation Committee, in its discretion, may permit or require the participant to satisfy the Federal, state and/or local withholding tax in whole or in part in cash or by having the Company withhold shares otherwise issuable under an award or by remitting already owned shares; provided, however, that the number of shares withheld will have a fair market value on the date of withholding no greater than the aggregate amount of such withholding tax based on the maximum individual statutory withholding requirements for the applicable jurisdiction. The Amended Plan provides that the Compensation Committee, in its discretion, may permit or require the acceleration of the timing for the payment of the number of Shares needed to pay employment taxes upon the date of the vesting of an Award, subject to the requirements of Section 409A of the Code.

13. New Plan Benefits. In 2021, our non-employee directors will each receive a grant of restricted stock valued at $205,000 (or $250,000 for the Chairman). In addition, the $75,000 annual retainer payable to non-employee directors may be paid, at the director’s election, either in cash, restricted stock, or half in cash and half in restricted stock. At this time, we cannot determine whether any director will elect to receive all or a portion of his or her annual retainer fee in restricted stock. Except with respect to the automatic annual grants of restricted stock described above, each of which are shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan will be determined in the discretion of our Compensation Committee in the future, and our Compensation Committee has not made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan, or the benefits that would have been received by such participants if the Amended Plan, as proposed to be amended, had been in effect in the year ended December 31, 2020.

Name and Position	Dollar Value ($)		Number of Shares/Units Covered by Awards

Peter J. Arduini President and Chief Executive Officer	—		—

Carrie Anderson Executive Vice President and Chief Financial Officer	—		—

Glenn G. Coleman Executive Vice President and Chief Operating Officer	—		—

Robert T. Davis, Jr. Executive Vice President, President, Tissue Technologies	—		—

Michael J. McBreen Executive Vice President, President, Codman Specialty Surgical	—		—

All current executive officers as a group	—		—

All current directors who are not executive officers as a group	1,685,000	(1)	—	(2)

All employees, including all current officers who are not executive officers, as a group	—		—

	—		—

(1)	We cannot determine at this time what elections will be made by the non-employee directors with respect to their annual cash retainer, and therefore this amount is not included in the table above.

(2)

The aggregate number of restricted shares to be granted to non-employee directors is not included in the table above as their annual equity award will depend on the value of our common stock on the grant date.

14. Equity Awards Outstanding as of March 19, 2021. The following table sets forth summary information concerning the number of shares of our common stock subject to option grants, restricted stock grants, contract stock grants and performance share grants made under the Plan to our named executive officers, directors and employees as of March 19, 2021. The price per share of our common stock as of such date was $66.77.

Name/Category of Individuals	Number of Shares Underlying Option Grants	Number of Restricted Shares	Number of Shares of Contract Stock	Number of Performance Shares

Named Executive Officers

Peter Arduini	840,846	—	552,716	208,573

Carrie Anderson	43,306	29,233	—	27,897

Glenn Coleman	256,864	27,781	—	48,808

Robert Davis	82,875	5,984	—	21,693

Michael McBreen	27,921	15,500	—	16,100

Directors

Keith Bradley	—	1,251	—	—

Rhonda Germany Ballintyn	—	1,251	—	—

Stuart M. Essig	—	1,488	—	—

Barbara B. Hill	—	1,251	—	—

Donald E. Morel, Jr.	—	1,251	—	—

Raymond G. Murphy	—	1,251	—	—

Christian S. Schade	—	1,251	—	—

All current executive officers as a group	1,315,500	105,041	552,716	358,086

All non-employee directors as a group	—	8,994	—	—

All employees, including current officers who are not executive officers, as a group	72,283	312,313	44,459	96,864

15. Material U.S. Federal Income Tax Consequences. The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted a nonqualified stock option under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If either holding period requirement is not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as NQSOs; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); performance stock awards, contract stock awards, dividend equivalents, stock payments, and other incentive awards are generally subject to tax at the time of payment.

Section 409A of the Code. Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote is required to approve and adopt the proposed Share Reserve Amendment. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for approval and will have no effect on the outcome of this proposal.

If our stockholders do not approve this proposal, the proposed additional shares will not become available for issuance under the Amended Plan, and therefore the number of shares which may be granted as incentive stock options under the Amended Plan shall remain 14,700,000, although the Ancillary Amendments will remain in effect.

The Board of Directors has adopted a resolution approving the Fifth Amended and Restated 2003 Equity Incentive Plan and hereby recommends that the stockholders of the Company vote “FOR” the Fifth Amended and Restated 2003 Equity Incentive Plan.

PROPOSAL 4. ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking our stockholders’ vote, as required by section 14A of the Securities Exchange Act, to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”), as described in the “Executive Compensation” section of this proxy statement beginning on page 32. In deciding how to vote on this proposal, the Board and the Compensation Committee (the “Committee”) invite you to consider the actions we have implemented with respect to our executive compensation programs as described below. In addition, we summarize our compensation programs more fully in the Compensation Discussion and Analysis section of this proxy statement (the “CD&A”).

At our annual meeting of stockholders held in May 2020, we submitted a non-binding advisory vote to our stockholders to approve our executive compensation (“Say on Pay”). Approximately 98.06% of the stockholders who voted on our Say on Pay proposal voted in favor of it. We attribute that broad support in part to our continued efforts to understand and address the feedback we received from our stockholders. Specifically, the Company makes its directors available to investors who wish to discuss the Company’s policies and practices, including with respect to executive compensation. Continuing our investor outreach efforts, we gained feedback with respect to our executive compensation programs over the course of the year in a number of different settings. In 2020, Integra’s management team engaged with shareholders representing over 50% of our outstanding shares by participating in eleven institutional investor conferences at which we discussed our strategic plans and growth prospects and had over 300 meetings with institutional investors. The Committee considered the feedback obtained from our investor outreach program when making decisions relating to compensation for our named executive officers for 2020 and 2021.

The compensation awarded to our CEO and other NEOs for 2020 recognizes the positive financial, operational and overall performance of the Company in spite of the significant challenges caused by the global pandemic as discussed in detail in the “Executive Compensation” section. The Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to attract, motivate and retain highly skilled and experienced executives. The CD&A provides a comprehensive discussion and rationale for the 2020 pay decisions made by the Committee and the correlation to the Company’s performance.

As described in the CD&A, our executive compensation programs are designed to attract, retain and motivate our NEOs, who are crucial to our long-term success. Under these programs, we provide our NEOs with appropriate objectives and incentives to achieve our business goals while aligning with stockholders’ interest. In 2020, we continued the following compensation actions:

•

Long-Term Equity Incentive Plan: The Company continued its practice of granting 50% of its annual equity awards to the CEO, CFO, and the other NEOs in the form of performance stock units, 30% in the form of non-qualified stock options, and 20% in the form of restricted shares.

•

Peer Group: The Compensation Committee regularly reviews our peer group to ensure our compensation programs are generally aligned with companies similar in size (revenue and market capitalization), and within a similar industry, to Integra, and with whom Integra may compete for executive talent.

In addition to the actions described above, we maintain and continuously review our existing compensation practices through strong corporate governance practices, which feature the following:

•	Separation of the Chairman of the Board and the Chief Executive Officer;

•	Appointment of a Presiding Director;

•	An independent compensation consultant reporting directly to the Committee;

•	An annual risk assessment of our compensation practices;

•	Stock ownership guidelines that align director and executive officer interests with those of our stockholders;

•	An annual stockholder advisory vote on executive compensation; and

•	An Insider Trading Policy that prohibits hedging and pledging of our securities.

We believe all of these features demonstrate our responsiveness to our stockholders, our commitment to our pay-for-performance philosophy and our goal of aligning management’s interests with those of our stockholders to support the creation of long-term value. Accordingly, we ask our stockholders to vote “FOR” the following advisory resolution at our 2021 Annual Meeting:

“RESOLVED, that compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement is hereby APPROVED by the stockholders of Integra.”

Because the Say on Pay vote is advisory, it will not bind the Company, the Committee or our Board. That said, because we value the opinions of our stockholders, the Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

With regard to the frequency of future votes on Say on Pay, the Board has determined it will submit a Say on Pay proposal to our stockholders annually. Therefore, we expect the next stockholder vote to approve the compensation of our named executive officers to occur at the Company’s 2022 annual meeting of stockholders.

Required Vote for Advisory Approval and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Meeting and entitled to vote on the proposal is required for advisory approval of this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be counted in determining the number of shares necessary for advisory approval and will have no effect on the outcome of this proposal.

The Board of Directors hereby recommends a vote “FOR” the advisory resolution set forth in this Proposal 4, approving the compensation of our named executive officers, as disclosed in this proxy statement.

EXECUTIVE COMPENSATION

A MESSAGE FROM OUR COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors oversees Integra’s executive compensation philosophy and reviews and approves compensation for our named executive officers. While Integra management and our independent compensation consultant provide input, it is the sole responsibility of the Compensation Committee to approve our executive compensation philosophy, plans, policies, programs and decisions.

In 2020, our executive compensation program successfully positioned Integra to attract and retain a leadership team with a sharpened focus on our four strategy pillars:

BUILD AN EXECUTION- FOCUSED CULTURE	ACHIEVE RELEVANT SCALE	IMPROVE AGILITY AND INNOVATION	LEAD IN CUSTOMER EXCELLENCE

These strategy pillars continue to guide us on our journey to become a multi-billion-dollar, global medical technology company.

In March 2020, the World Health Organization recognized the novel strain of coronavirus, COVID-19, as a pandemic. The COVID-19 pandemic significantly impacted both the global and U.S. economies. In response, governments throughout the world implemented preventative or protective actions, such as imposing restrictions on travel and business operations. The rapid and evolving spread of the virus, resurgences and its variants, resulted in an unprecedented challenge to the healthcare industry, as medical resources were reallocated to fight COVID-19. During 2020, in spite of the challenges caused by the pandemic, the Company, at the direction of executive management, sustained ongoing operations by implementing contingency plans that enabled its manufacturing and distribution sites around the world to continue operating at levels required to meet demand and to provide for the safety of its employees. The Company’s sales force rapidly adopted a variety of virtual collaboration and digital marketing mechanisms to stay connected with customers and ensure adequate support for patients. The Company’s adaptability and resiliency in the face of the COVID-19 crisis was made possible in part by prior investments made by executive management in technology infrastructure and operations, as well as by its talented and committed global workforce.

The Company began 2020, through the first two and half months of the first quarter, trending towards the higher end of the Company’s financial expectations and positioning Integra to meet or exceed the financial targets set for the year. Towards the end of the first quarter and into the second, the COVID-19 pandemic negatively impacted surgical procedure volumes, amongst causing other challenges, which resulted in lower revenues compared to the prior year. The largest impact of the COVID-19 pandemic experienced by the Company was during the second quarter, and as a result, the first-half of 2020 revenues were down by 18% compared to the first-half of 2019. As the economic recovery began to take hold in the third quarter, actions taken by executive management helped drive second-half revenues to exceed the first half by $146 million, and by the fourth quarter, total organic sales declined only 1.5% compared to 2019.1

[1]

For information on these measures and adjusted measures, including a reconciliation of these adjusted financial measures to the most directly comparable generally accepted accounting principles (“GAAP”) financial measures, see Appendix B and a full discussion of our results and performance appears in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on February 23, 2021) and in its previous periodic reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended for fiscal year 2020.

While we did not achieve our financial targets due to the COVID-19 pandemic, our executive management team, in conjunction with our dedicated global workforce, executed on short and long-term objectives resulting in key successes in 2020 that have positioned the Company for accelerated future growth. These achievements include:

•

Extraordinary leadership by executive management in navigating our Company and employees through the COVID-19 pandemic acting swiftly to prioritize employee safety, maintain supply, and support the abrupt transition to remote work;

•	Execution of strategic initiatives that will be accretive to future growth and profitability. These included:

¡

The sale of our Extremity Orthopedics business to Smith & Nephew USD Limited which enables us to increase our investments in our tissue technology business, strengthening our existing leadership positions within this industry; fund pipeline opportunities to drive future growth, and expand our addressable markets;

¡

The acquisition of ACell, Inc., an innovative regenerative medicine company. This transaction, announced in 2020, expands our product offering of regenerative technologies and is complementary to Integra’s existing tissue technologies portfolio. The acquisition also supports our long-term growth and profitability strategy with a financial profile similar to Integra’s tissue products; and,

¡

We continued to invest in our two most recent acquisitions from 2019, Arkis Biosciences, Inc. and Rebound Therapeutics Corporation, both of which are developing innovative technologies for neurosurgery.

•

The Company strengthened its financial position by renegotiating credit agreements that increased financial flexibility amidst the unprecedented impact on the global economy and ongoing uncertainty caused by the COVID-19 pandemic. The Company also closely managed expenses throughout the pandemic;

•

The Company implemented targeted cost-saving measures at the height of the crisis by temporarily reducing the salaries of executive management and reducing hours for certain employee groups from April to August (along with one-time reductions in the annual director retainer);

•

The Company continued to advance its diversity and inclusion initiatives by implementing two development programs to focus on unconscious bias and practicing inclusion, by continuously sponsoring employee resource groups from the executive level, and by striving to ensure diversity in our leadership ranks through mentorship, sponsorship, development and recruitment efforts;

•	Investments in key R&D and clinical programs critical to long-term growth notwithstanding the challenges posed by the pandemic; and

•	The Company advanced facility optimization plans to resolve pre-existing supply challenges for certain tissue products and to help drive long-term profitability targets.

Throughout the COVID-19 pandemic, Integra’s executive management team remained keenly focused on its employees and patients, ensuring the Company could supply its products while keeping our employees safe. Although the Company could not insulate itself from some negative financial impact from the pandemic, the executive management team, through swift and decisive action, minimized the impact to the Company and leveraged opportunities in 2020 to position Integra for success in 2021 and beyond.

The Compensation Committee considered these achievements in making compensation decisions for both fiscal years 2020 and 2021. Below is a summary of some of the decisions the Committee made:

•	Salary increases for named executive officers (“NEOs”) in 2020 were approved but ultimately not implemented. NEOs also took a temporary salary reduction of 25% to 50% from April 2020 to August 2020.

•

Beyond the salary reduction, the only change to Mr. Arduini’s total direct compensation as CEO was a 5.3% increase in his equity grant, taking his actual total direct compensation to approximately $7.7 million in 2020, a decrease of ~2%.

•

The Compensation Committee exercised its discretion and approved a short-term incentive payout at 75% of target for all executive officers. The Committee considered this decision to be appropriate as it reflected both the NEO’s strategic accomplishments in the year and their individual and team performances. Executive management recommended and the Committee approved funding at 85% of target for the broader workforce participating in the short term incentive program, similarly reflecting their hard work in positioning Integra for a continued strong recovery in the second half of 2020 and into 2021. Additionally, the Committee approved one-time cash bonuses for our essential colleagues in our manufacturing and service locations.

•	No payout was earned for the 2020 performance year tranches of the 2018, 2019 and 2020 PSU cycles.

•

Looking to 2021, the Committee approved minor modifications to the equity program, with a rebalancing of stock options and RSUs and an increase of PSUs in the annual equity grant to align executives with our priority of emerging stronger from the pandemic, to enhance retention and to align with shareholder interests.

The following pages provide detail of the decisions the Compensation Committee made to ensure that total compensation for our named executive officers remained competitive, appropriately tied to performance and aligned with stockholder interests.

COMPENSATION DISCUSSION AND ANALYSIS

Integra is a world leader in medical technology, offering innovative solutions in neurosurgery, reconstructive and general surgery. Through an unwavering commitment, we strive to limit uncertainty for surgeons, so they can concentrate on providing the best patient care. We believe that execution on our four strategic pillars paired with significant opportunities for global growth will continue to drive stockholder value. Delivering this strategy requires a team of highly engaged and skilled leaders, who are rewarded for the performance they deliver.

To ensure our leaders are driven to deliver excellence for customers, patients, stockholders and colleagues, our executive compensation program is designed to link business priorities with performance.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation programs are based on a pay-for-performance philosophy and are designed to...

•	Attract, motivate and retain talented executives who have the skills to drive our continued profitability, growth and success;

•

Connect executive compensation with our short- and long-term corporate goals with an appropriate balance across pay programs prioritizing performance while discouraging unnecessary or excessive risk-taking;

•	Align the interests of our executives with those of our stockholders; and

•	Reward executives for exceptional performance that improves patient outcomes and drives stockholder value (pay-for performance).

This Compensation Discussion and Analysis (“CD&A”) describes the 2020 compensation of our named executive officers listed below. It also provides an overview of our executive compensation program, which we continue to refine based on stockholder feedback, competitive market practice, and company performance.

NAMED EXECUTIVE OFFICER	ROLE	2020 TIME IN ROLE

Mr. Peter J. Arduini	President and Chief Executive Officer (CEO)	Full Year

Ms. Carrie Anderson	Executive Vice President and Chief Financial Officer (CFO)	Full Year

Mr. Glenn G. Coleman	Executive Vice President and Chief Operating Officer (COO)	Full Year

Mr. Robert T. Davis, Jr.	Executive Vice President, President, Tissue Technologies	Full Year

Mr. Michael J. McBreen[1]	Executive Vice President, President, Codman Specialty Surgical	June — December
[1]	Mr. McBreen was promoted to Executive Vice President, President, Codman Specialty Surgical on June 8, 2020 after Daniel L. Reuvers announced his resignation effective June 5, 2020.

SUMMARY OF OUR 2020 DECISIONS

The Compensation Committee makes decisions regarding named executive officer total compensation (base salary, annual bonus objectives and payments, and annual equity grants) in connection with our annual performance review process. The table below summarizes the Committee’s decisions and provides information on updates to the compensation programs for 2020 and 2021.

FACTORS THAT GUIDED TOTAL COMPENSATION DECISIONS

•  Our executive compensation philosophy

•  Degree of achievement of key strategic financial and operational goals

•  Individual performance

•  Advancement of our diversity and inclusion strategy

•  Impact of the COVID-19 pandemic

•  Recommendations of our President and CEO (other than with respect to his own compensation)

•  Advice of an independent compensation consultant

•  Stockholder input

•  Market pay practices

•  Current and historical Integra compensation

KEY 2020 COMPENSATION DECISIONS SEE PAGES 44 – 50 FOR MORE INFORMATION

Base Salary Decisions

In February 2020, the Compensation Committee approved merit increases for the executive officers due to take effect in April. In order to manage costs in response to the uncertainty posed by COVID-19, the approved increases were not implemented. Approved merit increases for the broader workforce were delayed but implemented in September 2020 based on the same rationale.

As a further precautionary measure, executive officers agreed to temporary reductions in their salaries ranging from 25% to 50%. These reductions were in effect from April 27, 2020 until August 1, 2020.

In August 2020, Mr. McBreen received a salary increase of 16.2% in connection with his promotion to Executive Vice President, President, Codman Specialty Surgical.

Cash Bonus Decisions

In February 2020, the Compensation Committee approved the short-term incentive design, metrics and performance goals for executive officers, which cascades more broadly to all plan participants. Upon reviewing the plan later in the year, the Committee accepted that the performance goals did not align with Integra’s revised operating plan, but in the face of continued uncertainty of COVID-19, the Committee determined that no changes would be made. Instead, performance would be assessed holistically at year-end with consideration given to the application of discretion.

Upon reviewing all aspects of the Company’s and individual performances at year-end, the Committee exercised discretion and approved a short-term incentive payout at 75% of target for executive officers, and 85% of target for non-executive participants. The Committee considered this an appropriate result based on the results of notable effort and achievements of the executive officers and non-executive participants.

The Committee also approved one-time cash bonuses to our essential workers in our manufacturing and service locations. The dedication shown by the essential colleagues was extraordinary and allowed us to continue to serve our patients and customers.

Equity Grant Decisions

Equity grants were made in March 2020 reflecting the same mix as 2019: 50% performance stock units (PSUs), 30% non-qualified stock options and 20% restricted stock (restricted stock units for CEO). PSUs vest annually in equal installments over three years, contingent on achieving our annual organic revenue growth goal. Non-qualified stock options (NQSOs) vest annually in equal installments over four years. Restricted stock vest annually in equal installments over three years. For the CEO, NQSOs vest one-third on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary and restricted stock units (RSUs) vest annually in equal installments over three years with payout deferred until six-months after departure from the company.

Award values were established on a basis consistent with 2019, with Mr. Arduini receiving an annual equity grant with a fair market value of $6,000,000. Other grants ranged in value from $675,000 to $1,900,000.

Prior to his promotion to Executive Vice President, President, Codman Specialty Surgical, Mr. McBreen’s grants included a one-time restricted stock award made on March 2, 2020 in the amount of $250,000. This award was issued in connection with his 2019 accomplishments associated with the successful completion of all Codman integration activities outside of North America including: closing over 40 countries, transitioning 140 distributors to Integra and exiting a transition services agreement in Asia while exceeding the financial plan for the year. The award vests in three equal installments on the anniversary dates of the grant.

PSU Vesting Decisions

In February 2021, the Compensation Committee reviewed the annual organic revenue growth goal for 2020 performance as it relates to the 2018, 2019 and 2020 PSU grants. Accordingly, the 2018, 2019, and 2020 PSUs vested at zero and the Committee did not exercise any discretion to alter the outcome.

2021 COMPENSATION PROGRAM CHANGES

The Company continues to receive high levels of Say on Pay support, with 98.06% of votes cast in favor at our 2020 annual shareholder meeting. The Compensation Committee believes this support, coupled with positive feedback from stockholders, to be an endorsement of our current program, which is considered as part of the Committee’s annual review.

For 2021 the fundamentals of the compensation program will be retained. Salaries will increase by 3% - 5%, with no changes to target bonus opportunities expressed as a percentage of salary. Market adjustments were made to annual equity grant values for Ms. Anderson and Messrs. Davis and McBreen as part of the annual review of compensation compared to our peers.

The Committee rebalanced stock options and restricted stock and increased PSU’s in the annual equity grant to align executives with our priority of emerging stronger from the pandemic, enhance retention, recognize the strong recovery in the second half of the year while demonstrating alignment to the experience of our stockholders. In 2021, we delivered a greater portion of performance-based awards to align the NEOs with our accelerated growth goals, with PSUs weighted ~60% and stock options and restricted stock (restricted stock units for Mr. Arduini) each weighted at 20%.

SUPPORTING OUR PAY-FOR-PERFORMANCE PHILOSOPHY

In support of our pay-for-performance philosophy and achievement of strong Company performance, the majority of the total compensation opportunity that our President and CEO and other named executive officers receive is “at-risk” and dependent upon future performance. Market-competitive base salaries are established to provide our named executive officers with a stable and secure source of income with “at-risk” pay aligned to driving our four strategy pillars.

Consistent with the Company’s overall executive compensation philosophy, named executive officers are rewarded for their strong leadership and individual performance and provided with equity incentives to ensure alignment of their interests with those of our stockholders. For Mr. Arduini, 88% of his total direct compensation opportunity (base salary, target annual bonus and equity grants) is at-risk, as shown below. On average, percentage of target total direct compensation for our named executive officers other than Mr. Arduini that is at-risk is 73%.

The majority of total direct compensation for our named executive officers — 88% for our President and CEO and an average of 73% for our other named executive officers — is “at-risk” based on the achievement of specific performance goals and stock price performance.

ALIGNING PAY WITH PERFORMANCE

We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2020, the performance-based components of our executive compensation program were designed as follows:

	SHORT-TERM INCENTIVE	LONG-TERM INCENTIVE	LONG-TERM INCENTIVE

	Annual Bonus	Performance-based Equity	Time-based Equity

Objective	Reward achievement of short-term (annual) corporate performance goals	Reward exceptional long-term financial results and drive stockholder value creation	Reinforce ownership in the Company with a focus to increase stockholder value over the long term and support retention of executives

Form	Cash	Performance Stock Units (PSUs) (50%) Non-qualified Stock Options (30%)	Restricted Stock (20%)

	SHORT-TERM INCENTIVE	LONG-TERM INCENTIVE	LONG-TERM INCENTIVE

	Annual Bonus	Performance-based Equity	Time-based Equity

Time Horizon	1 Year	3 Years (PSU) 4 Years (Stock Options)[1]	3 Years (RSUs)[2]

Metrics	Revenue — 40% weighting Adjusted EBITDA[3] — 40% weighting Operating cash flow — 20% weighting	Annual organic revenue growth[4] Stock price appreciation	Stock price appreciation Continued employment

[1]	Mr. Arduini’s non-qualified stock options vest as to one-third of the shares on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary.

[2]	Mr. Arduini’s RSUs vest annually over three years with a deferral feature that provides that the award will be paid 30 days following the six-month anniversary of his departure from the company.

[3]

Defined as GAAP net income excluding (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) discontinued product lines charges; (iv) EU Medical Device Regulation-related charges; (v) COVID-19 related charges; (vi) convertible debt non-cash interest; (vii) intangible asset amortization expense; (viii) litigation charges; (ix) income tax impact from adjustments.

[4]

Organic revenue consists of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Organic revenue growth is the increase in organic revenue compared to the prior year’s organic revenue.

COMPENSATION BEST PRACTICES

The Compensation Committee applies a number of corporate governance features related to executive compensation, which are summarized below. We believe these mechanisms help to ensure alignment of executive and stockholder interests.

WHAT WE DO	WHAT WE DON’T DO

Deliver executive compensation primarily through performance-based at-risk pay	No hedging or pledging of equity

Maintain a peer group for benchmarking pay	No repricing of stock options

Set challenging short- and long-term incentive objectives	No guarantees or minimums related to base salary increases, annual bonuses or equity grants

Place a cap on the annual bonus payments and PSUs earned that executives can receive	No duplication of long-term performance targets with our annual performance targets

Provide strong oversight that ensures adherence to equity grant regulations	No gross-ups in connection with a change in control

Maintain a clawback policy for annual bonus and equity compensation, as well as an anti-hedging/pledging policy	No excessive perquisites

Require stock ownership by executives, with minimum ownership levels defined by role	No supplemental executive retirement plans

Have double-trigger change-in-control arrangements

Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company

Offer market-competitive benefits for executives that are consistent with the benefits provided to the rest of our employees

Consult with an independent consultant on compensation levels and practices

Engage with stockholders regarding our compensation programs.

STOCKHOLDER INPUT ON EXECUTIVE COMPENSATION

We value the opinions of our stockholders and regularly solicit input on our executive compensation program. In evaluating the design of our executive compensation and the compensation decisions for each of our named executive officers, the Compensation Committee considers stockholder input including the advisory “say-on-pay” vote at our annual meeting.

For our 2020 Say on Pay, approximately 98.06% of the “say-on-pay” stockholder votes cast approved the compensation for our named executive officers.

For our 2020 Say on Pay, approximately 98.06% of the votes cast approved the compensation for our named executive officers. We believe this support resulted largely from the improvements we have made, and continue to make, to our executive compensation program and the positive effect they have had on the Company’s performance. The strong Say on Pay vote shows support for our current compensation design.

Over the course of 2020, we gathered feedback with respect to our executive compensation program in a number of different settings. Integra’s management team engaged with shareholders representing over 50% of our outstanding shares by participating in 11 institutional investor events at which we discussed our strategic plans and growth prospects and held over 300 meetings with institutional investors. Through this engagement, we received feedback from stockholders on topics such as corporate strategy, governance and sustainability, as well as business and financial performance. Feedback from investors continues to highlight organic revenue growth as a key indicator for the strength of our business and a driver of shareholder value creation.

To strengthen our pay-for-performance culture, the Compensation Committee considered our strong 2020 vote results and the feedback obtained from our investor outreach when making decisions relating to compensation for our named executive officers for 2020. Our philosophy is to use performance metrics that directly align with our business strategy and shareholder interests. Based on these factors, annual organic revenue growth has been used as our long-term incentive performance shares metric since 2018 and will continue to be the measure in 2021.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee reviews the executive compensation program for all named executive officers, as well as other executives within the Company, on an annual basis. While Integra management provides input, it is the responsibility of the Compensation Committee to evaluate and approve our executive compensation philosophy, plans, policies, programs and decisions.

The following table illustrates the steps the Compensation Committee follows to ensure the total compensation for our named executive officers is competitive, appropriately tied to performance, and does not promote undue risk taking.

STEP 1: INPUT ON COMPENSATION	STEP 2: COMPENSATION COMMITTEE DECISIONS	STEP 3: COMPENSATION COMMITTEE OVERSIGHT

At the beginning of each year, management, including the President and CEO, provides recommendations to the Compensation Committee regarding the compensation of the named executive officers. The CEO does not make recommendations on his own pay.

These recommendations take into consideration the competitive market pay data provided by the Board’s independent consultant, as well as an evaluation of the named executive officer’s role, performance and contributions to the Company’s results, as well as the individual’s long-term potential.

(See more below on the Board’s independent compensation consultant.)

The Compensation Committee considers these recommendations together with the input of our independent compensation consultant and subsequently the Compensation Committee determines the named executive officers’ compensation, ensuring it is aligned with our compensation philosophy.

All aspects of the CEO’s compensation are determined solely by the Compensation Committee, with input from the independent compensation consultant.

For the coming year, the Compensation Committee reviews and approves:

•  Objectives for the CEO

•  Variable pay target opportunities for annual bonus and long-term equity incentives

•  Performance metrics for the annual bonus and equity grants

The Compensation Committee ensures performance metrics are consistent with the financial, operational and strategic goals set by the Board, that the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee retains Willis Towers Watson as its independent executive compensation consultant. Willis Towers Watson provides market analyses and recommendations that inform the Committee’s decisions; provides updates on market trends and the regulatory environment as it relates to executive compensation; reviews various executive compensation proposals presented by management to the Compensation Committee; and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), the Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the Committee. In 2020, in addition to the executive compensation consulting services provided, Willis Towers Watson provided corporate risk and brokering services and additional rewards consulting services to the Company with total fees of $414,113.

ROLE OF THE EXECUTIVE COMPENSATION PEER GROUP

To help ensure we provide our named executive officers with fair and market-competitive compensation and to support retention of our key leaders, we annually review the compensation we offer our executives against executives within our peer group of companies. In 2020, this peer group consisted of companies determined to be:

•  Similar in size (revenue and market capitalization), complexity and global reach to Integra

•  In the medical technology or a similar industry;

•  In competition with Integra for executive talent.

Integra is currently at the 41st percentile for revenue when compared to the peer group.

We generally position each element of compensation and the total compensation packages for executive officers to reflect the 50th percentile of our peer group.

Our peer group is regularly reviewed by the Compensation Committee with consideration given to our strategy and the advice of our independent compensation consultant. The 2020 peer group approved by the Compensation Committee was unchanged from 2019:

2020 EXECUTIVE COMPENSATION PEER GROUP
ABIOMED, Inc. Align Technology, Inc. CONMED Corporation Edwards Lifesciences Corporation Haemonetics Corporation Hill-Rom Holdings, Inc. Hologic, Inc.	Integer Holdings Corporation Intuitive Surgical, Inc. Invacare Corporation Masimo Corporation Nuvasive, Inc. ResMed, Inc. Steris Plc	Teleflex Incorporated The Cooper Companies, Inc. Varian Medical Systems, Inc. Wright Medical Group N.V. West Pharmaceutical Services, Inc.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Integra’s executive compensation consists of fixed pay and variable pay, including cash and non-cash components. We continue to emphasize variable pay rather than fixed pay, with the majority of the compensation being “at risk” performance-based compensation. We compare our executive compensation elements and total compensation against those of our peer group companies targeting the median while aligning to our executive compensation philosophy. The chart below summarizes the various elements of Integra’s executive compensation and their purpose:

	OBJECTIVE	TYPE OF COMPENSATION	KEY FEATURES
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the medical technology industry and broader market	Cash	• Reflects individual skills, experience, responsibilities and performance over time • Influences annual bonus and long-term incentive opportunity • Provides a stable and secure source of income
Short-Term Incentive —Annual Bonus	Encourage focus on short-term business performance	Cash

•  Performance-based reward tied to achievement of short-term corporate performance goals

•  Payment reflects the attainment of corporate financial goals as well as individual accomplishments in strategy, financial, and cultural elements associated with their leadership responsibilities for their given area

•  Paid only if threshold performance levels are met or exceeded

Long-Term Incentive —Performance Stock Units (PSUs)	Increase multi-year profitability and stock price	Equity

•  Performance-based rewards tied to achievement of long-term corporate performance goals

•  Vests only if threshold performance levels are met or exceeded

•  Promotes retention and enhances executive stock ownership

•  Links value to stock price

Long-Term Incentive —Non-qualified Stock Options	Closely align executive and stockholder interests and aid in retention	Equity	• Promotes retention and enhances executive stock ownership • Links value to stock price appreciation
Long-Term Incentive —Restricted Stock & RSUs	Closely align executive and stockholder interests and aid in retention	Equity	• Promotes retention and enhances executive stock ownership • Links value to stock price
Other Benefits	Aid in attracting and retaining talent	Benefit	• Broad-based benefits available to all employees • Executive physical exam program • Non-Qualified Deferred Compensation Program available to all eligible employees

ANALYSIS OF 2020 COMPENSATION DECISIONS

Base Salary

We establish base salaries for named executive officers that reflect each executive’s experience, expertise, and the complexity of his or her role as well as current competitive compensation data and internal comparisons. The Compensation Committee reviews base salaries of our named executive officers annually, and approves increases considering factors such as prior year performance, market competitiveness and affordability. Our NEOs’ annual base salary changes are aligned with Integra’s global annual merit budget with an effective date each year of April 1.

2020 BASE SALARY DECISIONS

Despite approving salary increases in February, the Committee decided not to implement the increases in light of the uncertainty COVID-19 presented. In addition, the NEOs’ salaries were temporarily reduced by 25% to 50% from April 27, 2020 until August 1, 2020.

	2020 BASE SALARY	ACTUAL AMOUNT PAID[2]

Peter J. Arduini	$980,000	$848,077

Carrie Anderson	$500,000	$466,346

Glenn G. Coleman	$600,000	$559,615

Robert T. Davis, Jr.	$476,684	$449,600

Michael J. McBreen[1]	$450,000	$385,308

[1]	Mr. McBreen’s salary increase to $450,000 was effective August 10, 2020 and reflected his promotional appointment as Executive Vice President, President, Codman Specialty Surgical.

[2]	Includes impact of temporary salary reductions.

Annual Bonus

Our Performance Incentive Compensation Plan (the “Bonus Plan”) provides named executive officers with the opportunity to earn a cash award when they deliver strong annual Company and individual performance.

Named executive officers are eligible for bonus payments only if the Company achieves a threshold goal of at least 70% of prior year adjusted EBITDA.

If 70% of prior year adjusted EBITDA is met, the Bonus Plan is funded. Actual bonuses are determined based on the Company’s achievement of annual performance goals determined by the Compensation Committee within the first 90 days of each year. The annual bonus pool is determined based on Company performance — revenue (40% weighting), adjusted EBITDA (40% weighting) and operating cash flow (20% weighting). These metrics were selected as they are key indicators of the strength of our business and we believe they drive long-term stockholder return.

Each named executive officer has a target bonus opportunity, with no minimum (that is, the actual payment could be 0%) and a cap at 200% of their target. Actual annual bonus paid may be modified based on an individual’s performance.

ANNUAL BONUS POOL FUNDING

The annual bonus pool is funded for all Bonus Plan participants based on Company performance. The aggregate amount of the final payments to all participants, including the named executive officers, may not exceed the overall funded pool. For 2020, the Company’s funding model was as follows:

		PERFORMANCE GOALS AS A % OF TARGET

PERFORMANCE METRIC	WEIGHT	Below Threshold	Threshold	Target	Maximum

Revenue	40%	95.9%	96%	100%	104%

Adjusted EBITDA[1]	40%	92.9%	93%	100%	107%

Operating Cash Flow	20%	84.9%	85%	100%	115%

Annual Bonus Pool Funding (as a % of Target)		0%	20%	100%	150%

[1]

Defined as GAAP net income excluding (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) discontinued product lines charges; (iv) EU Medical Device Regulation-related charges; (v) COVID-19 related charges; (vi) convertible debt non-cash interest; (vii) intangible asset amortization expense; (viii) litigation charges; and (ix) income tax impact from adjustments. See “Appendix B — Reconciliations of Non-GAAP Financial Measures”.

This same funding model will also apply for the 2021 performance year.

During 2020, the Compensation Committee reviewed the impact of the COVID-19 pandemic on our business to assess whether our incentive plans remained fit for their purpose. Given the continued uncertainty, rather than making changes mid-year, the Committee agreed it would be more appropriate to review performance at year-end to determine whether a bonus payout was appropriate.

As described above, there are two fundamental features of our annual bonus design:

•	A threshold level of adjusted EBITDA must be achieved for the plan to be funded and for a payout to be considered; and

•	Three individually weighted metrics for which performance ranges are established must be achieved for overall funding.

Despite the notable challenges faced in 2020, the threshold adjusted EBITDA performance hurdle was achieved through the hard work of our employees and leadership from our executives. However, due to these same challenges, the threshold requirements for the individually weighted revenue, adjusted EBITDA and operating cash flow performance goals, were not achieved. 2020 adjusted EBITDA of $334.5 million represents 90.7% of prior year’s adjusted EBITDA of $368.6 million, exceeding, the threshold of 70% of prior year’s adjusted EBITDA. 2020 revenue was $1,371.9 million, or 87.4% of the target of $1,570 million. Adjusted EBITDA was $334.5 million or 83.8% of the target of $399 million. Operating cash flow was $203.8 million or 84.9% of the target of $240 million.

In assessing whether or not it was appropriate to deliver a payment under the program, the Committee considered various factors including the leadership of our executives to deliver against strategic priorities to set us up for future success, the experience of our employees more broadly and the retentive impact of our program more holistically. Through these lenses the Committee noted the following:

•	Executive management swiftly developed and implemented a COVID-19 pandemic response plan that included:

•	A fundamental focus on business continuity, ensuring the safety and well-being of employees and enabling them to meet the expectations of our customers. This was achieved through the provision of personal protective equipment (“PPE”), daily symptom checks, social distancing practices, and an efficient transition to remote work through improved technology.

•	Additional safeguards taken within our manufacturing and distribution facilities to ensure continuity of product supply.

•	Rapid transition by our sales force to a variety of virtual collaboration and digital marketing mechanisms to stay connected with our customers and ensure continued support for patients.

•

Increased financial flexibility and strengthened financial position. Management took a proactive response to focus on cash management, with executives working to optimize our organizational structure, systems and processes, while maintaining investments in critical R&D and clinical programs. During the year, the Company completed an accelerated share repurchase program, raised $575 million through a convertible note issued in favorable market conditions, and amended and extended the terms of its credit facility.

•	Additionally, executive management remained focused on optimizing the Company’s product portfolio driving further towards its long-term growth and profitability targets:

•	In September, the Company announced the divestiture of its Extremity Orthopedics business for $240 million in cash, which enables us to increase our investment in the tissue technology business.

•

In December, the Company announced an agreement to acquire ACell, Inc. which expands the Company’s regenerative capabilities and is complementary to Integra’s existing tissue technology product portfolio.

•	As a result of the above actions, the executive management team positioned the Company well for the recovery of surgical procedure volumes.

•	The Company experienced strong improvement in revenues, profitability and operating cash flow in the second half of 2020.

•	The Company had a lower net debt and consolidated total leverage ratio compared to June 30, 2020.

In recognition of the hard work across our organization that yielded many notable achievements, non-executive participants in our annual incentive plan were paid bonuses of 85% of target on average, with adjustments to reflect individual performance. To reward the dedication of our essential colleagues working in our manufacturing and service locations, a one-time cash award was issued in addition to their normal bonus.    The extraordinary effort from our essential colleagues allowed us to deliver life-saving medical technologies to our patients and customers without disruption.

In addition, the Committee considered the individual performance of our NEOs, noting the following accomplishments in areas spanning our financial, strategic, operational, and diversity and inclusion progress.

KEY ACCOMPLISHMENTS
Peter J. Arduini

•  Oversaw strong financial performance prior to the pandemic, with the company on track to achieve organic revenue growth for the year until the pandemic impacted results

•  Led Integra through the COVID-19 pandemic, which resulted in improved performance in Q3 and Q4 despite a second-wave resurgence. Key actions included overseeing cost management initiatives with a view to preserving jobs, ensuring the safety of our employees and patients, enabling a productive virtual operating environment across the company

•  Developed financial, organizational and customer plans to reflect the operating realities of a COVID-19 environment, contributing to our recovery of revenue in Q3 and Q4

•  Advanced diversity and inclusion with increased gender diversity at the executive and senior leadership levels, and launched microinequities training across the enterprise

•  Accelerated our facility optimization strategy to drive future profitability

Carrie Anderson

•  Executed portfolio actions to improve revenue and earnings growth profile including the Extremity Orthopedics divestiture while advancing the ACell tissue regeneration company acquisition

•  Improved margin year-over-year by reducing operating expenses by 30% at the peak of COVID, while protecting jobs; achieved 90% of prior year’s adjusted EBITDA

•  Implemented company-wide cash preservation actions that led to improvements to free cash flow compared to prior year despite lower revenues

•  Amended and extended Integra’s credit facility in February and June with structural improvements to the agreement, including lowering borrowing costs

•  Completed $575 million convertible bond, significantly reducing the Company’s interest expense

•  Successfully completed Integra’s first Accelerated Share Repurchase program

•  Led in advancement of diversity and inclusion initiatives, including serving as executive sponsor for Integra’s African American Affinity Group

KEY ACCOMPLISHMENTS
Glenn G. Coleman

•  Led Integra through the COVID-19 pandemic, which resulted in improved performance in Q3 and Q4 despite a second-wave resurgence. Key actions included procuring PPE, implementing safety protocols, implementing business continuity plans at 17 plants and six distribution centers, overseeing the move to a virtual operating environment and monitoring IT infrastructure, and creating and developing a digital marketing team to convert sales and marketing initiatives in a virtual environment

•  Executed portfolio actions to improve revenue and earnings growth profile including the Extremity Orthopedics divestiture, advancing the ACell tissue regeneration company acquisition and two international exclusive licensing agreements in tissue technology and neurosurgery

•  Implemented a new direct selling model in Japan for general surgery business and launched several new key products, such as Duragen and Lapis, leading to double digit growth and exceeding the full year operating plan

•  Advanced several key tissue technology clinical studies that will lead to better reimbursement and additional product indications

•  Oversaw the continued implementation of manufacturing optimization plans which will further contribute to our gross margin expansion in the long-term including accelerating the manufacturing transfer of J&J with all key product lines to be fully completed in 2021, one year ahead of schedule

•  Led in advancement of diversity and inclusion initiatives, including serving as executive sponsor for Integra’s Indian American Employee Resource Group

Robert T. Davis, Jr.

•  Oversaw strong revenue performance prior to the pandemic, on track to achieve double digit growth

•  Led a strong financial recovery for Tissue Technologies in late Q3 and Q4

•  Managed the successful divesture of the Extremity Orthopedics business to Smith & Nephew with minimal disruption

•  Advanced our Nerve platform

•  Announced an agreement to acquire ACell, Inc. which expands the regenerative capabilities and is complementary to Integra’s existing tissue technology product portfolio

•  Led in advancement of diversity and inclusion initiatives, including serving as executive sponsor for Integra’s Veteran’s Employee Resource Group

Michael J. McBreen

•  Prepared the Codman Specialty Surgical business for the healthcare system recovery, with a focus on colleague health and safety and a robust supply chain to meet demand

•  Led a strong financial recovery for Codman Specialty Surgical in late Q3 and Q4

•  Implemented new digital strategy resulting in virtual education programs, multi-channel marketing and the Codman resource center

•  Led the advancement of product development activities preparing the Company for multiple new product launches in 2021

•  Achieved a significant product development milestone associated with the Aurora neurosurgery device related to the 2019 acquisition of Rebound Therapeutics

After careful consideration of these factors, the Committee determined it was appropriate to apply discretion to approve a payout of 75% of target for our executive officers, reflecting their collaborative work and achievements in 2020. This outcome is lower than that approved for our broader plan participants below the executive level, and appropriately balances the decreased financial performance with the achievements in several critical business priority areas.

While the Committee is also concerned about talent retention, the Committee believes retention is best addressed through long-term incentive awards to align the interests of our executives with those of our shareholders. This philosophy is discussed further below in the Equity Grants section.

2020 ANNUAL BONUS (PAID IN MARCH 2021)

	TARGET AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY	ACTUAL AMOUNT AWARDED(1)	ACTUAL AS A % OF TARGET

Peter J. Arduini	120%	$1,176,000	$882,000	75%

Carrie Anderson	70%	$350,000	$262,500	75%

Glenn G. Coleman	80%	$480,000	$360,000	75%

Robert T. Davis, Jr.	60%	$286,010	$214,508	75%

Michael J. McBreen	60%	$270,000	$202,500	75%

[1]

Messrs. Coleman and Davis and Ms. Anderson elected to defer a percentage of their 2020 annual bonus paid in March 2021 under the new Non-Qualified Deferred Compensation Program. Specifically, deferrals were as follows: Ms. Anderson at 75%, Mr. Coleman at 40%, and Mr. Davis at 35%.

Equity Grants

Equity grants help to align executive interests with those of our stockholders. The Compensation Committee considers Company performance, individual performance, long-term potential and market practice when determining the value and type of equity. We award a mix of restricted stock or restricted stock units (RSUs), non-qualified stock options and performance stock units (PSUs).

	RESTRICTED STOCK (ALL NEOS EXCEPT CEO)	RESTRICTED STOCK UNITS (RSUS) (CEO ONLY)	NON-QUALIFIED STOCK OPTIONS	PERFORMANCE STOCK UNITS (PSUS)
Definition	Represents actual ownership of Integra stock that becomes the executive’s upon vesting	Notional units which are redeemable for Integra stock; their value tracks the value of Integra stock	Once vested, stock options give an executive the right to purchase Integra stock at an exercise price equal to the closing price of our common stock on the date of grant	Notional units which are redeemable for Integra stock subject to performance; their value tracks the value of Integra stock
% of Equity Grant	20%	20%	30%	50%
Performance Metric	Time	Time	Stock price	Organic revenue growth
Vesting	Annually over three years	Annually over three years; payment is deferred until after CEO’s departure from Integra	Annually over four years [1]	Annually over three years based on achievement of performance goals

[1]	For the CEO, vesting is one-third of the award on the first anniversary of the grant date and the remainder vests in monthly installments through the third anniversary of the grant date.

ANNUAL EQUITY COMPENSATION GRANTS

Annual equity grants are typically made in March of each year. The following criteria are evaluated for each of our named executive officers when determining the value of their annual equity award:

•	Performance over the long term;

•	Performance during the prior year;

•	Long-term potential;

•	Retention considerations; and

•	Market practices for comparable positions.

2020 EQUITY COMPENSATION DECISIONS

In March 2020, named executive officers except for the CEO each received an annual equity grant of 50% PSUs, 30% non-qualified stock options, and 20% restricted stock. Mr. Arduini received an annual equity grant of 50% PSUs, 30% non-qualified stock options, and 20% RSUs.

	FAIR MARKET VALUE AT GRANT — 2020
	RESTRICTED STOCK	RSUs	NON-QUALIFIED STOCK OPTIONS	PSUs	TOTAL

Peter J. Arduini		$1,200,037	$1,800,003	$3,000,028	$6,000,068

Carrie Anderson	$250,013		$375,003	$625,033	$1,250,049

Glenn G. Coleman	$380,010		$570,010	$950,024	$1,900,044

Robert T. Davis, Jr.	$138,024		$207,008	$345,037	$690,069

Michael J. McBreen[1]	$335,029		$127,512	$212,524	$675,065

[1]

Prior to his promotion to Executive Vice President, President, Codman Specialty Surgical, Mr. McBreen’s grants included a one-time restricted stock award made on March 2, 2020 in the amount of $250,000. This award was issued in connection with his 2019 accomplishments associated with the successful completion of all Codman integration activities outside of North America, including: closing over 40 countries, transitioning 140 distributors to Integra and exiting a transition services agreement in Asia while exceeding the financial plan for the year. The award vests in three equal installments on the anniversary dates of the grant.

USING ORGANIC REVENUE GROWTH AS THE PSU PERFORMANCE METRIC

Annual organic revenue growth is the performance metric for PSU awards as it is a key indicator of the strength of our business and stockholder return. Organic revenue consists of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Organic revenue growth is the increase in organic revenue compared to the prior year.

The three-year annual organic revenue growth goal is derived from a rigorous process that involves input and discussions among the Compensation Committee, CEO and management. We annually review the metrics (and related targets) used in our annual bonus and equity programs to ensure they remain aligned to Integra’s strategic plan.

PSU VESTING FOR EQUITY GRANTS DETERMINED BY ANNUAL REVENUE PERFORMANCE

For equity grants awarded in 2017, each named executive officer was eligible to receive shares of the Company’s common stock ranging from 0% to 150% of target based on the Company’s achievement of a certain annual revenue increase over an established baseline. These target revenue levels increased each year of the performance period to elevate the rigor of the program and align with the Company’s long-term business strategy and growth targets:

INCREASE IN ANNUAL REVENUE OVER BASELINE SET AT GRANT
	FIRST PERFORMANCE YEAR GOAL	SECOND PERFORMANCE YEAR GOAL	THIRD PERFORMANCE YEAR GOAL	PERFORMANCE VESTING PERCENTAGE

Below Threshold Level	<3%	<6%	<9%	0%

Threshold Level	3%	6%	9%	50%

Target Level	7%	14%	21%	100%

Maximum Level	11%	22%	33%	150%

PSU VESTING FOR EQUITY GRANTS DETERMINED BY ANNUAL ORGANIC REVENUE PERFORMANCE

Beginning with the 2018 equity grant, each named executive officer is eligible to receive shares of the Company’s common stock ranging from 0% to 150% of target based on the Company’s achievement of an annual organic revenue growth goal over the prior year’s organic revenue amount during each fiscal year of the performance period:

GROWTH IN ANNUAL ORGANIC REVENUE OVER PRIOR YEAR
	PERFORMANCE GOAL	PERFORMANCE VESTING PERCENTAGE

Below Threshold Level	<2%	0%

Threshold Level	2%	50%

Target Level	5%	100%

Maximum Level	7%	150%

IF...	THEN...
Growth in annual organic revenue over prior year is between threshold and target levels

Performance vesting percentage is determined by extrapolating between threshold level, anchor points of 3% annual organic revenue growth (with a 70% performance vesting percentage) and 4% annual organic revenue growth (with an 85% performance vesting percentage), and target level.

Growth in annual organic revenue over prior year is between target and maximum levels

Performance vesting percentage is determined by linear interpolation between target level, an anchor point of 6% annual organic revenue growth (with a 125% performance vesting percentage), and maximum level.

Target performance in a particular year is not attained but the Company achieves its cumulative goal (an average three-year annual organic revenue growth rate of at least 5.0%)	Additional shares of performance stock will vest on the third anniversary of the grant date (as though the performance goal for the fiscal year was achieved at target level).

PSU GRANT VESTING

Vesting of the following PSU grants in 2020 and 2021 was determined based on the achievement of the Company’s revenue growth goals for the 2019 performance period (2017 grant) as well as its annual organic revenue growth goal for the 2019 and 2020 performance periods (2018, 2019 and 2020 grants):

2020 organic revenue was $1,345.1 million as compared to $1,473.5 million in 2019. As such, there was no growth in organic revenue over prior year’s organic revenue so the threshold was not achieved. Therefore, vesting is at zero for the 2018, 2019 and 2020 grants for 2020 performance year. See “Appendix B – Reconciliations of Non-GAAP Financial Measures” for further details.

In assessing the outcome for the 2018, 2019 and 2020 grant awards based on 2020 performance the Compensation Committee discussed whether it would be appropriate to apply discretion given the impact of COVID-19 on the 2020 performance period. It was agreed that our current PSU design is highly effective in the current operating environment. The one-year performance periods provide recognition of short-term progress towards long-term goals, and the three-year cumulative performance goal enables formulaic adjustments at the end of the three-year performance period to reflect non-linear progress towards longer-term goals. While no payout was earned in respect of 2020 performance or our cumulative 2018 – 2020 performance, our executives continue to have the opportunity to earn a payout in respect of 2020 under our 2019 and 2020 grant cycles through our use of a cumulative performance overlay.

Looking to the future, it is important to ensure our programs continue to be effective in retaining and motivating our executives, while demonstrating alignment to the experience of our stockholders. The Committee took the opportunity to look critically at our programs in order to assess whether they are successfully meeting these objectives. In addition, the Committee rebalanced stock options and restricted stock and increased PSU’s in the annual equity grant to align executives with our priority of emerging stronger from the pandemic, enhance retention, recognize the strong recovery in the second half of 2020, and to align to shareholder interests. There was a desire to provide a performance-oriented incentive to drive sustainable long-term performance and value creation over the next three years under the leadership of our executive management team. As a result of this assessment, conducted in partnership with the Committee’s independent consultant, in 2021, we delivered a greater portion of performance-based equity awards to align the NEOs with our accelerated growth goals, with PSUs weighted ~60% and stock options and restricted stock (RSUs for Mr. Arduini) each weighted at 20%.

The Committee believes that this addresses retention and engagement concerns that the COVID-19 pandemic has presented in a manner appropriately aligned to the interests of our shareholders.

Retirement Savings Programs

In 2020, we provided retirement benefits to our named executive officers through the defined contribution retirement savings plan which is the same plan available to all employees. Company matching contributions for our NEOs are shown in the Breakdown of All Other Compensation table (p. 60). A new non-qualified deferred compensation program was adopted effective May 16, 2019 for all employees who meet the IRS annual compensation limit of IRC Section 401(a)(17) and conforms with the requirements of Code Section 409A. Employees may defer up to 75% of base salary and up to 100% of performance based cash bonus on a pre-tax basis. Messrs. Coleman and Davis elected to defer their base salary under the non-qualified deferred compensation program. Mr. Coleman deferred 40% of his 2020 base salary paid and Mr. Davis deferred 21% of his base salary paid. Messrs. Coleman and Davis and Ms. Anderson elected to defer a percentage of their 2020 annual bonus paid in March 2021. Specifically, annual bonus deferrals were as follows: Mr. Coleman at 40%, Ms. Anderson at 75% and Mr. Davis at 35%. The deferred value of the base salary and annual cash bonus is shown in the Non-Qualified Deferred Compensation table (p.65).

Other Benefits

In 2020, our named executive officers participated in benefits offerings on the same basis as all other employees except for the Executive Physical Exam Program, which provides payment for a comprehensive annual physical exam for each of our named executive officers and aligns with the Company’s culture of health and wellness, which supports improved executive performance.

Ms. Anderson was reimbursed for $76,475 of certain relocation-related expenses consistent with the Company’s relocation policy shown in the Breakdown of All Other Compensation table (p.60).

OTHER KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

As we look to the future of the Company, we have adopted policies to help drive sustainable growth by further aligning the financial interests of our executives and stockholders with long-term stock price performance. In addition, our compensation policies and practices for all employees are reviewed annually to determine whether any risks associated with such policies and practices encourage unnecessary or excessive risk-taking or are reasonably likely to have an adverse effect on the Company. Our compensation programs are designed with an appropriate balance of risk and reward in relation to our business strategy and they do not encourage excessive or unnecessary risk-taking behavior. The risk-mitigating features adopted within our compensation programs are outlined below.

The Compensation Committee reviewed management’s risk assessment report, and as a result of the risk assessment, the Compensation Committee does not believe risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

Our stock ownership guidelines require all executive officers to hold a minimum number of shares of our stock while serving in these leadership positions. The guidelines are intended to further align the interests of executives with those of our stockholders by requiring executives to be subject to the same long-term stock price volatility our stockholders experience.

The minimum threshold is based on a multiple of base compensation:

POSITION	STOCK OWNERSHIP GUIDELINE

CEO	6 times base salary

COO, CFO	2 times base salary

All other NEOs	1 times base salary

Currently, all of our named executive officers have met these requirements. The named executive officers are required to hold stock received from the Company pursuant to the stock ownership guidelines.

Clawback Policy

We maintain a clawback policy to ensure compensation is paid only upon proven results. If a restatement of our financial results is required to correct a material error or inaccuracy due to the fraud or intentional misconduct of a named executive officer, the Committee can recoup (“clawback”) from that executive bonuses or equity awards awarded on or after January 1, 2013 and cancel outstanding annual bonus or equity award opportunities.

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy prohibits without exception hedging and pledging of our securities by any employee, including our NEOs and Directors. Prohibited trading practices include short sales, puts, calls, forward sales, equity swaps, or other hedging transactions. In addition, all employees including our NEOs and Directors are forbidden from (i) holding Integra securities in a margin account, (ii) buying Integra securities on margin, (iii) pledging Integra securities as collateral for a loan or (iv) pledging Integra securities in any other arrangement. For our NEOs, and other participants in the Company’s trading window group, trading is permitted only during scheduled trading windows and requires a pre-clearance by our legal department. Subject to our trading window policy, our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934.

Impact of Accounting and Tax Requirements on Compensation

The Committee endeavors to structure executive compensation in a manner that is either compliant with, or exempt from, the application of Section 409A of the Internal Revenue Code, the provisions of which may impose additional taxes to employees.

Accounting

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including non-qualified stock options, restricted stock, restricted stock units, PSUs and other forms of equity compensation). The Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Although the Committee generally considers the tax and accounting implications of its compensation decisions, the primary drivers for determining the amount and form of executive compensation are the attraction, motivation and retention of executive talent rather than the Internal Revenue Code or accounting requirements.

POST-EMPLOYMENT ARRANGEMENTS

CEO Employment Agreement

The Company initially determined to enter into an employment agreement with Mr. Arduini in order to recruit him from a highly compensated senior position at Baxter International — a global medical device company with almost $14 billion in annual revenues in 2011 — to induce him to relocate his family, to provide some security commensurate with the risks undertaken in such a considerable career and geographic move, and to provide him with appropriate incentives to help the Company grow. The Company amended that agreement upon Mr. Arduini’s promotion to President and CEO to provide him with an appropriate blend of incentives and severance payments to reflect his greater responsibilities and address the risks undertaken with such a position. The Company then amended and restated Mr. Arduini’s employment agreement, as it was set to expire December 31, 2014, and again in October 2017, as it was set to expire December 31, 2017, for retention purposes, as well as the desire to motivate Mr. Arduini to improve the Company’s performance and continue to position Integra for future growth. The terms of the amended and restated employment agreement are described below.

On August 7, 2020, the Company entered into an Amendment to the Third Amended and Restated Employment Agreement with Mr. Arduini (the “Amendment” collectively with the Third Amended and Restated Employment Agreement, the “Arduini Agreement”). The Amendment extends the previous term, which was set to expire on December 31, 2020, to December 31, 2021 unless terminated earlier. If a change in control of the Company were to occur prior to the expiration of the term, the employment period will instead continue through the later of December 31, 2021, or the second anniversary of the consummation of the change in control.

Mr. Arduini’s base salary is reviewed and may be adjusted annually based on the Compensation Committee’s review in consultation with Willis Towers Watson, and his performance. Further, he remains eligible for an annual bonus opportunity targeted at 120% of his annual base salary. Mr. Arduini’s bonus opportunity will range from 50% of his target annual bonus opportunity (if threshold performance goals are achieved) to a maximum of 200% of his target annual bonus opportunity. Mr. Arduini’s base salary is subject to annual review and may be increased at the discretion of the Company.

The Arduini Agreement provides that Mr. Arduini is eligible to receive a discretionary annual equity award, with the amount, form and mix of such award to be determined by the Committee in its discretion after giving consideration to annual equity-based awards granted to chief executive officers in the Company’s peer group. Any annual equity awards will be granted pursuant to award agreements on forms substantially similar to the applicable form attached to the Arduini Agreement, which include provisions for accelerated time-vesting in connection with Mr. Arduini’s retirement.

The Arduini Agreement also provides that each current and future equity award held by Mr. Arduini that provides for double trigger accelerated vesting will provide for accelerated vesting upon a qualifying termination that occurs on or within 24 months following a change in control. In addition, Mr. Arduini’s non-qualified stock options will remain exercisable for up to two years following a qualifying termination or such longer period of time provided in the applicable option agreement. The Arduini Agreement contains non-compete and non-solicitation covenants that extend for 18 months following a termination of Mr. Arduini’s employment (or 12 months in the event of a termination due to the expiration of the employment term). Further, the Company will reimburse Mr. Arduini for up to $15,000 in legal fees and expenses incurred in connection with the drafting, review and negotiation of the Arduini Agreement.

Under the Arduini Agreement:

IF MR. ARDUINI’S EMPLOYMENT IS TERMINATED...	THEN...

Outside the context of a change in control by the Company other than for “cause,” death or “disability,” or by Mr. Arduini for “good reason” (each, as defined in the Arduini Agreement)

In addition to accrued amounts, Mr. Arduini will be entitled to:

•  A lump sum payment equal to 2.99 times his annual base salary;

•  Company-subsidized healthcare continuation coverage for himself and his dependents for up to eighteen months after his termination date; and

•  Company-paid life and disability insurance premiums for up to eighteen months after his termination date.

By the Company within twenty-four months following a change in control by the Company other than for cause, death or disability, or by Mr. Arduini for good reason

Mr. Arduini will be entitled to receive the same payments and benefits as in the non-change in control context, except: (i) the lump sum cash payment will instead equal 2.99 times the sum of Mr. Arduini’s annual base salary and target bonus and (ii) Mr. Arduini will receive a pro-rata portion of his annual bonus for the year of termination, determined based on actual performance.

Due to his death

Mr. Arduini’s estate will receive a lump sum cash payment equal to Mr. Arduini’s annual base salary, and Company-subsidized healthcare continuation coverage for up to twelve months after his termination date.

Mr. Arduini’s right to receive the severance payments pursuant to the Arduini Agreement (other than upon his death) is contingent on Mr. Arduini’s execution of a general release of claims against the Company (provided that the Company also executes a general release of claims against Mr. Arduini). In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Arduini than receiving the full amount of such payments.

Change-in-Control Severance Agreements for Other Named Executive Officers

Effective January 1 through December 31, 2020, we adopted a change in control severance program (the “Program”) under which Ms. Anderson, Messrs. Coleman, Davis and McBreen were participants. The Program provides for the payment of severance and other benefits to the executives in the event of a “qualifying termination,” which means a termination of employment with the Company without “cause” or by the executive for “good reason,” in either case, on or within two years following a “change in control” of the Company (each, as defined in the Program), which was the same under the expired change-in-control severance agreement. The Program does not provide for any excise tax gross-ups and has double-trigger cash payments.

In the event of a qualifying termination, the Change-in-Control Severance Agreements provide for:

•	A lump sum payment equal to 1.5 times (or 2.0 times in the case of Mr. Coleman and Ms. Anderson) the sum of the executive’s annual base salary and target bonus;

•	A lump sum payment equal to a pro rata portion of the executive’s target annual bonus for the partial fiscal year in which the termination occurs;

•	Company-subsidized COBRA premium payments for up to eighteen months following the termination date; and

•	Company-paid outplacement services for up to twelve months following the termination date.

The executive’s right to receive the severance payments and benefits described above is subject to his/her delivery and non-revocation of an effective general release of claims in favor of the Company. The Change-in-Control Severance Agreements clarified that to the extent the executive has not yet received his/her annual bonus for his/her prior year’s performance with the Company, the executive shall still receive such annual bonus for prior year performance at the time non-terminated employees receive such annual bonus if such payment is due. In addition, under the Change-in-Control Severance Agreements, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

The Program was renewed effective January 1, 2021 and will expire December 31, 2021 unless renewed again.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement and incorporated into our 2020 Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee of the

Board of Directors

Donald E. Morel, Jr. (Chair)

Rhonda Germany Ballintyn

Barbara B. Hill

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information regarding compensation paid to our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer and each of our three other most highly compensated executive officers based on total compensation earned during 2020.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation(2) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation (3) ($) (i)	Total ($) (j)

Peter J. Arduini	2020	848,077	—	4,200,065	1,800,003	882,000	—	10,554	7,740,699
President and Chief	2019	975,000	—	3,990,017	1,710,006	1,176,000	—	8,400	7,859,423
Executive Officer and Director	2018	947,916	—	3,815,037	1,635,003	1,232,640	—	17,216	7,647,812

Carrie L. Anderson	2020	466,346	—	875,046	375,003	262,500	—	81,860	2,060,755
Executive Vice President and	2019	259,615	225,000	1,700,009		205,000	—	16,312	2,405,936
Chief Financial Officer

Glenn G. Coleman	2020	559,615	—	1,330,034	570,010	360,000	—	8,331	2,827,990
Executive Vice President and	2019	585,426	—	1,654,286	387,506	482,000	—	11,200	3,120,418
Chief Operating Officer	2018	556,200	—	869,428	372,612	480,730	—	15,700	2,294,670

Robert T. Davis, Jr	2020	449,600	—	483,061	207,008	214,508	—	11,400	1,365,577
Executive Vice President,	2019	473,213	—	453,598	194,390	258,000	—	11,200	1,390,401
President, Tissue Technologies	2018	458,350	—	437,582	187,504	272,000	—	13,980	1,369,416

Michael J. McBreen	2020	385,308	—	547,553	127,512	202,500	—	11,400	1,274,273
Executive Vice President,
President, Codman Specialty Surgical

(1)

This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant dates in 2020, 2019, and 2018. For a discussion on the assumptions used to estimate the fair value of the stock options, please see Note 10, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The fair value of performance stock unit awards is shown in this column at Target, which represents the probable outcome of the performance conditions. Fair value at Maximum is $4,500,020 for Mr. Arduini, $1,425,014 for Mr. Coleman, $937,528 for Ms. Anderson, $517,556 for Mr. Davis, and $318,786 for Mr. McBreen.

(2)

The amounts in column (g) reflect cash awards for 2020, 2019 and 2018 earned pursuant to the terms of the Performance Incentive Compensation Plan. See “— Compensation Discussion and Analysis — Analysis of 2020 Compensation Decisions, Annual Bonus” for more information. Messrs. Coleman and Davis and Ms. Anderson elected to defer a percentage of their 2020 annual bonus paid in March 2021 under the Non-Qualified Deferred Compensation Program. Deferral amounts are shown in the Non-Qualified Deferred Compensation Table below.

(3)

The amounts reported in the All Other Compensation column for each NEO represents relocation expenses and 401(k) employer matching contributions. Refer to Breakdown of All Other Compensation table below for detail. In connection with her relocation in 2020, Ms. Anderson received a relocation reimbursement of $76,475 consistent with the Company’s relocation policy.

BREAKDOWN OF ALL OTHER COMPENSATION — 2020

	Relocation Expenses ($)		401(k) Employer Matching Contribution ($)	Total ($)

Peter J. Arduini			10,554	10,554

Carrie Anderson	76,475	(1)	5,385	81,860

Glenn G. Coleman	—		8,331	8,331

Robert T. Davis, Jr	—		11,400	11,400

Michael J. McBreen	—		11,400	11,400

(1)	In 2020, Ms. Anderson received a relocation reimbursement of $58,007 and a tax gross up of $18,468 consistent with the Company’s relocation policy.

Grants of Plan-Based Awards

The following table presents information on annual incentive opportunities and equity awards granted under the Company’s 2003 Equity Incentive Plan.

Name (a)	Award Type	Grant Date (b)	Date of Board or Comp. Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
				Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)
Peter J. Arduini	PSU	3/13/2020	2/13/2020				34,570	69,141	(5)	103,711				3,000,028
	RSU	3/13/2020	2/13/2020								27,657			1,200,037
	Stock Option	3/13/2020	2/13/2020									138,143	43.39	1,800,003
	Cash Bonus	1/1/2020	2/13/2020	588,000	1,176,000	2,352,000
Carrie Anderson	PSU	3/13/2020	2/13/2020				7,202	14,405	(5)	21,607				625,033
	RSA	3/13/2020	2/13/2020								5,762			250,013
	Stock Option	3/13/2020	2/13/2020									28,780	43.39	375,003
	Cash Bonus	1/1/2020	2/13/2020	70,000	350,000	700,000
Glenn G. Coleman	PSU	3/13/2020	2/13/2020				10,947	21,895	(5)	32,842				950,024
	RSA	3/13/2020	2/13/2020								8,758			380,010
	Stock Option	3/13/2020	2/13/2020									43,746	43.39	570,010
	Cash Bonus	1/1/2020	2/13/2020	40,831	204,155	408,310
Robert T. Davis, Jr.	PSU	3/13/2020	2/13/2020				3,976	7,952	(5)	11,928				345,037
	RSA	3/13/2020	2/13/2020								3,181			138,024
	Stock Option	3/13/2020	2/13/2020									15,887	43.39	207,008
	Cash Bonus	1/1/2020	2/13/2020	57,202	286,010	572,021
Michael J. McBreen	RSA	3/2/2020	2/13/2020								4,757			250,028
	PSU	3/13/2020	2/13/2020				2,449	4,898	(5)	7,347				212,524
	RSA	3/13/2020	2/13/2020								1,959			85,001
	Stock Option	3/13/2020	2/13/2020									9,786	43.39	127,512
	Cash Bonus	1/1/2020	2/13/2020	54,000	270,000	540,000

(1)

The amounts reported in columns (c) through (e) represent potential cash payments pursuant to the Company’s Performance Incentive Compensation Plan. The “Target” is calculated by multiplying the officer’s base salary by the executive’s target award percentage established by the Compensation Committee and, for Mr. Arduini, as provided in the applicable employment agreement. See “— Compensation Discussion and Analysis — Analysis of 2020 Compensation Decisions, Annual Bonus” for more information.

(2)

The amount shown in this column represents performance stock units granted under the Company’s 2003 Equity Incentive Plan. See “— Compensation Discussion and Analysis — Analysis of 2020 Compensation Decisions, Equity Grants” for a description of the material terms of these performance stock unit awards.

(3)

The amounts shown in this column represent contract stock/restricted stock units (with respect to awards granted to Mr. Arduini) and shares of restricted stock (with respect to the other named executive officers), all of which were granted under the Company’s 2003 Equity Incentive Plan. See “ — Compensation Discussion and Analysis — Analysis of 2020 Compensation Decisions, Equity Grants” for a description of the material terms of these restricted stock and contract stock/restricted unit awards. Prior to his promotion to Executive Vice President, President, Codman Specialty Surgical, Mr. McBreen was awarded a one-time restricted stock award in the amount of $250,000. This award was issued in connection with his 2019 accomplishments associated with the successful completion of all Codman integration activities outside of North America. These shares will vest in three equal installments on the anniversary dates of the grant.

(4)

This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the restricted stock, contract stock/restricted stock units, performance stock units and stock options granted to each NEO in 2020. For restricted stock, contract stock/restricted stock units and performance stock units, fair value is calculated using the closing price of the Company’s common stock on the specific grant date. For stock options, fair value is based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of the assumptions used to estimate fair value, please see Note 10, “Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The fair value of performance stock unit awards is shown in this column at Target, which represents the probable outcome of the performance conditions. Fair value at Maximum is $4,500,020 for Mr. Arduini, $1,425,014 for Mr. Coleman, $937,528 for Ms. Anderson, $517,556 for Mr. Davis, and $318,786 for Mr. McBreen.

(5)

This grant of performance stock units was made to the executive for his or her 2020 performance. Each NEO is eligible to vest in and receive a number of shares of the Company’s common stock ranging from 0% to 150% of the target number of shares of PSUs based on the Company’s achievement of goals relating to the growth in the Company’s annual organic revenue growth over the immediately preceding fiscal year, during each fiscal year of the performance period running from January 1, 2020 through December 31, 2022. See “— Compensation Discussion and Analysis — Analysis of 2020 Compensation Decisions, Equity Grants” for a description.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information with respect to outstanding equity awards as of December 31, 2020.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Peter J. Arduini	22,786	—	15.79	5/22/2021	—	—	—	—
	118,434	—	20.88	3/6/2022
	138,228	—	26.87	3/23/2023
	129,250	—	32.59	3/14/2024
	84,071	—	43.68	3/13/2025
	68,813	6,256	56.23	3/13/2026
	53,228	38,021	55.91	3/13/2027
	—	138,143	43.39	3/13/2028
					47,711	3,097,398	103,800	6,738,696

Carrie Anderson	—	28,780	43.39	3/13/2028

					26,315	1,708,370	14,405	935,173
Glenn G. Coleman	50,658	—	19.41	5/2/2022
	16,416	—	26.87	3/23/2023
	22,906	—	31.69	11/16/2023
	20,106	—	32.59	3/14/2024
	24,374	—	38.43	12/1/2024
	20,354	—	43.68	3/13/2025
	11,291	5,817	56.23	3/13/2026
	6,823	13,855	55.91	3/13/2027
	—	43,746	43.39	3/13/2028
					26,892	1,745,829	29,750	1,931,370

Robert T. Davis, Jr.	1,566	—	26.87	3/23/2023

	8,736	—	32.59	3/14/2024

	17,410	—	38.43	12/1/2024

	8,296	2,766	43.68	3/13/2025

	4,304	4,305	56.23	3/13/2026

	2,593	7,780	55.91	3/13/2027

	—	15,887	43.39	3/13/2028

					5,492	356,541	11,893	772,094
Michael J. McBreen	2,148	2,150	56.23	3/13/2026
	1,279	3,837	55.91	3/13/2027
	—	9,786	43.39	3/13/2028
					15,578	1,011,324	6,842	444,183

(1)	Vesting information for each outstanding non-qualified stock option award as of December 31, 2020 for the Named Executive Officers is described in the table below.

Vesting Date	Exercise Price	Peter J. Arduini		Carrie Anderson	Glenn G. Coleman	Robert T. Davis Jr.	Michael J. McBreen

	Number of Shares Underlying Non-Qualified Stock Option Awards

2021		(a	)

3/13/2021	56.23	6,256		—	5,817	2,152	1,075

3/13/2021	55.91	30,416		—	6,824	2,593	1,279

3/13/2021	43.68	—		—	—	2,766	—

3/13/2021	43.39	80,583		7,195	10,936	3,971	2,446

2022		(b	)

3/13/2022	56.23	—		—	—	2,153	1,075

3/13/2022	55.91	7,605		—	7,031	2,593	1,279

3/13/2022	43.39	46,048		7,195	10,936	3,972	2,446

2023		(c	)

3/13/2023	55.91	—		—	—	2,594	1,279

3/13/2023	43.39	11,512		7,195	10,936	3,972	2,447

2024

3/13/2024	43.39	—		7,195	10,937	3,972	2,447

(a)

Mr. Arduini’s non-qualified stock options vest as follows: one third of the shares vest on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary of such grant date. The 6,256 of the unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2018 non-qualified stock option grant will vest monthly over the first three months of 2021. 30,416 of the 38,021 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2019 non-qualified stock option grant will vest monthly throughout 2021. In addition, 46,047 of the 138,143 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2020 grant will vest on March 13, 2021, the first anniversary of such grant. Thereafter, 34,536 non-qualified stock options pursuant to Mr. Arduini’s March 13, 2020 grant will vest monthly for the remaining nine months of 2021.

(b)

Mr. Arduini’s non-qualified stock options vest as follows: one third of the shares vest on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary of such grant date. 7,605 of the 38,021 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2019 non-qualified stock option grant will vest monthly over the first three months of 2022. 46,048 of the 138,143 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2020 non-qualified stock option grant will vest monthly throughout 2022.

(c)

Mr. Arduini’s non-qualified stock options vest as follows: one third of the shares vest on the first anniversary of the grant date and thereafter in monthly installments through the third anniversary of such grant date. 11,512 of the 138,143 unexercisable non-qualified stock options pursuant to Mr. Arduini’s March 13, 2020 non-qualified stock option grant will vest monthly over the first three months of 2023.

(2)

The amounts in columns (g) and (h) reflect the number and market values of the outstanding restricted stock units and restricted stock awards as of December 31, 2020 for the Named Executive Officers. Scheduled vesting of such restricted stock units and restricted stock awards and the number of shares underlying such awards are described in the table below. Please note that Mr. Arduini is the only Named Executive Officer with RSUs.

Vesting Date	Peter J. Arduini		Carrie Anderson	Glenn G. Coleman	Robert T. Davis Jr.	Michael J. McBreen

	Number of Shares Underlying Outstanding RSUs and RSAs

2021

3/1/2021	—		—	—	—	—

3/2/2021	—		—	—	—	1,569

3/13/2021	22,477	(a)	1,901	5,918	2,571	1,402

6/1/2021	—		—	—	—	5,075

7/1/2021	—		10,123	—	—	—

8/1/2021	—		—	—	—	1,301

12/3/2021	—		—	—	—	—

2022

3/1/2022	—		—	—	—	—

3/2/2022	—		—	—	—	1,570

3/13/2022	16,015	(a)	1,901	4,462	1,839	1,035

7/1/2022	—		10,430	13,534	—	—

8/1/2022	—		—	—	—	1,341

2023

3/2/2023	—		—	—	—	1,618

3/13/2023	9,219	(a)	1,960	2,978	1,082	667

(a)

The terms of this RSU award provide that, subject to certain conditions, the shares will be delivered within 30 days following the first business day immediately following the six-month period after the date of Mr. Arduini’s separation of service.

(3)

The amounts in columns (i) and (j) reflect the number and market values of the outstanding performance stock unit awards as of December 31, 2020 for the Named Executive Officers. Scheduled vesting of all performance stock unit awards and the number of shares underlying such awards, subject to the satisfaction of the performance goals, are described in the table below. Payouts for our 2020 performance year are calculated at 0% of the target level.

Vesting Date	Peter J. Arduini	Carrie Anderson	Glenn G. Coleman	Robert T. Davis Jr.	Michael J. McBreen

	Number of Shares Underlying Outstanding Performance Stock Awards

2021

3/13/2021	—	—	—	—	—

2022

3/13/2022	57,476	4,754	15,080	6,565	3,560

2023

3/13/2023	46,324	9,651	14,670	5,328	3,282

Option Exercises and Stock Vested

The following table presents information on stock option exercises and stock award vesting during 2020.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Peter J. Arduini	160,864	7,131,320	80,067	3,474,107	(2)

Carrie Anderson	—	—	10,122	492,435

Glenn G. Coleman	—	—	18,719	812,217

Robert T. Davis Jr.	—	—	9,753	423,183

Michael J. McBreen	—	—	10,877	482,614

(1)

The value realized is calculated on the basis of the difference between the per share exercise price and the market price of the Company’s common stock as reported by the NASDAQ Global Select Market on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.

(2)

This includes the market value of the shares that are vested, but delivery is deferred. These awards are also shown in the Non-Qualified Deferred Compensation Table as follows: (i) 6,960 shares of common stock underlying restricted stock units from an initial grant in March 2017 of 21,750 units (of which 870 units were withheld to pay taxes), of which the third installment vested fully on the third anniversary of the grant date, based on the $43.39 closing price of our common stock on the vesting date, (ii) 6,204 shares of common stock underlying restricted stock units from an initial grant in March 2018 of 19,385 units (of which 516 units were withheld to pay taxes), of which the second installment fully vested on the second anniversary of the grant date, based on the $43.39 closing price of our common stock on the vesting date, (iii) 6,525 shares of common stock underlying restricted stock units from an initial grant in March 2019 of 20,390 units (of which 272 units were withheld to pay taxes), of which the first installment fully vested on the first anniversary of the grant date, based on the $43.39 closing price of our common stock on the vesting date.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)		Aggregate Earnings (Losses) in Last Fiscal Year ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year-End ($) (f)

Peter J. Arduini	—	854,306	(1)	3,787,730	(2)	—	34,375,508	(3)

Carrie Anderson	196,875			42,381			341,756

Glenn G. Coleman	367,846			79,308			591,754

Robert T. Davis Jr.	168,444			17,982			186,426

(b)

We maintain a non-qualified deferred compensation plan (NQDC) to provide additional retirement benefits for all employees who meet the IRS annual compensation limit of IRC Section 401(a)(17). Employees may defer up to 75% of base salary and up to 100% of performance based cash bonus on a pre-tax basis. Values shown represent base salary and annual cash bonus amounts that the named executive officers elected to defer in 2020. These amounts represent compensation earned by the named executive officers in 2020 and are also reported in Salary for contributions from base salary and in Non-Equity Incentive Plan Compensation for contributions from annual cash bonus in the Summary Compensation Table above.

(d)

Amounts represent earnings on the executive’s NQDC balances for the fiscal year. The NQDC provides for investment options generally aligned to those provided in our 401(k) Savings Plan. Deferrals are credited with gains or losses based on the performance of the investment options selected by the employee.

Investment elections may not be revoked, changed, or modified except as permitted under the NQDC, and subject to applicable law. No actual investments will be held in the employee’s accounts and employees will at all times remain unsecured creditors of the Company with respect to their account balances.

(e)	Employees may elect deferred amounts to be paid either in the form of a lump sum or in up to 15 annual installments upon either separation from service, a specified date, or death.

(f)

The amounts reflect the aggregate amounts that were reported as compensation in the appropriate columns of the Summary Compensation Table of this proxy statement and previous proxy statements to the extent that the executive was a NEO for the applicable year: $29,733,472 for Mr. Arduini, $102,500 for Ms. Anderson, $144,600 for Mr. Coleman, and $0 for Mr. Davis. Mr. McBreen did not elect to defer compensation included in the Summary Compensation Table as such he is not listed in the table above.

(1)

This represents the market value of: (i) 6,525 shares of common stock underlying restricted stock units from an initial grant in March 2019 of 20,390 units (of which 272 units were withheld to pay taxes), of which the first installment vested fully on the first anniversary of the grant date, based on the $43.39 closing price of our common stock on the vesting date, (ii) 6,204 shares of common stock underlying restricted stock units from an initial grant in March 2018 of 19,385 units (of which 516 units were withheld to pay taxes), of which the second installment fully vested on the second anniversary of the grant date, based on the $43.39 closing price of our common stock on the vesting date, (iii) 6,960 shares of common stock underlying restricted stock units from an initial grant in March 2017 of 21,750 units (of which 870 units were withheld to pay taxes), of which the third installment fully vested on the third anniversary of the grant date, based on the $43.39 closing price of our common stock on the vesting date.

(2)	This includes the gain in the value of 526,240 shares of common stock underlying restricted stock units and deferred performance stock units through December 31, 2020.

(3)

This includes the year-end value of the 526,240 shares of common stock underlying restricted stock units and deferred performance stock units through December 31, 2020. All of these shares are deliverable within 30 days following the first business day that occurs immediately following the six-month period after the date of Mr. Arduini’s separation from service from the Company. The aggregate balance included is based on the $64.92 closing price of our common stock on December 31, 2020.

Potential Payments Upon Termination or Change in Control

The following agreements provide for certain payments and benefits upon any of several events of termination of employment, including termination of employment in connection with a change in control: (i) the Arduini Agreement, and (ii) the Change in Control Severance Agreements, effective January 1, 2020, between the Company and each of Carrie Anderson, Glenn Coleman, Robert Davis, Jr. and Michael McBreen (the Arduini Agreement and the Change in Control Severance Agreements are collectively referred to in this section as the “Agreements”). This section describes these payments and benefits, with amounts calculated based on the assumption that a named executive officer’s termination of employment with the Company occurred on December 31, 2020. On December 31, 2020, the Company’s common stock had a closing sale price on the NASDAQ Global Select Market of $64.92. Actual amounts payable would vary based on the date of the named executive officer’s termination of employment and can only be finally determined at that time. Unless specified otherwise, the information in this section is based upon the terms of the Agreements.

Payments upon Termination by the Company without Cause or by the Executive for Good Reason Prior to a Change in Control

The Arduini Agreement provides for the following severance payments and benefits upon termination of employment by the Company without “Cause” or by Mr. Arduini for “Good Reason” (as defined in the Arduini Agreement) before a change in control of the Company: (i) a lump sum cash severance payment equal to 2.99 times his annual base salary; (ii) Company-subsidized healthcare continuation coverage for Mr. Arduini and his dependents for up to eighteen months after his termination date; and (iii) Company-paid life and disability insurance premiums for Mr. Arduini for up to eighteen months after his termination date.

None of the unvested equity awards held by Ms. Anderson, Messrs. Arduini, Coleman, Davis, or McBreen will vest upon such termination. The Arduini Agreement, which went into effect January 1, 2018, provides for accelerated time-vesting of certain equity awards in connection with Mr. Arduini’s retirement and 6 months’ prior written notice. Mr. Arduini became retirement eligible under the terms of the Arduini Agreement during 2020.

Payments upon Termination for Cause or by Executive without Good Reason

The Agreements do not provide the applicable named executive officers with any payments or other benefits in the event of their termination of employment by the Company for cause or by the executive without good reason other than amounts accrued and owing, but not yet paid, as of the date of the executive’s termination of employment.

A termination for cause under each Agreement would result from an executive’s: (i) continued failure to perform the executive’s stated duties in all material respects for a specified period of time after receipt of written notice of such failure; (ii) intentional and material breach of any provision of the Agreement which is not cured (if curable) within a specified period of time after receipt of written notice of such breach; (iii) demonstrated personal dishonesty in connection with the executive’s employment with the Company; (iv) breach of fiduciary duty in connection with the executive’s employment with the Company; (v) willful misconduct that is materially and demonstrably injurious to the Company or any of its subsidiaries; or (vi) conviction or plea of guilty or nolo contendere to a felony or to any other crime involving moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries.

Payments Upon Death

Only the Arduini Agreement provides severance payments and benefits upon death. If Mr. Arduini dies during the term of his employment, then the Company will pay to his estate a lump sum payment equal to one times his annual base salary. In addition, the Company will pay his eligible beneficiaries the monthly premium for COBRA family coverage under the Company’s group health plan for a period of one year from the date of his death.

All of Mr. Arduini’s unvested equity awards will vest in the event of death other than the non-deferred PSU grants in March of 2018, 2019 and 2020, which would remain outstanding and subject to the achievement of the respective performance goals. All of Ms. Anderson’s, Messrs. Coleman’s, Davis’, and McBreen’s unvested equity awards will vest in the event of death other than their respective outstanding performance stock grants, which would remain outstanding and subject to the achievement of the respective performance goals.

Payments Upon Disability

None of the Agreements provide for cash severance payments upon the executive’s termination of employment on account of their disability. In addition, each of the executive officers’ unvested equity awards will vest in the event of such executive officer’s disability in the same manner as they would in the event of death as stated above.

Under the Agreements, disability means the executive’s inability to perform his duties by reason of any medically determinable physical or mental impairment, which is expected to result in death or which has lasted or is expected to last for a continuous period of not less than six months.

Payments in Connection with a Change in Control

The Agreements provide each of the applicable named executive officers with severance payments and benefits upon termination of their employment in connection with or following a change in control.

The Arduini Agreement provides that, if Mr. Arduini’s employment with the Company is terminated by the Company other than for cause, death, or disability, or by Mr. Arduini for good reason within twenty-four months following a change in control, then the Company will pay (i) a lump-sum cash payment equal to a multiple of 2.99 times the sum of Mr. Arduini’s base salary and target cash bonus as well as (ii) a pro-rata portion of

Mr. Arduini’s annual bonus for the fiscal year in which the termination date occurs, based on actual results for such year. In addition, the Company will pay Mr. Arduini for up to eighteen months after the termination date (i) Company-subsidized healthcare continuation coverage for Mr. Arduini and his dependents and (ii) Company-paid life and disability insurance premiums for Mr. Arduini.

The Change in Control Severance Agreements for Ms. Anderson, Messrs. Coleman, Davis, and McBreen provide that, if any applicable named executive officer’s employment with the Company is terminated by the Company without cause or by such named executive officer for good reason within twenty-four months following a change in control, then so long as such change of control occurs on or before December 31, 2020, the Company will pay the following to such named executive officer: (i) a lump-sum cash payment equal to a multiple of 1.5 times the sum of the named executive officer’s base salary and target cash bonus (or 2 times in the case of Ms. Anderson and Mr. Coleman), (ii) a lump sum payment equal to a pro rata portion of such named executive officer’s target bonus for the partial fiscal year in which the termination occurs, (iii) the monthly premium for COBRA family coverage under the Company’s group health plan for up to eighteen months after the termination date, and (iv) Company paid outplacement services for up to twelve months following the termination date.

The Company’s equity plans provide for the acceleration of vesting and/or delivery of all equity compensation awards granted since January 1, 2013 for all of the named executive officers, if a change in control occurs and the named executive officers incurs a qualifying termination on or within twelve months (or on or within twenty-four months pursuant to the Arduini Agreement) following the date of such change in control. For performance stock unit award agreements granted to NEOs, any outstanding shares shall vest if such NEO incurs (i) a qualifying termination or (ii) a termination due to death or disability, in either case, on or following a change of control and prior to or on the last day of the performance period. The NEOs will receive payment of common stock underlying such grants of restricted stock, stock options, and performance stock units in such event. In addition, Mr. Arduini will receive deferred payment of common stock underlying such grants of restricted stock units on the date that represents six months after the date of his termination of employment.

Under the Agreements, subject to the exceptions and further details set forth therein, a change in control would be deemed to have occurred: (i) if the beneficial ownership of securities representing more than fifty percent of the combined voting power of the voting securities of the Company is acquired by any individual, entity or group; (ii) if the individuals who, as of the date of the Agreement, constitute the Board of Directors cease for any reason during any period of at least twenty-four months to constitute at least a majority of the Board of Directors; (iii) upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity; or (iv) upon approval by the stockholders of a complete liquidation or dissolution of the Company.

Under the Change in Control Severance Agreements as well as the equity award agreements for the NEOs, a qualifying termination would be deemed to have occurred for the following reasons: (i) if the Company terminates the individual without cause or (ii) if the individual, who is a party to an employment, severance or applicable award agreement containing the definition of “Good Reason,” terminates his or her employment with the Company for good reason.

Restrictive Covenants and Other Conditions

For each of the Agreements, the foregoing severance benefits are conditioned on each executive’s execution of a mutual release. In addition, for all of the applicable named executive officers, such benefits are consideration for the restrictive covenants set forth in their respective Agreements. Specifically, during the term of their employment with the Company and the one-year period thereafter, all of such named executive officers generally may not compete against the Company or solicit employees and customers of the Company.

Summary of Potential Payments

The following table summarizes the payments that would be made by the Company to Ms. Anderson and Messrs. Arduini, Coleman, Davis, and McBreen upon the events discussed above, assuming their termination of employment with the Company occurred on December 31, 2020 or a change in control of the Company occurred on December 31, 2020, as applicable.

Named Executive Officer	Termination Without Cause or With Good Reason (Before a Change In Control)	Death	Disability	Termination Without Cause, With Good Reason Death or Disability (“Double trigger” after a Change in Control)

Peter J. Arduini

Cash Severance	$2,930,200	$980,000	$—	$7,328,440

Continued Health & Other Benefits(1)	$48,125	$31,493	$—	$48,125

Acceleration of Stock Options	$—	$3,371,153	$3,371,153	$3,371,153

Acceleration of Other Grants(2)	$—	$3,097,398	$3,097,398	$7,198,459

Fees/Interest(3)	$2,234	$759	$—	$5,534

Total	$2,980,559	$7,480,803	$6,468,551	$17,951,711

Carrie Anderson

Cash Severance	$—	$—	$—	$2,050,000

Continued Health & Other Benefits(1)	$—	$—	$—	$19,497

Acceleration of Stock Options	$—	$619,633	$619,633	$619,633

Acceleration of Other Grants	$—	$1,708,370	$1,708,370	$2,331,861

Fees/Interest	$—	$—	$—	$—

Total	$—	$2,328,003	$2,328,003	$5,020,991

Glenn G. Coleman

Cash Severance	$—	$—	$—	$2,640,000

Continued Health & Other Benefits(1)	$—	$—	$—	$33,851

Acceleration of Stock Options	$—	$1,117,235	$1,117,235	$1,117,235

Acceleration of Other Grants	$—	$1,745,829	$1,745,829	$2,944,641

Fees/Interest	$—	$—	$—	$—

Total	$—	$2,863,064	$2,863,064	$6,735,727

Robert T. Davis, Jr.

Cash Severance	$—	$—	$—	$1,430,052

Continued Health & Other Benefits(1)	$—	$—	$—	$19,036

Acceleration of Stock Options	$—	$508,305	$508,305	$508,305

Acceleration of Other Grants	$—	$356,541	$356,541	$826,821

Fees/Interest	$—	$—	$—	$—

Total	$—	$864,846	$864,846	$2,784,214

Michael J. McBreen

Cash Severance	$—	$—	$—	$1,350,000

Continued Health & Other Benefits(1)	$—	$—	$—	$1,034

Acceleration of Stock Options	$—	$263,947	$263,947	$263,947

Acceleration of Other Grants	$—	$1,011,324	$1,011,324	$1,285,546

Fees/Interest	$—	$—	$—	$—

Total	$—	$1,275,271	$1,275,271	$2,900,527

(1)

The Company will pay Mr. Arduini the monthly premium cost of COBRA health insurance as well as the Company’s monthly premium cost of the Company’s life and disability insurance plans for up to 18 months following Mr. Arduini’s termination date. The Company will pay Ms. Anderson, Messrs. Coleman, Davis, and McBreen the difference between the monthly premium cost of COBRA health insurance and such executives’ personal monthly health insurance contributions that were in effect prior to such executives’ termination for up to 18 months following such executives’ termination date.

(2)	For information on vested and deferred restricted stock units, see the Nonqualified Deferred Compensation table. The value of vested awards is not included in this table.

(3)

For Mr. Arduini, the amount shown represents the interest on his severance payment (cash severance plus premium cost for health and other insurance benefits) if it is required to be delayed for six months because of the application of section 409A of the Code, with such interest applied at the rate of 1.61% compounded monthly.

CEO Pay Ratio Disclosure

As is permitted under the SEC rules, we identified a new estimated median employee because we reasonably believe the closing of our Mexico and York, Pennsylvania manufacturing sites, as well as a range of targeted, temporary salary reductions implemented as a cost saving measure in response to the impact of COVID-19 pandemic, would result in a significant change in our pay ratio disclosure for 2020.

Our approach in determining the median employee remains consistent to prior years. We chose to use an employee population as of October 1, 2020. We chose not to use the SEC Summary Compensation table definition for our calculation but instead chose to use full year actual 2020 base pay earnings, bonus, commission and overtime as our consistently applied compensation measure. We annualized pay for those who were hired in 2020. We excluded all remaining employees in Mexico (8 employees) and all employees in Ireland (145 employees) because they account for 5% or less of Integra’s total U.S. and non-U.S. employee population. By excluding these employees, we reduced the total number of our US and non-US employees considered in determining the median employee from 3,731 to 3,578. We selected the median employee from this population and determined that person’s Summary Compensation table total compensation was $76,724, and our President and CEO’s compensation was $7,740,699. The ratio of CEO pay to median worker pay is 101:1.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies in our peer group may not be comparable to the pay ratio reported above, as these other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTOR COMPENSATION

The Board of Directors believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of non-employee director compensation are an annual equity grant and an annual retainer.

Compensation. The compensation of directors during 2020 was for the compensation payable during the period beginning with the Company’s 2020 Annual Meeting of Stockholders on May 13, 2020 and ending with the Company’s 2021 Annual Meeting of Stockholders on May 14, 2021.

As compensation for their service during the period beginning with the Company’s 2020 Annual Meeting of Stockholders, non-employee directors received an annual equity grant in the form of restricted stock with a fair market value on the date of grant of $200,000 (or $245,000 for the Chairman). Directors were slated to receive an annual retainer of $75,000, payable in one of three ways, at their election: (1) in cash, (2) in restricted stock, or (3) one half in cash and one half in restricted stock. However, in consideration of the financial impact of the

COVID-19 pandemic on the Company, on April 16, 2020, the Board approved a one-time reduction in director compensation. For the one-year term beginning at the 2020 Annual Meeting of Stockholders, the annual retainer for each independent director serving on the Board was reduced by 50 percent to $37,500. In the event that an independent director elected to receive the annual retainer in equity in lieu of cash, such equity was similarly reduced in value by 50 percent to $37,500. The Company paid the following separate annual cash fees to certain directors as follows: (1) $15,000 for the Nominating and Corporate Governance Committee Chair, (2) $15,000 for the Compensation Committee Chair, (3) $20,000 for the Audit Committee Chair, (4) $15,000 for the Finance Committee Chair, (5) $25,000 for the Presiding Director and (6) $75,000 for the Chairman.

The Company pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact business of the Company or attendance at meetings of the Board of Directors or any committee thereof.

The following table provides details of the total compensation for non-employee directors in 2020.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1)(2) ($) (c)	Option Awards(3)(4) ($) (d)	All Other Compensation ($) (g)	Total ($) (h)

Rhonda Germany Ballintyn	18,750	237,527	—	—	256,277

Keith Bradley	18,750	237,527	—	—	256,277

Stuart M. Essig	112,500	282,528	—	—	395,028

Barbara B. Hill	40,000	237,527	—	—	305,059

Lloyd W. Howell, Jr.*	18,750	237,527	—	—	256,277

Donald E. Morel, Jr.	48,750	237,527	—		286,277

Raymond G. Murphy	57,500	237,527	—	—	295,027

Christian S. Schade	33,750	237,527	—	—	271,277

(1)	This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant date.

(2)

Stock awards outstanding as of December 31, 2020 for each director consisted of restricted shares of common stock, as follows: Rhonda Germany Ballintyn — 2,503; Keith Bradley — 2,503; Stuart M. Essig — 2,978; Barbara B. Hill — 2,503; Lloyd W. Howell, Jr. — 2,503; Donald E. Morel, Jr. — 2,503; Raymond G. Murphy — 2,503; and Christian S. Schade — 2,503.

(3)

This column, if applicable, reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the binomial distribution model. For a discussion of assumptions used to estimate fair value, please see Note 10, “Stock-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(4)

The aggregate number of options held by each director as of December 31, 2020 was as follows: Rhonda Germany Ballintyn— 0; Keith Bradley — 0; Stuart M. Essig — 0; Barbara B. Hill — 0; Lloyd W. Howell, Jr. — 0; Donald E. Morel, Jr. — 0; Raymond G. Murphy — 0; and Christian S. Schade — 0.

*	Mr. Howell resigned as a director effective February 26, 2021.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted–Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)

Equity compensation plans approved by stockholders	2,201,637	(2)	39.25	(3)	3,880,140	(4)

Total	2,201,637		39.25		3,880,140

(1)	Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2)

Consists of (a) 84,747 shares of common stock underlying unvested Restricted Stock Units, (b) 6,461 shares of common stock underlying outstanding unvested contract stock, (c) 465,102 shares of common stock underlying outstanding unvested options, (d) 237,826 shares underlying unvested Performance Stock Units, (e) 42,364 shares underlying vested and deferred Performance Stock Units, (f) 483,876 shares underlying vested and deferred contract stock and (g) 881,261 shares of common stock underlying outstanding vested options. Of these amounts, the following securities are issuable under the 2003 Plan: (a) 84,747 shares of common stock underlying Restricted Stock Units, (b) 237,826 shares of common stock underlying outstanding Performance Stock Units, (c) 42,364 shares underlying vested and deferred Performance Stock Units, (d) 490,337 shares of common stock underlying contract stock and (e) 1,346,363 shares of common stock underlying outstanding options.

(3)	Excluding the Restricted Stock Units, Performance Stock Units and contract stock, the weighted average exercise price is $39.25.

(4)

Consists of 2,002,102 shares of common stock which remain available for issuance under the Employee Stock Purchase Plan and, 1,878,038 shares which remain available for issuance under the 2000, 2001 and 2003 Equity Incentive Plans, including 1,877,244 shares under the 2003 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Germany Ballintyn, Ms. Hill and Dr. Morel are the current members of the Compensation Committee. None of our compensation committee members currently serves, nor did they ever serve, as an officer or employee or former officer of the Company or had any relationship requiring disclosure herein pursuant to Securities and Exchange Commission regulations. No executive officer of the Company served as a member of a Compensation Committee or a director of another entity under circumstances requiring disclosure under Securities and Exchange Commission regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to a written policy, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $100,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $100,000, and in which any Related Person had, has or will have a direct or indirect interest. For purposes of the policy, a “Related Person” means:

(a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

(b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

(c) any immediate family member of any of the foregoing persons; and

(d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

If the Company’s legal department determines that a proposed transaction is a transaction for which approval is required under applicable rules and regulations of the Securities and Exchange Commission, the proposed transaction shall be submitted to the Audit Committee for consideration.

The Audit Committee will consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to, the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his immediate family members is the Related Person. The Audit Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith.

The policy provides that the above determination should be made at the next Audit Committee meeting. In those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, the transaction shall be presented to the Chair of the Audit Committee (who will possess delegated authority to act between Audit Committee meetings).

Related Person Transactions

The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Provco Industries, owns a 50% interest in Plainsboro Associates. Provco Industries is the corporate general partner of Tru St. Partnership LLP, a principal stockholder of the Company. The Company paid $320,140 for rent of this facility for 2020.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. The Audit Committee operates pursuant to a Charter that the Board amended and restated on February 13, 2020, a copy of which is available on the Company’s website.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal audit function, internal controls over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting and expressing an opinion as to the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting as of December 31, 2020. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, has discussed with the independent registered public accounting firm its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for such fiscal year, as filed with the Securities and Exchange Commission on February 23, 2021.

The Audit Committee of the Board of Directors

RAYMOND G. MURPHY (CHAIR) LLOYD HOWELL CHRISTIAN S. SCHADE

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2021 by: (a) each person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, based upon Company records or statements filed with the Securities and Exchange Commission; (b) each of the Company’s directors and nominees for directors; (c) each of the named executive officers; and (d) all executive officers, directors and nominees as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person. Unless otherwise provided, the address of each individual listed below is c/o Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, NJ 08540.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Owned(1)		Right to Acquire(2)		Total		Percent of Class(3)

Carrie L. Anderson	33,661		7,195		40,856		*

Peter J. Arduini	216,713		658,303	(4)	875,016		1.0%

Rhonda G. Ballintyn	14,790	(5)	—		14,790		*

Keith Bradley, Ph.D	49,565		—		49,565		*

Shaundra D. Clay**	—		—		—		*

Glenn G. Coleman	33,894		196,505		230,399		*

Robert T. Davis, Jr.	19,794		54,387		74,181		*

Stuart M. Essig, Ph.D	1,888,259	(6)	—		1,888,259	(6)	2.2%

Barbara B. Hill	73,669		—		73,669		*

Donald E. Morel, Jr., Ph.D.	48,871		—		48,871		*

Michael McBreen	19,438		8,227		27,665		*

Raymond G. Murphy	71,957	(7)	—		71,957	(7)	*

Christian S. Schade	42,174		—		42,174		*

All directors, nominees for director and executive officers as a group (16 persons)	2,554,671		945,089	(4)	3,499,760		4.2%

Tru St Partnership LP and Provco Leasing Corporation 795 E. Lancaster Avenue, Suite 200, Villanova, PA 19085	9,891,205	(8)	—	(8)	9,891,205	(8)	11.7%

Wellington Management Group LLP co. Wellington Management Company LLP 280 Congress Street Boston, MA 02210	9,624,488	(9)	—		9,624,488	(9)	11.4%

Capital Research & Management Co. (Global Investors) 333 South Hope Street Los Angeles, CA 90071	8,237,281	(10)	—		8,237,281	(10)	9.8%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	6,474,541	(11)	—		6,474,541	(11)	7.7%

Champlain Investment Partners, LLC 180 Battery Street, Suite 400 Burlington, VT 05401	6,458,465	(12)	—		6,458,465	(12)	7.7%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,423,012	(13)	—		6,423,012	(13)	7.6%

Janus Henderson Group plc 201 Bishopsgate EC2M 3AE, United Kingdom Citizenship: Jersey, Channel Island	4,622,163	(14)	—		4,622,163	(14)	5.5%

*	Represents beneficial ownership of less than 1%.

**	Ms. Clay was appointed to the Board of Directors effective April 1, 2021.

(1)	Excludes shares that may be acquired through stock option exercises, restricted stock units or performance stock.

(2)

Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of February 28, 2021 upon (i) the exercise of an option or other convertible security as well as (ii) the vesting of performance stock are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(3)	As of February 28, 2021, we had 84,372,677 shares of common stock outstanding.

(4)

Excludes outstanding Restricted Stock Units awarded to Mr. Arduini that vested but are not yet deliverable and do not give Mr. Arduini the right to acquire any shares within 60 days of February 28, 2021. Such Restricted Stock Units are deferred and shall be delivered to Mr. Arduini within 30 days following the first business day that occurs immediately following the six-month period after the date of his separation of service. Also excludes 42,364 outstanding PSUs awarded to Mr. Arduini in March 2013 that vested but are not yet deliverable and do not give Mr. Arduini the right to acquire any shares within 60 days of February 28, 2021. Such PSUs are deferred and shall be delivered to Mr. Arduini within 30 days following the first business day that occurs immediately following the six-month period after the date of his separation of service.

(5)	Includes 1,584 shares held by Ms. Germany Ballintyn’s spouse.

(6)	Includes 375,617 shares held in a GRAT II, 400,000 shares held in GRAT III, and 214,553 shares held in a Trust for which Mr. Essig’s spouse is a trustee.

(7)	Includes 28,761 shares held by Mr. Murphy’s spouse in a revocable trust of which his spouse is trustee. Mr. Murphy disclaims beneficial ownership of these shares.

(8)

As of December 31, 2020, Tru St Partnership LP (“Tru St”) may be deemed the beneficial owner of 9,891,205 shares of common stock. Provco Leasing Corporation (“Provco Leasing”) is the corporate general partner of Tru St. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Tru St with the Securities and Exchange Commission on February 16, 2021.

(9)

Wellington Management Group LLP may be deemed the beneficial owner of 9,624,488 shares of common stock. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Wellington Management Group LLP with the Securities and Exchange Commission on February 15, 2021.

(10)

Capital Research & Management Co. (Global Investors) may be deemed the beneficial owner of 8,237,281 shares of common stock. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Capital Research Global Investors. with the Securities and Exchange Commission on February 16, 2021.

(11)

The Vanguard Group may be deemed the beneficial owner of 6,474,541 shares of common stock. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by The Vanguard Group with the Securities and Exchange Commission on February 10, 2021.

(12)

Champlain Investment Partners, LLC has sole voting power of 5,603,440 shares of the total 6,458,465 shares. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Champlain Investment Partners, LLC with the Securities and Exchange Commission on February 11, 2021.

(13)

BlackRock, Inc. may be deemed the beneficial owner of 6,423,012 shares of common stock. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on February 5, 2021.

(14)

Janus Henderson Group plc may be deemed the beneficial owner of 4,622,163 shares of common stock. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Janus Henderson Group plc with the Securities and Exchange Commission on February 11, 2021.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of the Company’s outstanding shares of common stock and certain other holders of such shares (collectively, “Covered Persons”), to file with the Securities and Exchange Commission, within specified time periods, initial reports of ownership and subsequent reports of changes in ownership of common stock and other equity securities of the Company.

Based solely upon a review of SEC filings, all Reporting Persons complied with these reporting requirements during 2020, except that due to an administrative oversight, two Forms 4 were filed late; one for Mr. Arduini to report a grant of stock and the second for Dr. Bradley to report tax withholdings.

STOCKHOLDER PROPOSALS

The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2022 Annual Meeting of Stockholders is December 9, 2021. Such proposals must be sent to: Integra LifeSciences Holdings Corporation, 1100 Campus Road, Princeton, New Jersey 08540, Attention: Executive Vice President, Chief Legal Offer and Secretary. The date after which notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is December 9, 2021. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange is received by the Company after December 9, 2021, then the Company’s proxy for the 2022 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for such annual meeting of stockholders.

Our Bylaws require, among other things, that a stockholder may present a proposal at the 2022 Annual Meeting that is not included in the proxy statement if proper written notice is received by our Executive Vice President, Chief Legal Officer and Secretary at our principal executive offices between January 14, 2022 and the close of business on February 13, 2022. The proposal must contain the specific information required by our Bylaws. You may obtain a copy of the Bylaws by writing to our Executive Vice President, Chief Legal Officer and Secretary.

OTHER MATTERS

A copy of the Company’s 2020 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material. In addition, our Code of Conduct, which applies to all of the Company’s directors and officers, and the charters for each of our Audit, Compensation, Finance and Nominating and Corporate Governance Committees are accessible via our website at www.integralife.com through the “Investors” link under the heading “Corporate Governance.” We intend to post any amendment or waiver to our Code of Conduct on our website within the time period required by the SEC.

The Company, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules, but without exhibits) for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission on February 23, 2021. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the investor relations department, at the offices of the Company set forth on page one of this Proxy Statement.

By order of the Board of Directors,

/S/ ERIC SCHWARTZ
Eric Schwartz

Executive Vice President, Chief Legal Officer

and Secretary

Princeton, New Jersey

April 9, 2021

APPENDIX A

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

FIFTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

(EFFECTIVE AS OF May 14, 2021)

WHEREAS, Integra LifeSciences Holdings Corporation (the “Company”) desires to have the ability to award certain equity-based benefits to certain “Key Employees” and “Associates” (as defined below);

NOW, THEREFORE, the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan is hereby adopted under the following terms and conditions. This Plan amends and restates in its entirety the Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan, as amended (the “Prior Plan”).

1) Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs to Key Employees and may grant NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock, Dividend Equivalent Rights, Stock Payments and Other Incentive Awards to Key Employees and Associates. Thereby, the Company expects to attract and retain such Key Employees and Associates and to motivate them to exercise their best efforts on behalf of the Company and any Related Corporations and Affiliates.

2) Definitions

“Affiliate” shall mean an entity in which the Company or a Related Corporation has a 50 percent or greater equity interest.

“Associate” shall mean a designated nonemployee director, consultant or other person providing services to the Company, a Related Corporation or an Affiliate.

“Award” shall mean any award granted under the Plan to a Participant pursuant to any terms and conditions established by the Committee in the Award Agreement. Awards granted under the Plan my include:

1.	Stock Options, both Incentive (ISOs) and Non-qualified (NQSOs) per section 7.1;

2.	Stock Appreciation Rights per section 7.2;

3.	Restricted Stock per section 7.3;

4.	Performance Stock per section 7.4;

5.	Contract Stock per section 7.5;

6.	Dividend Equivalent Rights per section 7.6;

7.	Stock Payments per section 7.7 and/or;

8.	Other Incentive Awards per section 7.8.

“Award Agreement” shall mean the document issued, either in writing or an electronic medium, by the Committee to a participant evidencing the grant of an Award, as described in Section 11.1.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, with respect to any Participant, “Cause” as defined in such Participant’s employment agreement or severance agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (i) the Participant’s neglect of duties or responsibilities that he or she is required to perform for the Company or any willful failure by the Participant to obey a lawful direction of the Board or the Company; (ii) the Participant’s engaging in any act of dishonesty, fraud, embezzlement, misrepresentation or other act of moral turpitude; (iii) the Participant’s knowing violation of any federal or state law or regulation applicable to the

Company’s business; (iv) the Participant’s material breach of any confidentiality, non-compete agreement or invention assignment agreement or any other material agreement between the Participant and the Company; (v) the Participant’s conviction of, or plea of nolo contendere to, any felony or crime of moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries; (vi) failure by the Participant to comply with the Company’s material written policies or rules; or (vii) the Participant’s act or omission in the course of his or her employment which constitutes gross negligence or willful misconduct.

“Change in Control” shall mean:

i) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as such term is used for purposes of section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of all the then outstanding Voting Securities, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction which complies with paragraph (iii)(A) and (B) below shall not be a Change in Control under this paragraph (i);

ii) The individuals who, as of March 1, 2003, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the stockholders, of any new director was approved by a vote of at least two-thirds of the members of the Board who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of March 1, 2003, provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

iii) consummation by the Company of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (I) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (II) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (B) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination;

iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

v) acceptance by the stockholders of the Company of shares in a share exchange if the stockholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50 percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Company’s Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act.

“Company” shall mean Integra LifeSciences Holdings Corporation, a Delaware corporation.

“Contract Date” shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Stock.

“Contract Stock” shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, as of a future date specified in the Award Agreement pursuant to section 7.5.

“Disability” shall mean separation from service as a result of “permanent and total disability,” as defined in section 22(e)(3) of the Code.

“Dividend Equivalent Right” shall mean an Award that a Participant could receive in lieu of a cash dividend that would have been payable on any or all Shares subject to another Award granted to the Participant had such Shares been outstanding.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the price of a Share, as fixed by the Committee, which may be purchased under an Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

“Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee:

i) if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the quoted closing price on such date; or

ii) if there are no such sales of Shares on the date of grant (or on such other date as value must be determined), then the quoted closing price on the last preceding date for which such quotation exists; or

iii) if the Shares are not listed on an established securities exchange or over-the-counter market system on the date of grant, but the Shares are regularly quoted by a recognized securities dealer, then the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists; or

iv) if paragraphs (i) through (iii) above are not applicable, then such other method of determining fair market value as shall be adopted by the Committee.

“Good Reason” shall mean, with respect to any Participant, “Good Reason” as defined in an employment, severance or applicable award agreement between such Participant and the Company if such an agreement exists and contains a definition of Good Reason or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason shall mean, without the express written consent of the Participant, the occurrence of any of the following:

(i) a material diminution in the Participant’s authority, duties or responsibilities or the assignment of duties to the Participant that are materially inconsistent with the Participant’s position with the Company;

(ii) a material reduction in the Participant’s base salary; or

(iii) a change in the geographic location at which the Participant must perform services to a location more than fifty miles from the location at which the Participant normally performs such services as of the date of grant of the award, provided, that the Participant’s resignation shall only constitute a resignation for Good Reason if (x) the Participant provides the Company with a notice of termination for Good Reason within thirty days after the initial existence of the facts or circumstances constituting Good Reason, (y) the Company has failed to cure such facts or circumstances within thirty days after receipt of the notice of termination, and (z) the date of termination occurs no later than sixty days after the initial occurrence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option (ISO)” shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO pursuant to section 7.1.

“Key Employee” shall mean an officer, executive, or managerial or non-managerial employee of the Company, a Related Corporation, or an Affiliate.

“Non-qualified Stock Option (NQSO)” shall mean an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement pursuant to section 7.1.

“Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

“Other Incentive Award” is an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 7.8 hereof.

“Participant” shall mean a Key Employee or Associate who has been granted an Award under the Plan.

“Performance Stock” shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals pursuant to section 7.4.

“Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations or Affiliates. The Committee shall establish the specific measures for each such goal at the time an Award of Performance Stock is granted. In creating these measures, the Committee shall use one or more of the following business criteria with respect to (A) the Company, any of its Related Corporations or Affiliates, (B) the Company’s, a Related Corporation’s or an Affiliate’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (C) the Company’s, a Related Corporation’s or an Affiliate’s brands, groups of brands or specific brands:

1.	Asset turnover;

2.	Capacity utilization;

3.	Cash flow;

4.	Cost improvements;

5.	Costs or expenses;

6.	Customer retention;

7.	Customer satisfaction and/or growth;

8.	Diversity;

9.	Earnings before interest, taxes, depreciation and amortization;

10.	Adjusted earnings before interest, taxes, depreciation and amortization;

11.	Earnings per share;

12.	Adjusted earnings per share;

13.	Economic value or economic value added;

14.	Employee satisfaction;

15.	Environmental health and safety;

16.	Financial and other capital-raising transactions;

17.	Free cash flow;

18.	Gross or net profit;

19.	Gross or net sales;

20.	Implementation or completion of critical projects;

21.	Increase in customer base;

22.	Inventory turnover;

23.	Market price appreciation of Shares;

24.	Market share;

25.	Mergers and acquisition integration;

26.	Net income margin;

27.	Net income or adjusted net income;

28.	Operating cash flow;

29.	Operating earnings;

30.	Operating profit margin;

31.	Operating profit;

32.	Pre-tax income;

33.	Price per Share;

34.	Profitability growth;

35.	Profitability;

36.	Quality;

37.	Recruiting and maintaining personnel,

38.	Regulatory body approval for commercialization of a product;

39.	Research and development achievements;

40.	Return on assets;

41.	Return on capital;

42.	Return on equity;

43.	Return on investment before or after the cost of capital;

44.	Return on net assets;

45.	Return on sales;

46.	Revenue growth;

47.	Revenue (including gross revenue or net revenue);

48.	Sales growth;

49.	Sales margin;

50.	Sales-related goals;

51.	Stock price appreciation;

52.	Total stockholder return;

53.	Working capital; and

54.	Year-end cash;

The business criteria may be expressed in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices.

“Plan” shall mean the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

“Prior Plan” shall mean the Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan, as amended by that certain amendment dated July 16, 2020.

“Qualifying Termination” shall mean a termination of a Participant’s service (i) by the Company without Cause or (ii) by the Participant for Good Reason as defined here or in an employment, severance, or applicable award agreement that contains a definition of Good Reason.

“Related Corporation” shall mean either a “subsidiary corporation” of the Company (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Company (if any), as defined in section 424(e) of the Code.

“Restatement Effective Date” shall mean the date on which this fifth amendment and restatement of the Plan was adopted by the Board.

“Restricted Stock” shall mean an Award that grants the recipient Shares at no cost but subject to whatever restrictions are determined by the Committee pursuant to section 7.3.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall mean shares of common stock of the Company.

“Stock Appreciation Right” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value pursuant to section 7.2.

“Stock Payment” shall mean a payment in the form of Shares awarded under Section 7.7 hereof.

3. Administration

a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee may be delegated either by the Committee or the Board to a committee of the Board or any other Plan administrator, but only to the extent such delegation complies with the requirements of Rule 16b-3 promulgated under the Exchange Act or as required by any other applicable rule or regulation.

b) The Committee shall have the authority:

i) to select the Key Employees and Associates to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

ii) to determine the type and size of each Award, including the number of Shares subject to the Award;

iii) to determine the terms and conditions of each Award;

iv) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), subject to the requirements set forth in subsection (c) below, and except that, without the consent of the Participant holding the Award, the Committee shall not take any action under this clause if such action would adversely affect the rights of such Participant;

v) to adopt, amend and rescind rules and regulations for the administration of the Plan;

vi) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it; and

vii) to adopt such modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations and Affiliates operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

c) Except as provided in Sections 8.3 or 8.4, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

4. Effective Date and Term of Plan

a) Effective Date. The Plan shall be effective as of the Restatement Effective Date; provided, however, that Section 5, as amended and restated, will be subject to approval of the Plan by the Company’s stockholders. If the Plan is not approved by the Company’s stockholders within twelve (12) months after the Restatement Effective Date, then the Plan shall continue on its existing terms and conditions; provided, however, that Section 5 of the Prior Plan shall continue on its existing terms and conditions and Section 5 of the Plan (as amended and restated) shall be of no force or effect. For purposes of this Section 4(a), references to the Plan shall mean to the Fifth Amended and Restated Plan and not, for avoidance of doubt, to the Prior Plan.

b) Term of Plan. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date of its adoption (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date, or the date of termination of the Plan (if earlier), shall remain in force according to the terms of the Plan and the applicable Award Agreement.

5. Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan is 16,600,000 (the “Share Limit”). The maximum number of Shares which may be granted as ISOs is 16,600,000. Further, no Key Employee shall receive Awards for more than 2,000,000 Shares in the aggregate during any calendar year under the Plan. However, the limits in the preceding sentences shall be subject to the adjustment described in Sections 8.3 and 8.4. Shares delivered under the Plan may be authorized but unissued Shares, treasury Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatsoever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares that are still subject to an Award that is forfeited, any Shares withheld for the payment of taxes with respect to an Award, and the Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares shall continue to be available for Awards under the Plan.

6. Eligibility. The class of individuals who shall be eligible to receive Awards under the Plan shall be the Key Employees (including any directors of the Company who are also officers or Key Employees) and the Associates. More than one Award may be granted to a Key Employee or Associate under the Plan.

7. Types of Awards

7.1 Options

a) Kinds of Options. Both ISOs and NQSOs may be granted by the Committee under the Plan. However, ISOs may only be granted to Key Employees of the Company or of a Related Corporation. NQSOs may be granted to both Key Employees and Associates. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

c) Exercise Price. The exercise price of an Option shall be determined by the Committee, subject to the following:

i) The exercise price of an ISO shall not be less than the greater of (A) 100 percent (110 percent in the case of an ISO granted to a Participant who owns more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, as defined in Code Section 424) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

ii) The exercise price of an NQSO shall not be less than the greater of (A) 100 percent of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a Participant who owns more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, as defined in Code Section 424) from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

e) Exercise of Options. An Option shall become exercisable at such time or times (but not less than 1 year from the date of grant), and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Company or initiated and executed in any other form that is approved by the Company or a designated third-party administrator, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(iii) or subsection (f)(iv) below, payment may be made as soon as practicable after the exercise) or in any other format that is approved by the Company or a designated third-party administrator. Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

f) Payment for Shares. Shares purchased on the exercise of an Option shall be paid for as follows:

i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

ii) in Shares previously acquired by the Participant; provided, however, that if such Shares were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such Shares were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such Shares have been held by the Participant for such period of time, if any, as required to avoid negative accounting consequences;

iii) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

iv) to the extent that the applicable Award Agreement so provides or the Committee otherwise determines, in Shares issuable pursuant to the exercise of an NQSO or otherwise withheld in a net settlement of an NQSO; or

v) by any combination of the above-listed forms of payment.

In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered or withheld in payment of such Option price.

7.2. Stock Appreciation Rights

a) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to a Key Employee or Associate by the Committee. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the ISO is granted. The exercise price of a Stock Appreciation Right shall not be less than the greater of (A) 100 percent of the Fair Market Value of the Shares subject to the Stock Appreciation Right, determined as of the time the Stock Appreciation Right is granted, or (B) the par value per Share.

b) Nature of Stock Appreciation Rights. A Stock Appreciation Right entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is exercised, the excess of the Share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee.

c) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the number of Stock Appreciation Rights granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the Stock Appreciation Right relating to the Shares covered by such Option will terminate. Upon the exercise of a Stock Appreciation Right, the related Option will terminate to the extent of an equal number of Shares. The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The Stock Appreciation Right will be transferable only when the related Option is transferable, and under the same conditions. A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.

d) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the Stock Appreciation Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

e) Term of Stock Appreciation Rights. The term of each Stock Appreciation Right may not be more than 10 years from the date the Stock Appreciation Right was granted, or such earlier date as may be specified in the Award Agreement.

7.3. Restricted Stock

a) General Requirements. Restricted Stock may be issued or transferred to a Key Employee or Associate (for no cash consideration), to the extent permitted by applicable law.

b) Rights as a Stockholder. Unless the Committee determines otherwise, a Key Employee or Associate who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to (i) the restrictions described in subsection (c) below, (ii) with respect to Awards granted on or after July 16, 2020, Section 7.6(ii) below, and (iii) any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such Shares are free of all restrictions under the Plan.

c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to provide services to any of the Company and its Related Corporations and Affiliates for any reason, must be forfeited to the Company. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement (but no less than 1 year from the date of grant). Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

d) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

7.4. Performance Stock; Performance Goals

a) Grant. The Committee may grant Performance Stock to any Key Employee or Associate, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.

b) Performance Period and Performance Goals. When Performance Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

c) Delivery of Performance Stock. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award.

7.5. Contract Stock

a) Grant. The Committee may grant Contract Stock to any Key Employee or Associate, conditioned upon the Participant’s continued provision of services to the Company and its Related Corporations and Affiliates through the vesting date(s) specified in the Award Agreement. The Committee shall determine the number of Shares of Contract Stock to be granted.

b) Contract Date. When Contract Stock is granted, the Committee shall establish the Contract Date on which the Contract Stock shall be delivered to the Participant.

c) Delivery of Contract Stock. To the extent that the Participant has satisfied the vesting conditions as of the Contract Date, the Committee shall cause the Contract Stock to be delivered to the Participant in accordance with the terms of the Award Agreement.

7.6. Dividend Equivalent Rights. The Committee may provide for payment to a Key Employee or Associate of Dividend Equivalent Rights, either currently or in the future, or for the investment of such Dividend Equivalent Rights on behalf of the Participant; provided, however, that (i) Dividends or Dividend Equivalent Rights may not be granted to Participants in connection with grants of Options or Stock Appreciation Rights and (ii) except to the extent otherwise provided in Award Agreements entered into prior to April 1, 2009, (a) any dividends payable with respect to an Award prior to vesting of such Award instead shall be paid out to the Participant only to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests, and any dividends payable with respect to the portion of an Award that does not vest shall be forfeited, and (b) Dividend Equivalent Right payments with respect to an Award shall be paid out to the Participant only to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests, and Dividend Equivalent Right payments with respect to the portion of an Award that does not vest shall be forfeited.

7.7 Stock Payments. The Committee is authorized to make one or more Stock Payments to any Key Employee or Associate. The number or value of Shares of any Stock Payment shall be determined by the Committee and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Related Corporation, determined by the Committee. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Key Employee or Associate.

7.8 Other Incentive Awards. The Committee is authorized to grant Other Incentive Awards to any Key Employee or Associate, which Awards may cover Shares or the right to purchase or receive Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Committee. Other Incentive Awards may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee.

7.9 Minimum Vesting. With respect to Awards granted on or after July 16, 2020, (i) notwithstanding any other provision of the Plan to the contrary, all Awards, and all portions of Awards, shall be subject to a minimum vesting schedule of at least twelve (12) months following the date of grant of the Award; provided that the foregoing limitations shall not preclude the acceleration of vesting of any such Award upon the death or Disability of a Participant or preclude the double-trigger Change in Control treatment set forth in Section 8.5(a) of the Plan. Notwithstanding the foregoing, Awards granted on or after July 16, 2020 with respect to 5% of the Share Limit may be granted under the Plan to any one or more Participants without respect to such minimum vesting provisions.

8. Events Affecting Outstanding Awards

8.1. Termination of Service (Other Than by Death or Disability). If a Participant ceases to provide services to the Company and its Related Corporations and Affiliates for any reason other than death or Disability, as the case may be, the following shall apply:

a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Participant’s termination of service shall terminate at that time. Any Options or Stock Appreciation Rights that were exercisable immediately prior to the termination of service will continue to be exercisable for six months (or for such longer period as the Committee may determine), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than six months in the event of termination of service.

In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the termination of service must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

c) Except as otherwise determined by the Committee, all Performance Stock, Other Incentive Awards, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to the termination of service shall be forfeited and the Awards canceled as of the date of such termination of service.

8.2. Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:

a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant immediately prior to death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the person or persons to whom the Option or Stock Appreciation Right is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or Disability (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of a Participant’s death or Disability, all outstanding Options and Stock Appreciation Rights held by a Participant (other than Participants in France) immediately prior to such death or Disability shall vest and become exercisable in full.

b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3. Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of a Participant’s death or Disability, all restrictions on such Participant’s Restricted Stock granted on or after May 17, 2012 (other than Restricted Stock granted to Participants in France) shall lapse and such Restricted Stock shall become vested Shares.

c) Except as otherwise determined by the Committee, all Performance Stock, Other Incentive Awards, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to death or Disability, as the case may be, shall be forfeited and the Awards canceled as of the date of death or Disability.

8.3. Capital Adjustments. The maximum number of Shares that may be delivered under the Plan, and the maximum number of Shares with respect to which Awards may be granted to any Key Employee or Associate under the Plan, both as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options or Stock Appreciation Rights), shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.

8.4. Certain Corporate Transactions

a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each Participant holding an Option or Stock Appreciation Right to be terminated not less than seven days’ notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, subject to Section 8.6 below, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and Stock Appreciation Rights become exercisable, (ii) remove the restrictions from outstanding Restricted Stock, (iii) cause the delivery of any Performance Stock, even if the associated Performance Goals have not been met, (iv) cause the delivery of any Contract Stock, even if the Contract Date has not been reached, and/or Other Incentive Awards; and/or (v) cause the payment of any Dividend Equivalent Rights. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code, unless the Participant consents to the change.

b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

8.5. Change in Control. Notwithstanding any other provision of this Plan and subject to Section 8.6 below:

a) To the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, in the event that a Change in Control occurs and the Participant incurs a Qualifying Termination on or within twelve (12) months following the date of such Change in Control, each outstanding Award held by a Participant, other than any Award subject to performance-vesting, shall become fully vested (and, as applicable, exercisable) and all forfeiture restrictions thereon shall lapse upon such Qualifying Termination.

b) Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to section 409A of the Code, the Change in Control with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by section 409A.

8.6. Section 409A. No action shall be taken under this Section 8 which shall cause an Award to fail to comply with section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

9. Amendment or Termination of the Plan

a) In General. The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it and, except as provided in Section 3(b)(iv), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the stockholders (given in the manner set forth in subsection (b) below) no amendment may be made that would:

i) change the class of employees eligible to participate in the Plan with respect to ISOs;

ii) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan;

iii) increase the limits imposed in Section 5 on the maximum number of Shares which may be issued or transferred under the Plan or increase the individual Key Employee award limit set forth in Section 5;

iv) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder; or

v) reprice or regrant through cancellation, or modify (except in connection with a change in the Company’s capitalization) any Award, if the effect would be to reduce the exercise price for the shares underlying such Award; provided, however, with the approval of the Company’s stockholders, the Committee may (i) reduce the exercise price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right exercise price per share exceeds the Fair Market Value of the underlying Shares.

Notwithstanding the foregoing, no such suspension, termination or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

b) Manner of Stockholder Approval. The approval of stockholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law) in a separate vote at a duly held stockholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

10. Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Committee or the Board may establish compensation for non-employee members of our Board from time to time, subject to the limitations in the Plan. The Committee or the Board will from time to time determine the terms, conditions and amounts of all such compensation for our non-employee members of our Board in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time; provided that, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee member of the Board as compensation for services as a non-employee member of the Board Director during any fiscal year of the Company may not exceed $750,000 (which limits shall not apply to the compensation for any non-employee member of the Board who serves in any capacity in addition to that of a non-employee member of the Board for which he or she receives additional compensation).

11. Miscellaneous

11.1. Documentation of Awards. Awards shall be evidenced by such written Award Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

11.2. Rights as a Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

11.3. Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

11.4. Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

11.5. Compliance with Rule 16b-3. All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

11.6. Tax Withholding

a) Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the “Withholding Requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to the Withholding Requirements, prior to the delivery of any Shares.

b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the federal, state, and/or local withholding tax, in whole or in part, by having the Company withhold Shares otherwise issuable under an Award (or by surrendering Shares to the Company); provided, however, that the number of Shares withheld shall have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory Withholding Requirements for the applicable jurisdiction. In addition, the Committee, in its discretion, may permit or require the acceleration of the timing for the payment of the number of Shares needed to pay employment taxes upon the date of the vesting of an Award; provided, however, that the Company may limit the number of Shares used for this purpose to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their fair market value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). Notwithstanding the foregoing, in no event shall any Participant be permitted to elect such accelerated payment to the extent that it would result in a violation of Treasury Regulation § 1.409A-3(j) (including, without limitation, Treasury Regulation § 1.409A-3(j)(4)(i)). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

11.7. Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Award Agreement. During a Participant’s lifetime, an Award requiring exercise may be exercised only by the Participant (or, in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf). Notwithstanding the foregoing, any transfer of an Award otherwise permitted by this Section 11.7 shall be made only to a “family member” of the Participant within the meaning of the instructions to Form S-8 Registration Statement under the Securities Act (a “Permitted Transferee”). Notwithstanding the foregoing, in no event may an Award be transferable for consideration absent stockholder approval. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an ISO (unless such ISO is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (a) an Award transferred to a Permitted

Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (b) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (c) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Committee, including without limitation, documents to (i) confirm the status of the transferee as a Permitted Transferee, (ii) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (iii) evidence the transfer. In addition, and further notwithstanding the foregoing hereof, the Committee, in its sole discretion, may determine to permit a Participant to transfer ISOs to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held in the trust.

11.8. Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

11.9. Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder (without reducing the Share Limit) in substitution for awards held by directors, key employees, and associates of other corporations who are about to, or have, become Key Employees or Associates as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a Related Corporation or (in the case of Awards other than ISOs) an Affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

11.10. Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

11.11. Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations or Affiliates, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Delaware law.

11.12. Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

11.13. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted hereunder.

11.14. Clawback, Repayment or Recapture Policy. Notwithstanding anything contained in the Plan to the contrary, to the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, all Awards granted under the Plan on or after January 1, 2013, and any related payments made under the Plan after such date, shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to an Award or payment under the Plan.

APPENDIX B

Reconciliations of Non-GAAP Financial Measures

Reconciliations of GAAP Net Income to EBITDA and Adjusted EBITDA

	Years Ended December 31,
($ in millions)	2020	2019

GAAP net income	$133.9	$50.2

Non-GAAP adjustments

Depreciation Expense	41.1	41.7

Intangible asset amortization expense	74.5	67.1

Other (income) expense, net	(4.4)	(7.0)

Interest (income) expense, net	40.7	43.2

Income tax (benefit) expense	(40.4)	9.9

Subtotal of non-GAAP adjustments	$111.5	$154.9

EBITDA	$245.4	$205.1

Structural optimization charges	15.4	17.6

Divestiture, acquisition and integration-related charges	32.9	124.7

Discontinued product line charges	6.3	9.2

Impairment charges	—	5.8

EU Medical Device Regulation charges	9.4	6.2

Litigation charges	—	0.1

COVID-19 related charges	3.5	—

Convertible debt non-cash interest	15.4	—

Expenses related to debt refinancing	6.2	—

Total of Non-GAAP adjustments	$200.6	$318.4

Adjusted EBITDA	$334.5	$368.6

Reconciliations of GAAP Total Revenue to Organic Revenue

	Years Ended December 31,
($ in thousands)	2020		2019

GAAP Total Reported Revenues	$1,371,868		$1,517,557

Non-GAAP adjustments

Impact of changes in currency exchange rates	$(4,666)		$—

Less contribution of revenues from acquisitions	$(671	)(1)	$—

Less contribution of revenues from divested products	$(823)		$(3,328)

Less contribution of revenues from discontinued products	$(20,569)		$(40,747)

Subtotal of non-GAAP adjustments	$(26,729)		$(44,075)

Total Organic Revenues (2)	$1,345,139		$1,473,482

(1)	Includes revenues from Arkis Biosciences.
(2)	Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

B-1

Reconciliation of Fourth Quarter 2020 GAAP Total Revenue to Organic Total Revenue

	Three Months Ended December 31,
($ in millions)	2020	2019	Change

GAAP Total Reported Revenues	$388.6	$395.1	—

Non-GAAP Adjustments

Impact of changes in currency exchange rates	(4.5)	—	—

Less contribution of revenues from divested products	(0.3)	—	—

Less contribution of revenues from discontinued products	(5.4)	(11.0)	—

Sub-total of non-GAAP adjustments	$(10.2)	$(11.0)	—

Total Organic Revenues	$378.4	$384.1	(1.5)%

B-2

Printed with Inks containing Soy and/or Vegetable oils

INTEGRA LIFESCIENCES HOLDINGS CORPORATION 1110 CAMPUS ROAD PRINCETON, NEW JERSEY 08540 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/IART2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36682-P51917 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INTEGRA LIFESCIENCES HOLDINGS CORPORATION THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2, 3 AND 4. 1. The Election of Directors: Nominees: 1a. Peter J. Arduini 1b. Rhonda G. Ballintyn 1c. Keith Bradley 1d. Shaundra D. Clay 1e. Stuart M. Essig 1f. Barbara B. Hill 1g. Donald E. Morel, Jr. 1h. Raymond G. Murphy 1i. Christian S. SchadeFor Against Abstain 2. The Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2021. 3. The proposal to approve the Fifth Amended and Restated 2003 Equity Incentive Plan. 4. A non-binding resolution to approve the compensation of our named executive officers. NOTE: In their discretion, the Proxies are authorized to the extent permitted by the rules of the Securities and Exchange Commission to vote upon such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF INTEGRA LIFESCIENCES HOLDINGS CORPORATION May 14, 2021 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement, proxy card, and annual report are available at http://investor.integralife.com/financials.cfm D36683-P51917 PROXY CARD INTEGRA LIFESCIENCES HOLDINGS CORPORATION PROXY - Annual Meeting of Stockholders - Friday, May 14, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Peter J. Arduini and Carrie L. Anderson as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Integra LifeSciences Holdings Corporation (the “Company”) held of record by the undersigned on March 30, 2021 at the Annual Meeting of Stockholders to be held on Friday, May 14, 2021, at www.virtualshareholdermeeting.com/IART2021 and any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE ON THIS PROXY WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 2, 3, AND 4; FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; AND IN ACCORDANCE WITH THE PROXIES’ JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be signed on the reverse side.)